UNITED STATES

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Accenture plc

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2016 PROXY STATEMENT & NOTICE OF ANNUAL MEETING February 10, 2017-Dublin, Ireland

December 15, 2016

Dear Fellow Shareholder:

You are cordially invited to join Accenture plc’s Board of Directors and senior leadership at the 2017 annual general meeting of shareholders, which will be held at 12:00 pm local time on Friday, February 10, 2017. The meeting will be held at Accenture’s Dublin office, located at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland.

The attached notice of the 2017 annual general meeting of shareholders and proxy statement provide important information about the meeting and will serve as your guide to the business to be conducted at the meeting. Your vote is very important to us. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The Board of Directors recommends that you vote “FOR” each of the proposals and vote “ONE YEAR” with respect to the say-on-frequency proposal, Proposal No. 3 as listed on the attached notice.

You may submit your proxy either over the telephone or the Internet. In addition, if you have requested or received a paper copy of the proxy materials, you can vote by marking, signing, dating and returning the proxy card or voter instruction form sent to you in the envelope accompanying the proxy materials.

Thank you for your continued support.

Sincerely, Pierre Nanterme Chairman & CEO

Notice of Annual General Meeting of Shareholders

Date:	Friday, February 10, 2017
Time:	12:00 pm local time
Place:	Accenture Dublin Office, 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland
Record Date:	December 12, 2016

ITEMS OF BUSINESS

1.	By separate resolutions, re-appoint the 11 director nominees described in the proxy statement

2.	Approve, in a non-binding vote, the compensation of our named executive officers

3.	Recommend, in a non-binding vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every 1, 2 or 3 years

4.	Ratify, in a non-binding vote, the appointment of KPMG LLP (“KPMG”) as independent auditors of Accenture plc (the “Company”) and to authorize, in a binding vote, the Audit Committee of the Board of Directors (the “Board”) to determine KPMG’s remuneration

Annual Irish Law Proposals:

5.	Grant the Board the authority to issue shares under Irish law

6.	Grant the Board the authority to opt-out of pre-emption rights under Irish law

7.	Determine the price range at which the Company can re-allot shares that it acquires as treasury shares under Irish law

The Board recommends that you vote “FOR” each director nominee included in Proposal No. 1, “FOR” each of the other proposals and vote “ONE YEAR” for Proposal No. 3. The full text of these proposals is set forth in the accompanying proxy statement.

During the meeting, management will also present, and the auditors will report to shareholders on, our Irish financial statements for the fiscal year ended August 31, 2016.

HOW TO VOTE

Your vote is important. You are eligible to vote and receive notice of the meeting if you were a registered holder of Class A ordinary shares and/or Class X ordinary shares of the Company at the close of business on December 12, 2016, the record date. To make sure your shares are represented at the meeting, please cast your vote as soon as possible in one of the following ways:

By Telephone	By Internet	By Mail	By Scanning
You can vote by calling 1 (800) 690–6903 from the United States and Canada. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.	You can vote online at www.proxyvote.com. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.	You can vote by marking, signing and dating your proxy card or voting instruction form and returning it in the postage-paid envelope.	You can vote online by scanning
the QR code above. You will need
your 16-digit control number on
your Notice of Internet
Availability, proxy card or voting
instruction form. Additional
software may be required for
scanning.

Please let us know if you will attend the meeting by following the instructions under “What do I need to be admitted to the Annual Meeting?” on page 74. A shareholder entitled to attend and vote at the Annual meeting is entitled to appoint one or more proxies using the proxy card provided (or in the form in section 184 of the Companies Act 2014) to attend, speak and vote instead of him or her at the Annual Meeting by delivering such proxy to the registered office of the Company not later than February 9, 2017 at 11:59 pm EST. The proxy need not be a registered shareholder.

Important Notice Regarding the Availability of Materials for the 2017 Annual General Meeting of Shareholders to be Held on February 10, 2017 (the “Annual Meeting”): The proxy statement, our Annual Report for the fiscal year ended August 31, 2016 and our Irish financial statements are available free of charge at www.proxyvote.com.

By order of the Board of Directors—December 15, 2016

Joel Unruch, Corporate Secretary

Proxy Statement Summary

This Proxy Statement Summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to shareholders on or about December 19, 2016. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

We use the terms “Accenture,” the “Company,” “we,” “our” and “us” in this proxy statement to refer to Accenture plc and its subsidiaries. All references to “years,” unless otherwise noted, refer to our fiscal year, which ends on August 31.

MATTERS TO BE VOTED UPON

The following table summarizes the proposals to be voted upon at the Annual Meeting and the Board’s voting recommendations with respect to each proposal.

Proposals	Required Approval	Board Recommendation	Page Reference
1. Re-Appointment of Directors	Majority of Votes Cast	FOR each nominee	14

2. Advisory Vote on Executive Compensation	Majority of Votes Cast	FOR	63

3. Advisory Vote on Frequency of the Vote on Executive Compensation	Majority of Votes Cast	ONE YEAR	65

4. Ratify the Appointment and Remuneration of Auditors	Majority of Votes Cast	FOR	67

5. Grant Board Authority to Issue Shares	Majority of Votes Cast	FOR	69

6. Grant Board Authority to Opt-Out of Pre-emption Rights	75% of Votes Cast	FOR	70

7. Determine Price Range for the Re-Allotment of Treasury Shares	75% of Votes Cast	FOR	71

During the meeting, management will also present, and the auditors will report to shareholders on, Accenture’s Irish financial statements for the fiscal year ended August 31, 2016.

CORPORATE GOVERNANCE HIGHLIGHTS (page 1)

Accenture has a history of strong corporate governance. The Company believes good governance is one critical element to achieving long-term shareholder value. We are committed to governance policies and practices that serve the long-term interests of the Company and its shareholders.

The following table summarizes certain highlights of our corporate governance practices and policies:

✓ Annual election of directors	✓ Active shareholder engagement
✓ Majority voting for all directors	✓ Independent directors meet without management present
✓ Shareholders holding 10% or more of our outstanding share capital have the right to convene a special meeting	✓ Diverse and international Board in terms of gender, ethnicity, experience, skills and tenure
✓ 10 of our 11 director nominees are independent	✓ Policy on political contributions and lobbying
✓ Independent lead director	✓ Board takes active role in Board succession planning and Board refreshment
✓ Annual board evaluations and self-assessments	✓ Proxy access

FINANCIAL HIGHLIGHTS (page 32)

Fiscal 2016 Company Performance

In fiscal 2016, the Company met or exceeded the initial business outlook provided in its September 24, 2015 earnings announcement.

Net Revenues

$32.9B

An **increase of 6 percent in U.S. dollars** and 10.5 percent in local currency from fiscal 2015. Net revenues exceeded the Company's initial business outlook of 5% to 8% growth in local currency.

New Bookings

$35.4B

An **increase of 3 percent in U.S. dollars** and 7 percent in local currency from fiscal 2015.

Diluted Earnings Per Share

$6.45

After excluding $1.11 from gains on the sale of businesses, net of tax, in fiscal 2016 and a $0.06 pension settlement charge, net of tax, in fiscal 2015, **adjusted EPS of $5.34 increased 11 percent** from $4.82 in fiscal 2015. EPS exceeded the Company's initial business outlook of $5.09 to $5.24.

Operating Margin

14.6%

An **expansion of 10 basis points** from the adjusted 2015 operating margin of 14.5 percent, which excludes a 20 basis-point impact from a pension settlement charge. Operating margin was within the Company's initial business outlook of 14.6% to 14.8%.

Free Cash Flow

$4.1B

Defined as operating cash flow of **$4.6 billion** net of property and equipment additions of **$497 million**. Free cash flow exceeded the Company's initial business outlook of $3.6 billion to $3.9 billion.

Cash Returned to Shareholders

$4.0B

Defined as cash dividends of **$1.4 billion** plus share repurchases of **$2.6 billion**. The cash returned to shareholders was in line with the Company's initial business outlook of at least $4.0 billion.

Historical Financial Performance

Driving Shareholder Value Through Sustained Financial Performance

For the 3-year period from the end of fiscal 2013 through fiscal 2016, our performance demonstrates our focus on delivering shareholder value.

◾	Broad-based Revenue Growth. Net revenues grew at a 5% compounded annual growth rate (CAGR) in U.S. dollars and 9% in local currency over this 3-year period.

◾	Sustained Margin Expansion. Although operating margin has contracted 60 basis points on a GAAP basis over this 3-year period, it has expanded 40 basis points on a non-GAAP basis, excluding the impact of benefits from reductions in reorganization liabilities in 2013.

◾	Strong Earnings Growth. Over this 3-year period, earnings per share grew at a 9% CAGR on a GAAP basis and 8% on a non-GAAP basis, excluding the impact of gains from the sale of businesses, net of tax, in 2016 and benefits from reductions in reorganization liabilities and final determinations of prior-year tax liabilities in 2013.

◾	Cash Returned to Shareholders. 110% of free cash flow was returned to shareholders, with an 11% dividends per share CAGR, over this 3-year period.

INVESTMENT HIGHLIGHTS (page 33)

In fiscal 2016, we continued to make significant investments—in strategic acquisitions, in assets and offerings, in branding and thought leadership, in addition to attracting and developing talent—to further enhance our differentiation and competitiveness. We invested more than $930 million in acquisitions in fiscal 2016 and approximately 70% of that capital was invested in new high–growth areas including digital–, cloud– and security–related services. We also invested $941 million in training and professional development to build the skills of our people and ensure they have the capabilities to continue helping clients.

We continued our commitment to developing leading-edge ideas through research and innovation, investing $643 million in fiscal 2016 to help create, commercialize and disseminate innovative business strategies and technology solutions. Our unique approach enables us to combine our capabilities across the Company to develop and deliver disruptive innovations for clients–and to scale them faster. A key indicator of our innovation capabilities is our extensive intellectual property portfolio, which today includes approximately 5,500 patents and pending patent applications in 44 countries. Our intellectual property is an important asset for Accenture, differentiating our services and driving value in the marketplace.

COMPENSATION PRACTICES (page 34)

Decisions about executive compensation are made by the Compensation Committee. The Compensation Committee believes that a well-designed, consistently-applied compensation program is fundamental to the long-term creation of shareholder value. The following table summarizes some highlights of our compensation practices that drive our named executive officer compensation programs:

What We Do
✓ Align our executive pay with performance	✓ Include a “clawback” policy for our cash and equity incentive awards
✓ Set challenging performance objectives	✓ Prohibit hedging and pledging of company shares
✓ Appropriately balance short- and long-term incentives	✓ Include non-solicitation and non-competition provisions in award agreements, with a “clawback” of equity under specified circumstances
✓ Align executive compensation with shareholder returns through performance-based equity incentive awards	✓ Mitigate potential dilutive effects of equity awards through share repurchase program
✓ Use appropriate peer groups when establishing compensation	✓ Hold an annual “say-on-pay” advisory vote
✓ Implement meaningful equity ownership guidelines	✓ Retain an independent compensation consultant to advise the Compensation Committee
✓ Include caps on individual payouts in short- and long-term incentive plans

What We Don’t Do
× No contracts with multi-year guaranteed salary increases or non-performance bonus arrangements	× No supplemental executive retirement plan
× No “golden parachutes” or change in control payments	× No excessive perquisites
× No “single trigger” equity acceleration provisions	× No change in control tax gross-ups

SAY-ON-PAY (page 36)

Shareholders continued to show strong support of our executive compensation programs, with approximately 97% of the votes cast for the approval of the “say-on-pay” proposal at the 2016 annual general meeting of shareholders.

2016 CEO TOTAL COMPENSATION MIX (page 40)

The compensation program for named executive officers is designed to reward them for their overall contribution to Company performance, including the Company’s execution against its business plan and the creation of shareholder value, and to provide executives with an incentive to continue to expand their contributions to Accenture. The following reflects the mix of pay for our chairman and chief executive officer, Pierre Nanterme, for fiscal 2016 performance:

PAY-FOR-PERFORMANCE (page 35)

The Compensation Committee believes that total realizable compensation for the Company’s named executive officers should be closely aligned with the Company’s performance and each individual’s performance. As the graph below shows, the Company’s performance with respect to total shareholder return over a 3-year period was at the 64th percentile among the companies in our peer group. The realizable total direct compensation for our chairman and chief executive officer was in the 37th percentile, which indicates that pay and performance were aligned over a 3-year period, as relative company performance ranked higher than relative realizable pay, as compared to our peer group. See page 36 for a definition of realizable total direct compensation.

CORPORATE GOVERNANCE

Corporate Governance

The Board is responsible for providing governance and oversight over the strategy, operations and management of Accenture. The primary mission of the Board is to represent and protect the interests of our shareholders. The Board oversees our senior management, to whom it has delegated the authority to manage the day-to-day operations of the Company. The Board has adopted Corporate Governance Guidelines, which, together with our Memorandum and Articles of Association, form the governance framework for the Board and its Committees. The Board regularly reviews its Corporate Governance Guidelines and other corporate governance documents and from time to time revises them when it believes it serves the interests of the Company and its shareholders to do so and in response to changing regulatory and governance requirements. The following sections provide an overview of our corporate governance structure, including director independence and other criteria we use in selecting director nominees, our Board leadership structure and the responsibilities of the Board and each of its committees.

Key Corporate Governance Documents

The following materials are accessible through the Governance Principles section of our website at https://accenture.com/us-en/company-principles:

◾ Corporate Governance Guidelines
◾ Code of Business Ethics
◾ Committee Charters
◾ Memorandum and Articles of Association

Printed copies of all of these documents are also available free of charge upon written request to our Investor Relations group at Accenture, Investor Relations, 1345 Avenue of the Americas, New York, New York 10105, USA. Accenture’s Code of Business Ethics is applicable to all of our directors, officers and employees. If the Board grants any waivers from our Code of Business Ethics to any of our directors or executive officers, or if we amend our Code of Business Ethics, we will, if required, disclose these matters through the Investor Relations section of our website on a timely basis.

CORPORATE GOVERNANCE PRACTICES

Accenture has a history of strong corporate governance. We are committed to governance policies and practices that serve the interests of the Company and its shareholders. Over the years, our Board has evolved our practices in the interests of Accenture’s shareholders. Our governance practices and policies include the following, among other things:

Annual election of all directors	◾	All of our directors are elected annually.
Majority vote standard for directors	◾	In an uncontested election, all of our directors are required to receive at least a majority of the votes cast to be re-appointed to the Board.
Authority to call special meetings	◾	Shareholders holding 10% or more of our outstanding share capital have the right to convene a special meeting.
No shareholder rights plan (‘‘poison pill’’)	◾	The Company does not have a poison pill.
Proxy access	◾	Eligible shareholders can include their own director nominees in our proxy materials.
Independent Board	◾	All of our directors are independent except for our chairman and chief executive officer.
Independent Board committees	◾	Each of our 4 committees is made up solely of independent directors. Each standing committee operates under a written charter that has been approved by the Board.

2016 Proxy Statement	Accenture • 1

CORPORATE GOVERNANCE

Independent lead director	◾	We have an independent lead director of the Board who has comprehensive duties that are set forth in the Company’s Corporate Governance Guidelines.
Annual Board self-assessment process	◾

The Nominating & Governance Committee conducts a confidential survey of the Board and its committees each year. The lead director and chair of the Nominating & Governance Committee also conduct a self-assessment interview with each Board member that is designed to enhance his or her participation and role as a member of the Board, as well as to assess the competencies and skills each individual director is expected to bring to the Board.

Commitment to Board refreshment	◾

Our Board takes an active role in Board succession planning and Board refreshment and works towards creating a balanced Board with both fresh perspectives and deep experience. The current average tenure of our 11 director nominees is 4.8 years.

Active shareholder engagement	◾	We regularly engage with our shareholders to better understand their perspectives.
Robust Code of Business Ethics	◾

Our Code of Business Ethics, which applies to all employees as well as all members of the Board, reinforces our core values and helps drive our culture of compliance, ethical conduct and accountability.

Clawback policy	◾

We maintain a clawback policy applicable to our chairman and chief executive officer, global management committee members (the Company’s primary management and leadership team, which consists of approximately 20 of our most senior leaders other than our chairman and chief executive officer) and approximately 240 of our most senior leaders, which provides for the recoupment of incentive cash bonus and equity-based compensation in the event of a financial restatement under specified circumstances.

Equity ownership requirements	◾

Each named executive officer is required to hold Accenture equity with a value equal to at least 6 times his or her base compensation by the 5th anniversary of becoming a named executive officer. Each director is required to hold Accenture equity having a fair market value equal to 3 times the value of the annual director equity grants within 3 years of joining the Board.

Prohibition on hedging or pledging of company stock	◾

Our directors and all employees are prohibited from entering into hedging transactions, and our directors, our chairman and chief executive officer, members of our global management committee and other key employees are prohibited from entering into pledging transactions.

LEADERSHIP STRUCTURE

Pierre Nanterme, our chief executive officer, also serves as the chairman of our Board. Our Corporate Governance Guidelines provide that if the same person holds the chief executive officer and chairman roles or if the chairman is not independent, the Board will designate one of the independent directors to serve as the lead director. Marjorie Magner has served as our independent lead director since January 31, 2014. The Board has determined that the presence of our independent lead director who, as described below, has meaningful oversight responsibilities, together with a strong leader in the combined role of chairman and chief executive officer, serves the best interests of Accenture and its shareholders at this time. The Board believes that in light of Mr. Nanterme’s knowledge of Accenture and our industry, which has been built up over 33 years of experience with the Company, he is well positioned to serve as both chairman and chief executive officer of the Company.

2016 Proxy Statement	Accenture • 2

CORPORATE GOVERNANCE

LEAD DIRECTOR; EXECUTIVE SESSIONS

The lead director helps ensure there is an appropriate balance between management and the independent directors and that the independent directors are fully informed and able to discuss and debate the issues that they deem important. The responsibilities of the lead director, which are described in the Company’s Corporate Governance Guidelines, include, among others:

Board Matter		Responsibility
Agendas	◾	Providing input on issues for Board consideration, helping set the Board agenda and ensuring that adequate information is provided to the Board.
Board meetings	◾	Presiding at all meetings of the Board at which the chairman is not present.
Executive sessions	◾	Authority to call meetings of independent directors and presiding at all executive sessions of the independent directors.
Communicating with directors	◾	Acting as a liaison between the independent directors and the chairman and chief executive officer.
Communicating with shareholders	◾	If requested by major shareholders, being available for consultation and direct communication. Serving as a liaison between the Board and shareholders on investor matters.

The Board believes that one of the key elements of effective, independent oversight is that the independent directors meet in executive session on a regular basis without the presence of management. Accordingly, our independent directors meet separately in executive session at each regularly scheduled in-person Board meeting. Our independent directors held 4 meetings during fiscal 2016, all of which were led by the lead director.

DIRECTOR INDEPENDENCE

The Board has adopted categorical standards designed to assist the Board in assessing director independence (the “Independence Standards”), which are included in our Corporate Governance Guidelines. The Corporate Governance Guidelines and the Independence Standards have been designed to comply with the standards required by the New York Stock Exchange (“NYSE”). Our Corporate Governance Guidelines state that the Board shall perform an annual review of the independence of all directors and nominees and that the Board shall affirmatively determine that, to be considered independent, a director must not have any direct or indirect material relationship with Accenture. In addition, committee members are subject to any additional independence requirements that may be required by applicable law, regulation or NYSE listing standards.

In making its independence determinations, the Nominating & Governance Committee evaluates the various commercial, charitable and employment transactions and relationships known to the committee that exist between us and our subsidiaries and the directors and the entities with which certain of our directors or members of their immediate families are, or have been, affiliated (including those identified through our annual directors’ questionnaires). Furthermore, the Nominating & Governance Committee discusses other relevant facts and circumstances regarding the nature of these transactions and relationships to determine whether other factors, regardless of the Independence Standards, might compromise a director’s independence.

Based on its analysis, the Nominating & Governance Committee has determined that, other than Pierre Nanterme, all of our directors are independent under all applicable standards, including those applicable to committee service. The Board concurred in these independence determinations. In reaching its determinations, the Nominating & Governance Committee and the Board considered the following:

◾	During fiscal 2016, Herbert Hainer, Nancy McKinstry, Gilles C. Pélisson and Paula A. Price were employed by organizations that do business with Accenture. In no instances did the amount received by Accenture or such other organization in fiscal 2016 exceed the greater of $1 million or 1% of either Accenture’s or such organization’s consolidated gross revenues.

2016 Proxy Statement	Accenture • 3

CORPORATE GOVERNANCE

¡	Ms. Price is a director of a non-profit organization to which Accenture made charitable contributions of less than $120,000 during fiscal 2016.

STRATEGIC OVERSIGHT

The Board is responsible for providing governance and oversight regarding the strategy, operations and management of Accenture. Acting as a full Board and through the Board’s 4 standing committees, the Board is involved in the Company’s strategic planning process. Each year, the Board holds a strategy retreat during which members of Accenture Leadership present the Company’s overall corporate strategy and seek input from the Board. At subsequent meetings, the Board continues to review the Company’s progress against its strategic plan. In addition, throughout the year, the Board will review specific strategic initiatives where the Board will provide additional oversight. The Board is continuously engaged in providing oversight and independent business judgment on the strategic issues that are most important to the Company.

RISK OVERSIGHT

The Board is responsible for overseeing the Company’s enterprise risk management (“ERM”) program. As described more fully below, the Board fulfills this responsibility both directly and through its standing committees, each of which assists the Board in overseeing a part of the Company’s overall risk management.

The Company’s chief operating officer, who is a member of our global management committee and reports to our chief executive officer, coordinates the Company’s ERM program. The responsibility for managing each of the highest-priority risks is assigned to one or more members of our global management committee. The Company’s ERM program is designed to identify, assess and manage the Company’s risk exposures. As part of its ERM program, the Company:

¡	identifies its material operational, strategic and financial risks;

¡	evaluates and prioritizes these risks by taking into account many factors, including the potential impact of risk events should they occur, the likelihood of occurrence and the effectiveness of existing risk mitigation strategies; and

¡	develops plans to monitor, manage and mitigate these risks.

The Board plays a direct role in the Company’s ERM program. In that regard, the Board receives quarterly reports from the chairs of each of the Board’s committees, which include updates when appropriate, with respect to the risks overseen by the respective committees. In addition, the chief operating officer briefs the Board annually and provides a detailed review of the Company’s ERM program, including the annual risk assessment process, program scope and status of priority risks, among other things.

2016 Proxy Statement	Accenture • 4

CORPORATE GOVERNANCE

The committees of the Board oversee specific areas of the Company’s risk management, which are described below.

Board/Committee		Primary Areas of Risk Oversight
Audit Committee	◾

The Audit Committee reviews our guidelines and policies with respect to risk assessment and management and our major financial risk exposures, along with the monitoring and control of these exposures. Each quarter the committee reviews the risks believed to be the most important and, at a minimum, annually the chief operating officer provides a review of the ERM program as a whole. The Audit Committee also discusses with the chairs of the Finance and Compensation Committee the risk assessment process for the risks overseen by those committees on at least an annual basis.

Compensation Committee	◾

The Compensation Committee reviews, and discusses with management, management’s assessment of certain risks, including whether any risks arising from the Company’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

Finance Committee	◾

The Finance Committee reviews and discusses with management financial-related risks facing the Company, including foreign exchange, counterparty and liquidity-related risks, major acquisitions, and the Company’s insurance and pension exposures.

Nominating & Governance Committee	◾	The Nominating & Governance Committee evaluates the overall effectiveness of the Board, including its focus on the most critical issues and risks.

BOARD MEETINGS

During fiscal 2016, the Board held 6 meetings, 4 of which were held in person. The Board expects that its members will rigorously prepare for, attend and participate in all Board and applicable committee meetings and each annual general meeting of shareholders. Directors are also expected to become familiar with Accenture’s organization, management team and operations in connection with discharging their oversight responsibilities.

All directors attended at least 75% of the meetings of the Board and of the committees on which they served in fiscal 2016.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

All of our Board members who served on the Board at the time of our 2016 annual general meeting of shareholders attended that meeting.

2016 Proxy Statement	Accenture • 5

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD

The Board has an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating & Governance Committee. From time to time, the Board may also create ad hoc or special committees for certain purposes in addition to these 4 standing committees. Each committee consists entirely of independent, non-employee directors. The charter of each committee provides that non-management directors who are not members of such committee may nonetheless attend the meeting of that committee, but may not vote. The table below lists the current membership of each committee and the number of meetings held in fiscal 2016.

Committees
Board Member	Audit	Compensation	Finance	Nominating & Governance
JAIME ARDILA(1)	M		M

DINA DUBLON(2)		M	M
CHARLES H. GIANCARLO			C	M

HERBERT HAINER(3)		M	M
WILLIAM L. KIMSEY(1)	C	M

MARJORIE MAGNER(4)		C
BLYTHE J. MCGARVIE(1)(2)	M			M

NANCY MCKINSTRY(1)	M
GILLES C. PÉLISSON				C

PAULA A. PRICE(1)	M	M
ARUN SARIN		M		M

WULF VON SCHIMMELMANN(2)				M
FRANK K. TANG			M

NUMBER OF MEETINGS IN FISCAL 2016	9	8	7	4

M: Member C: Chair

(1)	Audit Committee Financial Expert as defined under SEC rules.

(2)	Not subject to re-appointment at the Annual Meeting.

(3)	Joined the Compensation Committee and Finance Committee on November 2, 2016 and therefore did not participate as a member in fiscal 2016.

(4)	Lead director of the Board.

AUDIT COMMITTEE

The Audit Committee was established by the Board for the purpose of, among other things, overseeing Accenture’s accounting and financial reporting processes and audits of our financial statements and internal controls.	MEMBERS (ALL INDEPENDENT): William L. Kimsey (Chair) Jaime Ardila Blythe J. McGarvie (Retiring at the Annual Meeting) Nancy McKinstry (Joined July 13, 2016) Paula A. Price

2016 Proxy Statement	Accenture • 6

CORPORATE GOVERNANCE

The Audit Committee’s primary responsibilities include the oversight of the following:

◾	the quality and integrity of the Company’s accounting and reporting practices and controls, and the financial statements and reports of the Company;

◾	the Company’s compliance with legal and regulatory requirements;

◾	the independent auditor’s qualifications and independence; and

◾	the performance of the Company’s internal audit function and independent auditors.

The Board has determined that each member of the Audit Committee meets the financial literacy and independence requirements of the Securities & Exchange Commission (the “SEC”) and the NYSE applicable to audit committee members and that each member also qualifies as an “audit committee financial expert” for purposes of SEC rules. Further, the Board has determined that each member of the Audit Committee qualifies as an independent director and possesses the requisite competence in accounting or auditing to satisfy the requirements for audit committees required by the Companies Act 2014.

No member of the Audit Committee may serve on the audit committee of more than 3 public companies, including Accenture, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee and discloses such determination in accordance with NYSE requirements. No member of the Audit Committee currently serves on the audit committees of more than 3 public companies, including Accenture.

FINANCE COMMITTEE

The Finance Committee acts on behalf of the Board with respect to, among other things, the oversight of the Company’s capital and treasury activities.	MEMBERS (ALL INDEPENDENT): Charles H. Giancarlo (Chair) Jaime Ardila Dina Dublon (Retiring at the Annual Meeting) Herbert Hainer (Joined November 2, 2016) Frank K. Tang

The Finance Committee’s primary responsibilities include the oversight of the Company’s:

◾	capital structure and corporate finance strategy and activities;

◾	share redemption and purchase activities;

◾	treasury function, investment management and financial risk management;

◾	defined benefit and contribution plan investment planning;

◾	insurance plans; and

◾	major acquisitions, dispositions, joint ventures or similar transactions.

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CORPORATE GOVERNANCE

NOMINATING & GOVERNANCE COMMITTEE

The Nominating & Governance Committee is responsible for, among other things, overseeing the Company’s corporate governance practices and processes.	MEMBERS (ALL INDEPENDENT): Gilles C. Pélisson (Chair) Charles H. Giancarlo Blythe J. McGarvie (Retiring at the Annual Meeting) Arun Sarin Wulf von Schimmelmann (Retiring at the Annual Meeting)

The Nominating & Governance Committee’s primary responsibilities include the oversight of the following:

◾	assessing and selecting/nominating (or recommending to the Board for its selection/nomination) strong and capable candidates to serve on the Board;

◾	making recommendations as to the size, composition, structure, operations, performance and effectiveness of the Board;

◾	overseeing the Company’s chief executive officer succession planning process;

◾	together with the Compensation Committee, conducting an annual review of the Company’s chief executive officer and non-independent chairman;

◾	developing and recommending to the Board a set of corporate governance principles, including independence standards; and

◾	otherwise taking a leadership role in shaping the corporate governance of the Company.

Consistent with its duties and responsibilities, the Nominating & Governance Committee conducts a confidential survey of the Board, which is designed to evaluate the operation and performance of the Board and each of its committees. At least annually, each committee also undertakes an evaluation of its performance and the performance of its members, in accordance with each respective committee charter. The lead director and chair of the Nominating & Governance Committee also conduct a self-assessment interview with each Board member designed to enhance his or her participation and role as a member of the Board, as well as to assess the competencies and skills each individual director is expected to bring to the Board.

COMPENSATION COMMITTEE

The Compensation Committee acts on behalf of the Board to set the compensation of our chairman and chief executive officer and members of our global management committee and provides oversight of the Company’s global compensation philosophy. The Committee is also responsible for, among other things, overseeing the Company’s equity compensation plans.	MEMBERS (ALL INDEPENDENT): Marjorie Magner (Chair) Dina Dublon (Retiring at the Annual Meeting) Herbert Hainer (Joined November 2, 2016) William L. Kimsey Paula A. Price Arun Sarin

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CORPORATE GOVERNANCE

The Compensation Committee’s primary responsibilities include the oversight of the following:

¡	together with the Nominating & Governance Committee, conducting an annual review of the Company’s chairman and chief executive officer;

¡	setting the compensation of our chairman and chief executive officer and members of our global management committee;

¡	overseeing the Company’s equity-based plans; and

¡	reviewing and making recommendations to the full Board regarding Board compensation.

The Board has determined that each member of the Compensation Committee meets the independence requirements of the SEC and NYSE applicable to compensation committee members.

OVERSIGHT OF COMPENSATION

A number of individuals and entities contribute to the process of reviewing and determining the compensation of our chairman and chief executive officer, members of our global management committee and directors:

¡	Compensation Committee: Our Compensation Committee makes the final determination regarding the annual compensation of our chairman and chief executive officer and members of our global management committee, taking into consideration, among other factors, an evaluation of each individual’s performance, the recommendation of the chairman and chief executive officer regarding the compensation of the members of our global management committee and the advice of the Compensation Committee’s independent compensation consultant as described below. In addition, our Compensation Committee reviews and, based in part on the advice of its independent consultant, makes recommendations to the Board with respect to the appropriateness of the compensation paid to our independent directors, and the full Board then reviews these recommendations and makes a final determination on the compensation of our independent directors.

¡	Nominating & Governance Committee: Together with the Compensation Committee, which is chaired by the lead director, the Nominating & Governance Committee reviews the performance of, and provides a performance rating for, our chairman and chief executive officer.

¡	Chairman and Chief Executive Officer: The chairman and chief executive officer provides the Compensation Committee with an evaluation of the performance of each member of our global management committee, which includes an assessment of each individual’s performance against his or her annual objectives and a recommendation regarding his or her compensation.

¡	Chief Leadership & Human Resources Officer: Our chief leadership & human resources officer solicits input from members of our global management committee and other senior leaders in the Company regarding the performance of our chairman and chief executive officer to aid the Compensation Committee and Nominating & Governance Committee in the review of his performance.

ROLE OF COMPENSATION CONSULTANTS

The Compensation Committee has engaged Pay Governance LLC (“Pay Governance”) to serve as the Compensation Committee’s independent compensation consultant. Pay Governance and its affiliates do not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation Committee on director and executive compensation. As requested by the Compensation Committee, Pay Governance advises the Compensation Committee on general marketplace trends in executive compensation, makes proposals for executive compensation programs, recommends peer companies for inclusion in competitive market analyses of compensation and otherwise advises the Compensation Committee with regard to the compensation of our chairman and chief executive officer and the members of our global management committee. Pay Governance also provides input for the Compensation Committee to consider regarding the final compensation packages of our chairman and chief executive officer, as discussed under “Executive Compensation — Compensation Discussion and Analysis — Process for Determining Executive Compensation.”

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CORPORATE GOVERNANCE

Management separately receives benchmarking information with respect to the members of our global management committee from its compensation consultant, Willis Towers Watson plc (“Willis Towers Watson”). This information is based on a benchmarking approach developed by Willis Towers Watson and Pay Governance and is used by the chairman and chief executive officer in making his recommendations to the Compensation Committee with respect to the compensation of the members of our global management committee. While Willis Towers Watson also acts as management’s compensation consultant in various capacities with respect to our global workforce of approximately 384,000 employees and assists management in formulating its compensation recommendations for members of our global management committee, the Compensation Committee has separately engaged Pay Governance as its independent compensation consultant to provide it with independent advice and to avoid any conflicts of interest.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

The Board has adopted a written Related Person Transactions Policy to assist it in reviewing, approving and ratifying related person transactions and to assist us in the preparation of related disclosures required by the SEC. This Related Person Transactions Policy supplements our other policies that may apply to transactions with related persons, such as the Board’s Corporate Governance Guidelines and our Code of Business Ethics.

The Related Person Transactions Policy provides that all related person transactions covered by the policy must be reviewed and approved or ratified by the Board or by the Nominating & Governance Committee. Our directors and executive officers are required to provide prompt notice of any plan or proposal to engage in a potential related person transaction to the General Counsel & Chief Compliance Officer, who in turn must, after a preliminary review, together, if deemed appropriate, with our outside counsel, present it to the Nominating & Governance Committee, or the Board, as applicable, for its review.

In reviewing related person transactions, the Nominating & Governance Committee or the Board will consider all relevant facts and circumstances, including, among others:

¡	the identity of the related person, the nature of the related person’s interest in the transaction and the material terms of the transaction;

¡	the importance of the transaction both to the Company and to the related person;

¡	whether the transaction would likely impair the judgment of a director or an executive officer to act in the best interest of the Company and, in the case of an outside director, whether it would impair his or her independence; and

¡	whether the value and the terms of the transaction are fair to the Company and on a substantially similar basis as would apply if the transaction did not involve a related person.

The Nominating & Governance Committee will not approve or ratify any related person transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the best interests of the Company and our shareholders and complies with applicable law.

Generally, the Related Person Transactions Policy applies to any transaction that would be required by the SEC to be disclosed in which:

¡	the Company was or is to be a participant;

¡	the amount involved exceeds $120,000; and

¡	any related person (i.e., a director, director nominee, executive officer, greater than 5% beneficial owner and any immediate family member of such person) had or will have a direct or indirect material interest.

Certain Related Person Transactions

From time to time, institutional investors, such as large investment management firms, mutual fund management organizations and other financial organizations, become beneficial owners of 5% or more of our Class A ordinary

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CORPORATE GOVERNANCE

shares and, as a result, are considered “related persons” under the Related Person Transactions Policy. We may conduct business with these organizations in the ordinary course. During fiscal 2016, the following transactions occurred with investors who reported beneficial ownership of 5% or more of the Company’s voting securities. Each of the following transactions was entered into on an arm’s-length basis in the ordinary course and in accordance with our Related Person Transactions Policy described above:

¡	We provided consulting and outsourcing services to MFS Investment Management (also known as Massachusetts Financial Services Company or “MFS”), which, together with its affiliates, beneficially owned approximately 7.9% of our outstanding Class A ordinary shares based on information contained in a Notification of Holdings under Irish law provided to Accenture on February 26, 2016 and reporting ownership as of February 25, 2016. Accenture recorded revenues of approximately $12.6 million for these services. In addition, MFS and its affiliates received investment management fees totaling approximately $333,000 with respect to mutual funds offered under the Company’s global retirement programs.

¡	We provided consulting and outsourcing services to the Capital Group Companies, Inc. (“Capital”), which, together with its affiliates, beneficially owned approximately 6.0% of our outstanding Class A ordinary shares based on information contained in a Notification of Holdings under Irish law provided to Accenture on April 14, 2016 and reporting ownership as of April 13, 2016. Accenture recorded revenues of approximately $57.8 million for these services. In addition, Capital and its affiliates received investment management fees totaling approximately $1.5 million in with respect to mutual funds offered under the Company’s global retirement programs.

¡	We provided consulting and outsourcing services to The Vanguard Group (“Vanguard”), which, together with its affiliates, beneficially owned approximately 5.9% of our outstanding Class A ordinary shares based on information disclosed in a Schedule 13G/A filed with the SEC on February 10, 2016. Accenture recorded revenues of approximately $4.5 million for these services. In addition, Vanguard and its affiliates received investment management fees totaling approximately $2.7 million with respect to mutual funds offered under the Company’s global retirement programs.

¡	We provided consulting and outsourcing services to BlackRock, Inc. (“BlackRock”), which, together with its affiliates, beneficially owned approximately 5.0% of our outstanding Class A ordinary shares based on information contained in a Notification of Holdings under Irish law provided to Accenture on June 28, 2016 and reporting ownership as of June 24, 2016. Accenture recorded revenues of approximately $207,000 for these services. In addition, BlackRock and its affiliates received investment management fees totaling approximately $455,000 with respect to mutual funds offered under the Company’s global retirement programs.

¡	We provided consulting and outsourcing services to Wellington Management Group LLP, which, together with its affiliates, beneficially owned approximately 5.1% of our outstanding Class A ordinary shares until February 11, 2016 based on information disclosed in a Schedule 13G filed with the SEC on February 12, 2015 and a Schedule 13G/A filed with the SEC on February 10, 2016. Accenture recorded revenues of approximately $11.8 million for these services.

SHAREHOLDER ENGAGEMENT

We maintain an ongoing, proactive outreach effort with our shareholders. Throughout the year, members of our Investor Relations team and leaders of our business engage with our shareholders to seek their input, to remain well-informed regarding their perspectives and to help increase their understanding of our business.

POLITICAL CONTRIBUTIONS AND LOBBYING

Pursuant to the Company’s political contributions and lobbying policy, the Company has a longstanding global policy against making contributions to political parties, political committees or candidates using company resources, even where permitted by law. In the United States, Accenture maintains a political action committee (the “PAC”) that is registered with the Federal Election Commission and makes federal political contributions on a bipartisan basis to political parties, political committees and candidates. The contributions made by the PAC are not funded by corporate funds and are fully funded by voluntary contributions made by Accenture Leaders in the United States. The Company does not penalize in any way Accenture Leaders who do not contribute to the PAC.

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CORPORATE GOVERNANCE

In addition, when we determine it is in the best interest of the Company, we work with governments to provide information and perspective that support our point of view, through our lobbyists and grassroots lobbying communications. We disclose our U.S. federal, state and local lobbying activity and expenditures as required by law. The Audit Committee and senior management have oversight over political, lobbying and other grassroots advocacy activities. The Company’s political contributions and lobbying policy is available through the “Corporate Governance” section of our website accessible through http://www.accenture.com/us-en/company-leadership-governance.

CORPORATE CITIZENSHIP AND SUSTAINABILITY

At Accenture, corporate citizenship is central to our vision to improve the way the world works and lives, and it reflects our core values. Economic, political and social transformation present challenges and opportunities for Accenture and our stakeholders. From closing employment gaps, to advancing client sustainability, to accelerating gender equality in the workforce, our people convene innovative partnerships and leverage technology to create long-term value for our communities, business and society.

Key highlights include:

¡	Skills to Succeed: Accenture’s corporate citizenship initiative advances employment and entrepreneurship opportunities around the world, leveraging technology to drive impact at scale. Together with our strategic partners, we have equipped more than 1.2 million people with the skills to get a job or build a business — more than 4 times the impact we set out to achieve when we first established our Skills to Succeed goal in 2010. By the end of fiscal 2020, we will equip more than 3 million people; enable their successful transition to employment; and create large-scale, lasting solutions aimed at closing global employment gaps.

¡	Environment: Fostering sustainable economic growth for our Company and our stakeholders is at the heart of our environmental strategy, which focuses on 3 areas: running efficient operations; enabling client and supplier sustainability; and engaging our people. By the end of fiscal 2020, we will reduce our carbon emissions to an average of 2 metric tons per employee — representing a more than 50% reduction from our 2007 baseline — and we will begin to measure and report the impact of our work with clients and suppliers in key areas of sustainability. Leveraging the power of our people and the digital world is key to achieving our environmental goals and in 2016 we were named to CDP’s “Climate A List” for the third consecutive year for our actions and strategies in responding to climate change. In 2016, we were included for the 12th consecutive year on both the Dow Jones Sustainability North America Index and the FTSE4Good Global Index.

¡	Our People: As a talent-led organization, our people’s contributions fuel our clients’ and our own business results. In fiscal 2016, we invested $941 million in training and professional development for our people and continued our shift from an annual performance-management process to an ongoing forward-looking approach called Performance Achievement. The rich diversity of our people makes our Company stronger, smarter and more innovative, which helps us better serve our clients and communities. We empower our people to lead, including the more than 145,000 women in our workforce. As of the end of fiscal 2016, women made up more than one-third of our global workforce and we surpassed our goal to reach 40% women new hires worldwide.

¡	Supply Chain: As a company with a multi-billion dollar global supply chain, we have the opportunity to promote sustainable and inclusive business practices beyond our Company. By the end of fiscal 2016, all of our geographic procurement teams included environmental, social and governance performance of prospective suppliers as a weighted factor for purchasing decisions in the categories with the largest sustainability impact. Additionally, by the end of fiscal 2020, we will expand to 75% the percentage of our key suppliers who disclose their targets and actions toward emissions reduction. We are also advancing supplier inclusion and diversity through the integration of more small, medium and diverse enterprises into our global supply chain and by helping them develop their businesses, we are generating broader supply choice for our clients and our communities.

Annually, we publish our Corporate Citizenship Report, which explores our goals, progress and performance across each of the 5 pillars of our reporting strategy: Ethics & Governance, Skills to Succeed, Environment, Our People and Supply Chain and serves as our Communication on Progress to the United Nations Global Compact. It is accessible through the Investor Relations page of our website at http://investor.accenture.com.

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CORPORATE GOVERNANCE

COMMUNICATING WITH THE BOARD

The Board welcomes questions and comments. Any interested parties, including shareholders, who would like to communicate directly with the Board, our independent directors as a group or our lead director, may submit their communication to our Corporate Secretary, c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA. Communications and concerns will be forwarded to the Board, our independent directors as a group or our lead director as determined by our Corporate Secretary. We also have established mechanisms for receiving, retaining and addressing concerns or complaints. You may report any such concerns at https://businessethicsline.com/accenture or by calling the Accenture Business Ethics Line at 1 (312) 737-8262. Our Code of Business Ethics and underlying policies prohibit any retaliation or other adverse action against anyone for raising a concern. Employees may raise concerns in a confidential and/or anonymous manner in accordance with the instructions for the Accenture Business Ethics Line.

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RE-APPOINTMENT OF DIRECTORS

Re-Appointment of Directors

PROPOSAL NO. 1 – RE-APPOINTMENT OF DIRECTORS

Accenture’s directors are elected at each annual general meeting of shareholders and hold office for 1-year terms or until their successors are duly elected.

All of the director nominees are current Board members. The Nominating & Governance Committee reviewed the performance and qualifications of the directors listed below and recommended to the Board, and the Board approved, that each be recommended to shareholders for re-appointment to serve for an additional 1-year term. Nancy McKinstry and Herbert Hainer were appointed by the Board as directors effective July 13, 2016 and November 2, 2016, respectively, and each is subject to re-appointment by our shareholders at the Annual Meeting. In addition, in connection with our efforts to continually refresh the Board, each of Dina Dublon, Blythe McGarvie and Wulf von Schimmelmann will not stand for re-appointment at the Annual Meeting.

All of the nominees have indicated that they will be willing and able to serve as directors. If any nominee becomes unwilling or unable to serve as a director, the Board may propose another person in place of that nominee, and the individuals designated as your proxies will vote to appoint that proposed person. Alternatively, the Board may decide to reduce the number of directors constituting the full Board.

As required under Irish law and our Articles of Association, the resolution in respect of this Proposal No. 1 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast with respect to each director nominee.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 1 IS AS FOLLOWS:

“By separate resolutions, to re-appoint the following eleven directors: Jaime Ardila; Charles H. Giancarlo; Herbert Hainer; William L. Kimsey; Marjorie Magner; Nancy McKinstry; Pierre Nanterme; Gilles C. Pélisson; Paula A. Price; Arun Sarin and Frank K. Tang.”

✓ The Board recommends that you vote “FOR” the re-appointment of each of the Board’s director nominees listed above.

DIRECTOR CHARACTERISTICS

The Nominating & Governance Committee is responsible for identifying individuals who are qualified candidates for Board membership. Consistent with the Company’s Corporate Governance Guidelines, the Nominating & Governance Committee seeks to ensure that the Board is composed of individuals whose particular backgrounds, skills and expertise, when taken together, will provide the Board with the range of skills and expertise to guide and oversee Accenture’s strategy, operations and management. The Nominating & Governance Committee seeks candidates who, at a minimum, have the following characteristics:

◾	the time, energy and judgment to effectively carry out his or her responsibilities as a member of the Board;

◾	a professional background that would enable the candidate to develop a deep understanding of our business;

◾	the ability to exercise judgment and courage in fulfilling his or her oversight responsibilities; and

◾	the ability to embrace Accenture’s values and culture, and the possession of the highest levels of integrity.

In addition, the committee assesses the contribution that a particular candidate’s skills and expertise will, in light of the skills and expertise of the incumbent directors, make with respect to guiding and overseeing Accenture’s strategy, operations and management.

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RE-APPOINTMENT OF DIRECTORS

BOARD DIVERSITY AND TENURE

Consistent with the Company’s Corporate Governance Guidelines, the Nominating & Governance Committee also seeks geographic, age, gender and ethnic diversity among the members of the Board. While the Board has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating & Governance Committee and the Board believe that considering diversity is consistent with the goal of creating a Board that best serves the needs of the Company and the interests of its shareholders, and it is one of the many factors that they consider when identifying individuals for Board membership.

In addition, we believe that diversity with respect to tenure is important in order to provide for both fresh perspectives and deep experience and knowledge of the Company. Therefore, we aim to maintain an appropriate balance of tenure across our directors. In furtherance of the Board’s active role in Board succession planning, the Board has appointed five new directors since 2014.

Our director nominees reflect those efforts and the importance of diversity to the Board. Of our 11 director nominees:

QUALIFICATIONS AND EXPERIENCE OF DIRECTOR NOMINEES

In considering each director nominee for the Annual Meeting, the Board and the Nominating & Governance Committee evaluated such person’s background, qualifications, attributes and skills to serve as a director. The Board and the Nominating & Governance Committee considered the nomination criteria discussed above, as well as the years of experience many directors have had working together on the Board and the deep knowledge of the Company they have developed as a result of such service. The Board and the Nominating & Governance Committee also evaluated each of the director’s contributions to the Board and role in the operation of the Board as a whole.

Each director nominee has served in senior roles with significant responsibility and has gained expertise in areas relevant to the Company and its business. The Nominating & Governance Committee considered both the background and experience of each director nominee as well as the specific experience, qualifications, attributes or skills set forth in the biographies on pages 17 to 22 of this proxy statement.

PROCESS FOR SELECTING NEW DIRECTORS

To identify, recruit and evaluate qualified candidates for the Board, the Board has used the services of professional search firms. In some cases, nominees have been individuals known to Board members or others through business or other relationships. In the case of Nancy McKinstry, a third-party professional search firm identified her as a potential director nominee and in the case of Herbert Hainer, he was identified by a non-management member of our Board. Prior to their nominations, each of Ms. McKinstry and Mr. Hainer also met separately with the chairman and chief executive officer, the chair of the Nominating & Governance Committee and the lead director, who initially considered their candidacies. In addition, the professional search firm retained by the Nominating & Governance Committee

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RE-APPOINTMENT OF DIRECTORS

verified information about the prospective candidates. A background check was also completed with respect to each candidate before a final recommendation was made to the Board. Ms. McKinstry and Mr. Hainer each met separately with other members of the Board, and after review and discussion with each of these directors, the Nominating & Governance Committee recommended, and the Board approved, each of Ms. McKinstry’s and Mr. Hainer’s appointments as a director.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Accenture’s orientation program for new directors includes a discussion of a broad range of topics, including the background of the Company, the Board and its governance model, Accenture’s strategy and business operations, its financial statements and capital structure, the management team, key industry and competitive factors, the legal and ethical responsibilities of the Board and other matters crucial to the ability of a new director to fulfill his or her responsibilities. Our directors are expected to keep current on issues affecting Accenture and its industry and on developments with respect to their general responsibilities as directors. Accenture will either provide or pay for ongoing director education.

PROCESS FOR SHAREHOLDERS TO RECOMMEND DIRECTOR NOMINEES

Our Corporate Governance Guidelines and Articles of Association address the processes by which shareholders may recommend director nominees, and the policy of the Nominating & Governance Committee is to welcome and consider any such recommendations. If you would like to recommend a future nominee for Board membership, you can submit a written recommendation in accordance with our Articles of Association and applicable law, including the name and other pertinent information for the nominee, to: Mr. Gilles C. Pélisson, chair of the Nominating & Governance Committee, c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA, Attention: Corporate Secretary. As provided for in our Corporate Governance Guidelines, the Nominating & Governance Committee uses the same criteria for evaluating candidates regardless of the source of referral. Please note that Article 84(a)(ii) of our Articles of Association prescribes certain timing and nomination requirements with respect to any such recommendation and Article 84(b) prescribes certain other requirements if an eligible shareholder wishes to have their nominee included in our proxy materials for our annual general meeting (see “Additional Information — Submission of Future Shareholder Proposals” for additional details on how to submit a director nominee for our 2018 annual general meeting).

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RE-APPOINTMENT OF DIRECTORS

DIRECTOR BIOGRAPHIES

Set forth below are the biographies of our director nominees up for reelection at the Annual Meeting.

Director since 2013 Independent

Jaime Ardila

61 years old

Audit Committee (Member)

Finance Committee (Member)

Jaime Ardila was formerly the executive vice president of automobile manufacturer General Motors Company (“GM”), president of GM’s South America region and was a member of GM’s executive committee, from 2010 until his retirement in March 2016. He previously served as president and managing director of GM’s operations in Brazil, Argentina, Uruguay and Paraguay from November 2007 to June 2010. Prior to serving in that role, he served as vice president and chief financial officer of GM’s Latin America, Africa and Middle East region from March 2003 to October 2007, as president and managing director of GM Argentina from March 2001 to February 2003, and as president of GM Colombia from March 1999 to March 2001. Mr. Ardila joined GM in 1984 and held a variety of financial and senior positions with the company, primarily in Latin America, as well as in Europe and the United States. From 1996 to 1998, Mr. Ardila served as the managing director, Colombian Operations, of N M Rothschild & Sons Ltd and then rejoined GM in 1998 as president of GM Ecuador.

Mr. Ardila is a director of Ecopetrol S. A. and Goldman Sachs BDC, Inc.

Specific Expertise: Mr. Ardila brings to the Board significant managerial, operational and global experience as a result of the various senior positions he has held with GM, including as executive vice president of GM and president of GM South America. The Board also benefits from his broad experience in manufacturing and knowledge of the Latin American market.

Director since 2008 Independent

Charles H. Giancarlo

59 years old

Finance Committee (Chair)

Nominating & Governance Committee (Member)

Charles H. Giancarlo served as a managing director of the private investment firm Silver Lake from 2007 to 2013 and served as a senior advisor to the firm until 2015. Previously, Mr. Giancarlo held a variety of roles at Cisco Systems, Inc. (“Cisco”), where he worked for almost 15 years. His last position at Cisco was as executive vice president and chief development officer, a position he held starting in July 2005. In this position, he was responsible for all Cisco business units and divisions and more than 30,000 employees. Mr. Giancarlo was also president of Cisco-Linksys, LLC starting in June 2004.

Mr. Giancarlo is chairman of the board of Avaya Inc. and a director of Arista Networks, Inc., Imperva, Inc. and ServiceNow, Inc. Mr. Giancarlo previously served as a director of Netflix, Inc. from 2007 until 2012.

Specific Expertise: Mr. Giancarlo brings to the Board significant managerial, operational and financial experience as a result of the numerous senior positions he has held at multi-national corporations as well as his service as a director of other public company boards. Mr. Giancarlo brings to the Board an important perspective on technology, technology-enabled and related growth industries, as well as acquisitions and the private equity industry.

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RE-APPOINTMENT OF DIRECTORS

Director since 2016 Independent

Herbert Hainer

62 years old

Compensation Committee (Member)

Finance Committee (Member)

Herbert Hainer was the chief executive officer of the sporting goods company adidas AG (“adidas”) from March 2001 until his retirement in September 2016. Mr. Hainer was also a member of the adidas executive board from March 1997 until his retirement. Mr. Hainer previously served as senior vice president of sales and logistics of adidas in Europe, Africa and the Middle East from 1996 until March 1997. Prior to serving in that role, he served as managing director sales and logistics of adidas Germany from 1993 until 1995 and prior to that as national sales director of adidas Germany from 1991 until 1993. Mr. Hainer joined adidas in 1987 and held a variety of senior positions with the company. From 1979 to 1987, Mr. Hainer served as division manager sales and marketing Germany of Procter & Gamble GmbH.

Mr. Hainer is a director of Deutsche Lufthansa AG.

Specific Expertise: Mr. Hainer brings to the Board significant managerial, operational and global experience as a result of the various senior positions he held during his tenure with adidas, including as its chief executive officer. The Board also benefits from his experience in sales, knowledge of the European market and significant experience in international business.

Director since 2003 Independent

William L. Kimsey

74 years old

Audit Committee (Chair)

Compensation Committee (Member)

William L. Kimsey was global chief executive officer of Ernst & Young Global Limited from October 1998 until his retirement in September 2002. He previously held various other positions with Ernst & Young during his 32 years with the firm, including deputy chairman and chief operating officer.

Mr. Kimsey is a director of Royal Caribbean Cruises Ltd. He previously served as a director of Western Digital Corporation from 2003 until November 2014.

Specific Expertise: Mr. Kimsey brings to the Board significant knowledge and expertise in finance and accounting matters as a result of his many years of practicing as a certified public accountant and his tenure as global chief executive officer of Ernst & Young Global Limited. Mr. Kimsey also brings an important perspective from his service as a director of other public company boards.

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RE-APPOINTMENT OF DIRECTORS

Director since 2006 Independent Lead Director

Marjorie Magner

67 years old

Compensation Committee (Chair)

Marjorie Magner has been our lead director since January 2014. Ms. Magner is currently a partner with Brysam Global Partners, LLC, a private equity firm she co-founded in 2007 that invests in financial services. She was the chairman and chief executive officer, Global Consumer Group, of Citigroup Inc. from 2003 to October 2005. Ms. Magner previously held various other positions within Citigroup Inc., including chief operating officer, Global Consumer Group, from April 2002 to August 2003, and chief administrative officer and senior executive vice president from January 2000 to April 2002.

Ms. Magner is the nonexecutive chairman of the board of TEGNA Inc. (formerly known as Gannett Co., Inc.) and a director of Ally Financial Inc.

Specific Expertise: Ms. Magner brings to the Board significant business experience and operations expertise gained from the various senior management roles that she has held with Citigroup Inc. and as a partner with a private equity firm that she co-founded as well as through her service as a director of other public company boards. Ms. Magner also has leadership experience and perspective from her work in various philanthropic endeavors as an advocate on issues affecting consumers, women and youth globally.

Director since 2016 Independent

Nancy McKinstry

57 years old

Audit Committee (Member)

Nancy McKinstry has been chief executive officer and chairman of the executive board of Wolters Kluwer, a global professional information services and solutions company, since September 2003 and a member of its executive board since 2001. Before assuming her current position, Ms. McKinstry gained more than a decade of experience with Wolters Kluwer and its North American subsidiaries, serving as chief executive officer of CCH Legal Information Services for three years and as chief executive officer of operations in North America. Earlier in her career, she was a principal with Booz & Company (formerly Booz Allen Hamilton Inc.), focusing on media and technology.

Ms. McKinstry is a director of Abbott Laboratories. McKinstry previously served as a director of LM Ericsson Telephone Company from 2004 to 2013.

Specific Expertise: Ms. McKinstry brings to the Board strong experience in the professional services sector from her long career at Wolters Kluwer, where she has led the company’s digital transformation, as well as broad international perspective as both the CEO of a global company and a director of large, multinational companies. The Board also benefits from her experience in the European market and her background in the digital, media and technology industries.

2016 Proxy Statement	Accenture • 19

RE-APPOINTMENT OF DIRECTORS

Director since 2010 Chairman & CEO

Pierre Nanterme

57 years old

Pierre Nanterme became chairman of the Board of Directors in February 2013. He has served as our chief executive officer since January 2011 and as a Board member since October 2010. Mr. Nanterme joined Accenture’s global management committee in 2006, and was group chief executive of our Financial Services operating group from September 2007 to December 2010. Prior to assuming this role, Mr. Nanterme was our chief leadership officer from May 2006 through August 2007, with primary responsibility for Accenture’s leadership development program as well as our global corporate citizenship initiatives. Earlier in his career with the Company, he held various leadership roles, primarily in Financial Services, and also was our country managing director for France from November 2005 through August 2007. In addition to serving on the Company’s board of directors, Mr. Nanterme serves on the board of its subsidiary Accenture Holdings plc.

Specific Expertise: Mr. Nanterme brings to the Board a deep knowledge of Accenture’s business, growth strategy and human capital strategy—as well as extensive experience serving our clients—from his 33 years with the Company, including his executive roles as chairman, chief executive officer, group chief executive—Financial Services, and chief leadership officer. Given his role representing Accenture at leading external forums such as the B20 Summit and the World Economic Forum, Mr. Nanterme also brings to the Board a broad understanding of the global economy as well as the technology marketplace and competitive landscape.

Director since 2012 Independent

Gilles C. Pélisson

59 years old

Nominating & Governance Committee (Chair)

Gilles C. Pélisson has been the chairman and chief executive officer of TF1 Group, a leading French broadcasting company, since February 2016. He previously served as chief executive officer of global hotel group Accor from 2006 until December 2010 and also as its chairman from 2009 until January 2011. Mr. Pélisson served as chief executive officer of mobile operator Bouygues Telecom from 2001 to 2005 and also as its chairman from 2004 to 2005. From 2000 to 2001, he was with the SUEZ group, and in 2000 he became chairman of Noos, a cable network operator. Mr. Pélisson served as the chief executive officer of Disneyland Paris Resort from 1995 to 2000 and also as its chairman starting in 1997.

Specific Expertise: Mr. Pélisson brings to the Board significant managerial, operational and global experience from his tenure as chairman and chief executive officer of TF1 Group, as chairman and chief executive officer of Accor, as chairman and chief executive officer of Bouygues Telecom, as chairman and chief executive officer of Disneyland Paris and from other senior executive positions he has held at several other companies as well as his previous service as a director of other public company boards. The Board also benefits from his broad experience in the European and Asian markets, as well as his experience in governance.

2016 Proxy Statement	Accenture • 20

RE-APPOINTMENT OF DIRECTORS

Director since 2014 Independent

Paula A. Price

55 years old

Audit Committee (Member)

Compensation Committee (Member)

Paula A. Price joined the faculty of the Harvard Business School in July 2014. Until January 2014, she was executive vice president and chief financial officer of Ahold USA, a U.S. grocery retailer, which she joined in 2009. Prior to joining Ahold USA, Ms. Price was senior vice president, controller and chief accounting officer at CVS Caremark, where she worked from 2006 to 2008. From 2002 until 2005, Ms. Price held various positions at JPMorgan Chase & Co. Earlier in her career, she also held senior management positions at Prudential Insurance Co. of America, Diageo and Kraft Foods. A certified public accountant, she began her career at Arthur Andersen & Co.

Ms. Price is a director of Dollar General Corporation and Western Digital Corporation. She previously served as a director of Charming Shoppes, Inc. from 2011 until 2012.

Specific Expertise: Ms. Price brings to the Board broad experience across finance, general management and strategy gained from her service in senior executive and management positions at major corporations across several industries, including, in particular, the retail, financial services and consumer packaged goods industries. She brings to the Board an important perspective as a member of the faculty of the Harvard Business School and from her service as a director of other public company boards. The Board also benefits from her extensive background in finance and accounting matters.

Director since 2015 Independent

Arun Sarin

62 years old

Compensation Committee (Member)

Nominating & Governance Committee (Member)

Arun Sarin was Chief Executive Officer of Vodafone Group Plc from 2003 until his retirement in 2008, and also served as a director of Vodafone from 1999 to 2008. Mr. Sarin began his career at Pacific Telesis Group in 1984. He progressed through various management positions there and at AirTouch Communications Inc., which Pacific Telesis spun off in 1994, and was named president and chief operating officer of AirTouch in 1997. After AirTouch merged with Vodafone in 1999, he was appointed CEO of Vodafone’s U.S./Asia-Pacific region. He left Vodafone in 2000 to become CEO of InfoSpace, Inc., and from 2001 until 2003, he served as CEO of Accel-KKR Telecom. Mr. Sarin rejoined Vodafone in 2003 as its Group Chief Executive Officer. After his retirement in 2008, he served as a senior advisor to Kohlberg Kravis Roberts & Co. for 5 years.

Mr. Sarin is a director of Blackhawk Network Holdings, Inc., Cisco Systems, Inc. and The Charles Schwab Corporation. He previously served as a director of Safeway, Inc. from 2009 until 2015.

Specific Expertise: Mr. Sarin brings to the Board significant global, managerial and financial experience as a result of his tenure as Group Chief Executive at Vodafone and prior senior executive experience. The Board benefits from his technology background and experience in the telecommunications industry. Mr. Sarin also brings an important perspective from his service as a director of other global, public company boards.

2016 Proxy Statement	Accenture • 21

RE-APPOINTMENT OF DIRECTORS

Director since 2014 Independent

Frank K. Tang

48 years old

Finance Committee (Member)

Frank K. Tang is chief executive officer and managing partner of FountainVest Partners, a leading private equity firm dedicated to investments in China. Before co-founding FountainVest in 2007, Mr. Tang was senior managing director and head of China investments at Temasek Holdings. Prior to joining Temasek in 2005, Mr. Tang was a managing director at Goldman Sachs, where he worked for nearly 11 years, including as the head of the telecommunications, media and technology investment banking group in Asia, excluding Japan.

Mr. Tang is also a director of Weibo Corporation.

Specific Expertise: Mr. Tang brings to the Board significant business and leadership experience both in investment banking, from his tenure at Goldman Sachs, and in private equity, as a co-founder of FountainVest Partners and as a senior managing director and head of China Investments at Temasek Holdings. The Board also benefits from his deep knowledge and expertise in the Asian markets, particularly with respect to China.

Dina Dublon, Blythe McGarvie and Wulf von Schimmelmann are not subject to re-appointment at the Annual Meeting.

2016 Proxy Statement	Accenture • 22

DIRECTOR COMPENSATION

Director Compensation

The Compensation Committee reviews and, based in part on the advice of its independent consultant, makes recommendations to the full Board with respect to the compensation of our independent directors at least every 2 years. The full Board reviews these recommendations and makes a final determination on the compensation of our directors. The Compensation Committee reviewed director compensation most recently in fiscal 2016, when it reviewed the compensation practices of the boards of directors of those peer group companies described under “Executive Compensation — Compensation Discussion and Analysis — Fiscal 2016 Compensation Decisions — Role of Benchmarking” and the general market, as well as a study by Pay Governance prepared at the request of the Compensation Committee that provided input regarding the compensation of our directors.

ELEMENTS OF DIRECTOR COMPENSATION

After review of the Compensation Committee’s recommendation, the Board approved the following independent director compensation for fiscal 2016:

Compensation Element	Director Compensation Program
Annual Retainer(1)	$100,000, except for the lead director
Annual RSU Grant(2)	$185,000 in the form of RSUs (fair market value at time of grant)
Committee Chair Retainer(1)	$25,000 for the Audit Committee $15,000 for the Compensation Committee $15,000 for the Finance Committee $15,000 for the Nominating & Governance Committee
Committee Member Retainer(1)	$11,250 for the Audit Committee $7,500 for the Compensation Committee $7,500 for the Finance Committee $7,500 for the Nominating & Governance Committee
Lead Director Retainer(1)	$142,500
Equity Ownership Guidelines(3)	Directors must maintain ownership of Accenture equity having a fair market value equal to 3 times the value of the annual director equity grants. This requirement must be met by each director within 3 years of joining the Board

(1)	Each of our independent directors may elect to receive the annual retainer and other retainers in the form of cash, entirely in the form of restricted share units (“RSUs”) or one-half in cash and one-half in RSUs.

(2)	Grants of RSUs to our directors are fully vested on the date of grant, and future delivery of the underlying shares is not dependent on a director’s continued service. Directors are entitled to a proportional number of additional RSUs on outstanding awards if we pay a dividend. The underlying shares for RSU awards granted in fiscal 2016 will be delivered 1 year after the grant date; directors may not further delay delivery of the shares.

(3)	Each of our independent directors who had been a director for 3 or more years met this requirement in fiscal 2016.

Other Compensation:  Our non-employee directors do not receive any non-equity incentive plan compensation, participate in any Accenture pension plans or have any non-qualified deferred compensation earnings. We provide our directors with directors and officers liability insurance as part of our corporate insurance policies. We also reimburse our directors for reasonable travel and related fees and expenses incurred in connection with their participation in Board or Board committee meetings and other related activities such as site visits and presentations in which they engage as directors.

2016 Proxy Statement	Accenture • 23

DIRECTOR COMPENSATION

Limit on Director Compensation:  At the 2016 annual general meeting of shareholders, as part of proposed amendments to the Amended and Restated Accenture plc 2010 Share Incentive Plan, shareholders approved an annual limit of a maximum of $750,000 per individual non-employee director at the recommendation of the Board. The Board believes this is a meaningful limit on total director compensation.

DIRECTOR COMPENSATION FOR FISCAL 2016

As described more fully above, the following table summarizes the annual compensation for our independent directors during fiscal 2016:

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)(3)		All Other Compensation($)(4)	Total($)
JAIME ARDILA	$118,750	$184,975		—	$303,725
DINA DUBLON(5)	$115,000	$184,975		—	$299,975
CHARLES H. GIANCARLO	$122,500	$184,937		—	$307,437
WILLIAM L. KIMSEY	$132,500	$184,996		—	$317,496
MARJORIE MAGNER	$157,500	$184,975		—	$342,475
BLYTHE J. MCGARVIE(5)	$118,750	$184,975		—	$303,725
NANCY MCKINSTRY	$ 63,230	$184,927		—	$248,157
GILLES C. PÉLISSON	$115,000	$184,943		—	$299,943
PAULA A. PRICE	$118,750	$184,975		—	$303,725
ARUN SARIN	$141,374	$369,870	(6)	—	$511,244
WULF VON SCHIMMELMANN(5)	$107,500	$184,975		—	$292,475
FRANK K. TANG	$107,500	$184,950		—	$292,450

(1)	The annual retainers and additional retainers for Board committee service paid to our independent directors during fiscal 2016 were as follows:

Name	Annual Retainer($)	Committee Chair Retainer($)	Committee Member Retainer($)	Total($)
Jaime Ardila(a)	$100,000	—	$18,750	$118,750
Dina Dublon	$100,000	—	$15,000	$115,000
Charles H. Giancarlo(a)	$100,000	$15,000	$ 7,500	$122,500
William L. Kimsey(a)	$100,000	$25,000	$ 7,500	$132,500
Marjorie Magner	$142,500	$15,000	—	$157,500
Blythe J. McGarvie	$100,000	—	$18,750	$118,750
Nancy McKinstry(b)	$ 56,836	—	$ 6,394	$63,230
Gilles C. Pélisson(a)	$100,000	$15,000	—	$115,000
Paula A. Price	$100,000	—	$18,750	$118,750
Arun Sarin(c)	$123,736	—	$17,638	$141,374
Wulf von Schimmelmann	$100,000	—	$ 7,500	$107,500
Frank K. Tang(a)	$100,000	—	$ 7,500	$107,500

2016 Proxy Statement	Accenture • 24

DIRECTOR COMPENSATION

(a)	Messrs. Ardila, Giancarlo, Kimsey, Pélisson and Tang elected to receive 100% of their annual retainers and additional retainers for Board committee service in the form of fully vested RSUs, with a grant date fair value equal to the amount reported as paid in cash above.

(b)	Ms. McKinstry, who was appointed to the Board on July 13, 2016, received a pro rata portion of the standard annual retainer and additional retainer for Board committee service, based on the number of days remaining in the 2016 director compensation year after the date of her appointment. Ms. McKinstry elected to receive 50% of her pro rata annual retainer and additional retainer for Board committee service in the form of fully vested RSUs, with a grant date fair value equal to the amount reported as paid in cash above.

(c)	Mr. Sarin’s annual retainer and additional retainer for Board committee service include a pro rata portion of the 2015 standard annual retainer and additional retainer for Board committee service, based on the total number of days elapsed from Mr. Sarin’s appointment to the Board on October 30, 2015 and the date of the 2016 annual general meeting of shareholders.

(2)	Represents aggregate grant date fair value of stock awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“Topic 718”), without taking into account estimated forfeitures. The assumptions made when calculating the amounts are found in Note 11 (Share-Based Compensation) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended August 31, 2016. Reflects the grant of a whole number of shares. With the exception of the award of RSUs with a grant date value equal to $184,927 awarded to Ms. McKinstry in connection with her appointment to the Board, all other RSU awards represent annual grants to our directors.

(3)	The aggregate number of vested RSU awards outstanding at the end of fiscal 2016 for each of our independent directors was as follows:

Name	Aggregate Number of Vested RSU Awards Outstanding as of August 31, 2016
Jaime Ardila	1,820
Dina Dublon	1,820
Charles H. Giancarlo	3,024
William L. Kimsey	3,123
Marjorie Magner	8,671
Blythe J. McGarvie	1,820
Nancy McKinstry	1,917
Gilles C. Pélisson	2,950
Paula A. Price	1,820
Arun Sarin	3,800
Wulf von Schimmelmann	1,820
Frank K. Tang	2,877

(4)	The aggregate amount of perquisites and other personal benefits received by each of our independent directors in fiscal 2016 was less than $10,000.

(5)	Director is not subject to re-appointment at the Annual Meeting.

(6)	The amount reported for Mr. Sarin includes an award of RSUs with a grant date fair value equal to $184,895, which he received in connection with his appointment to the Board on October 30, 2015 and the annual grant of RSUs awarded to all of our then directors on February 3, 2016.

2016 Proxy Statement	Accenture • 25

BENEFICIAL OWNERSHIP

Beneficial Ownership

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, our directors, executive officers and beneficial owners of more than 10% of Accenture plc’s Class A ordinary shares or Class X ordinary shares are required within a prescribed period of time to report to the SEC transactions and holdings in Accenture plc Class A ordinary shares and Class X ordinary shares. Our directors and executive officers are also required to report transactions and holdings in Accenture Holdings plc ordinary shares. Based solely on a review of the copies of these forms received by us and on written representations from certain reporting persons that no Form 5 was required to be filed, we believe that during fiscal 2016 all of these filing requirements were satisfied in a timely manner.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

To our knowledge, except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by him or her. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to which a person is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after December 12, 2016. For purposes of computing the percentage of outstanding Accenture plc Class A ordinary shares, Class X ordinary shares and/or Accenture Holdings plc ordinary shares held by each person or group of persons named below, any shares that such person or group of persons has the right to acquire within 60 days after December 12, 2016 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group of persons.

2016 Proxy Statement	Accenture • 26

BENEFICIAL OWNERSHIP

The following beneficial ownership table sets forth, as of December 12, 2016, information regarding the beneficial ownership of Accenture plc Class A ordinary shares and Class X ordinary shares and of Accenture Holdings plc ordinary shares held by: (1) each of our directors and named executive officers; and (2) all of our current directors and executive officers as a group.

	Accenture plc Class A Ordinary Shares			Accenture Holdings plc Ordinary Shares			Accenture plc Class X Ordinary Shares			Percentage of the Total Number of Class A and Class X Ordinary Shares Beneficially Owned

Name of Beneficial Owner(1)	Shares Beneficially Owned(#)	% Shares Beneficially Owned		Shares Beneficially Owned(#)	% Shares Beneficially Owned		Shares Beneficially Owned(#)	% Shares Beneficially Owned
PIERRE NANTERME(2)	287,186	*	%	91,597	**	%	91,597	***	%	****	%
JAIME ARDILA(3)	9,021	*			—			—		****
DINA DUBLON(3)	46,300	*			—			—		****
CHARLES H. GIANCARLO(4)	21,447	*			—			—		****
HERBERT HAINER	—	*			—			—		****
WILLIAM L. KIMSEY(5)	16,267	*			—			—		****
MARJORIE MAGNER(6)	26,126	*			—			—		****
BLYTHE J. MCGARVIE(3)	20,432	*			—			—		****
NANCY MCKINSTRY	—	*			—			—		****
GILLES C. PÉLISSON(7)	11,808	*			—			—		****
PAULA A. PRICE(3)	4,987	*			—			—		****
ARUN SARIN(3)	4,289	*			—			—		****
WULF VON SCHIMMELMANN(3)	17,790	*			—			—		****
FRANK K. TANG(8)	5,959	*			—			—		****
DAVID P. ROWLAND(9)	21,808	*			—			—		****
GIANFRANCO CASATI	60,298	*			—			—		****
ALEXANDER VAN ’T NOORDENDE(10)	154,578	*			—			—		****
JULIE SWEET(11)	18,012	*			—			—		****
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (26 PERSONS)(2)(12)	1,208,454	*	%	220,640	**	%	194,004	***	%	****	%

*	Less than 1% of Accenture plc’s Class A ordinary shares outstanding.

**	Less than 1% of Accenture Holdings plc’s ordinary shares outstanding.

***	Less than 1% of Accenture plc’s Class X ordinary shares outstanding.

****	Less than 1% of the total number of Accenture plc’s Class A ordinary shares and Class X ordinary shares outstanding.

(1)	Address for all persons listed is c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA.

(2)	Subject to the provisions of its Memorandum and Articles of Association, Accenture Holdings plc is obligated, at the option of the holder of such shares and at any time, to redeem any outstanding Accenture Holdings plc ordinary shares. Accenture Holdings plc has the option to pay this redemption price with cash or by delivering Accenture plc Class A ordinary shares generally on a one-for-one basis as provided for in the Memorandum and Articles of Association of Accenture Holdings. Each time an Accenture Holdings ordinary share is redeemed, Accenture plc has the option to, and intends to, redeem an Accenture plc Class X ordinary share from that holder for a redemption price equal to the par value of the Accenture plc Class X ordinary share, or $0.0000225.

(3)	Includes 1,839 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 12, 2016.

(4)	Includes 3,056 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 12, 2016.

(5)	Includes 3,156 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 12, 2016.

2016 Proxy Statement	Accenture • 27

BENEFICIAL OWNERSHIP

(6)	Includes 8,762 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 12, 2016.

(7)	Includes 2,981 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 12, 2016.

(8)	Includes 2,907 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 12, 2016.

(9)	Includes 2,171 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 12, 2016.

(10)	Includes 7,907 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 12, 2016.

(11)	Includes 6,507 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 12, 2016.

(12)	Includes 71,940 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 12, 2016.

BENEFICIAL OWNERSHIP OF MORE THAN 5%

Based on information available as of December 12, 2016, no person beneficially owned more than 5% of Accenture plc’s Class X ordinary shares, and the only persons known by us to be a beneficial owner of more than 5% of Accenture plc’s Class A ordinary shares outstanding (which does not include shares held by Accenture) were as follows:

	Accenture plc Class A Ordinary Shares
Name and Address of Beneficial Owner	Shares Beneficially Owned	% Shares Beneficially Owned
Massachusetts Financial Services Company 111 Huntington Avenue Boston, MA 02199(1)	49,851,921	7.9%
The Capital Group Companies, Inc. 333 South Hope Street Los Angeles, CA 90071-1406(2)	37,326,793	6.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(3)	36,988,002	5.9%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022(4)	31,229,658	5.0%

(1)	Based solely on the information reported by Massachusetts Financial Services Company (“MFS”) and certain related entities in a Notification of Holdings under Irish law provided to Accenture on February 26, 2016 and reporting ownership as of February 25, 2016. On such date, MFS, together with its affiliates, held an interest in 49,851,921 Class A ordinary shares.

(2)	Based solely on the information reported by Capital in a Notification of Holdings under Irish law provided to Accenture on April 14, 2016 and reporting ownership as of April 13, 2016. On such date, Capital, together with its affiliates, held an interest in 37,326,793 Class A ordinary shares.

(3)	Based solely on the information disclosed in a Schedule 13G filed with the SEC on February 10, 2016 by Vanguard and certain related entities reporting sole power to vote or direct the vote over 1,167,379 Class A ordinary shares, sole power to dispose or direct the disposition of 35,750,100 Class A ordinary shares and shared power to dispose or direct the disposition of 1,237,902 Class A ordinary shares.

(4)	Based solely on the information reported by BlackRock and certain related entities in a Notification of Holdings under Irish law provided to Accenture on June 28, 2016 and reporting ownership as of June 24, 2016. On such date, BlackRock, together with its affiliates, held an interest in 31,229,658 Class A ordinary shares.

As of December 12, 2016, Accenture beneficially owned an aggregate of 36,478,606 Accenture plc Class A ordinary shares, or 5.5% of the issued Class A ordinary shares. Class A ordinary shares held by Accenture may not be voted and, accordingly, will have no impact on the outcome of any vote of the shareholders of Accenture plc.

2016 Proxy Statement	Accenture • 28

EXECUTIVE COMPENSATION

Executive Compensation

Compensation Discussion and Analysis

In this section, we review the objectives and elements of Accenture’s executive compensation program, its alignment with Accenture’s performance and the 2016 compensation decisions regarding our named executive officers.

2016 Proxy Statement	Accenture • 29

EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY

Overview

Accenture is one of the world’s leading professional services companies with approximately 384,000 people serving clients in a broad range of industries, with offices and operations in more than 200 cities in 55 countries. Our five operating groups, organized by industry, bring together expertise from across the organization to deliver services and solutions in strategy, consulting, digital, technology including application services, and operations to our clients. One of our key goals is to have the best talent, with highly specialized skills, at the right levels in the right locations, to enhance our differentiation and competitiveness. We seek to reinforce our employees’ commitments to our clients, culture and values through a comprehensive performance management and compensation system and a career philosophy that provides rewards based on individual and Company performance.

Named Executive Officers

The Company’s named executive officers for the fiscal year ended August 31, 2016 are:

Name	Title
Pierre Nanterme	Chairman and Chief Executive Officer
David P. Rowland	Chief Financial Officer
Gianfranco Casati	Group Chief Executive — Growth Markets
Alexander M. van ’t Noordende	Group Chief Executive — Products
Julie Sweet	Group Chief Executive — North America

Elements of Compensation

The significant components of our executive compensation programs include the following:

BASE COMPENSATION	Provides a fixed level of compensation to our named executive officers each year and reflects the named executive officer’s leadership role.

GLOBAL ANNUAL BONUS

Designed to tie pay to both individual and Company performance for the fiscal year. Bonuses are paid from funds accrued during the fiscal year based on Company financial performance, compared to the earnings and profitability targets for the year.

LONG-TERM EQUITY COMPENSATION

Key Executive Performance Share Program:

Primary program used to grant equity to our named executive officers and intended to be the most significant element of compensation. Rewards participants for driving the Company’s business to meet performance objectives related to operating income results and total shareholder return, in each case, over a 3-fiscal-year period.

Accenture Leadership Performance Equity Award Program:

Rewards high performers based on the individual’s performance and the Company’s performance, in each case with respect to performance in the prior fiscal year.

Voluntary Equity Investment Program:

Opportunity to designate up to 30% of cash compensation to make monthly purchases of Accenture plc Class A ordinary shares with a 50% matching RSU grant following the end of the program year that generally vests 2 years later.

OTHER COMPENSATION	Limited personal benefits to our named executive officers.

2016 Proxy Statement	Accenture • 30

EXECUTIVE COMPENSATION

Fiscal 2016 Executive Compensation Highlights

Our compensation decisions for fiscal 2016, including with respect to our named executive officers, were tied to Company and individual performance.

PAY-FOR-PERFORMANCE	For a 3-year period (fiscal 2014 through fiscal 2016), the Company’s annualized total shareholder return was at the 64th percentile among the companies in our peer group, while the realizable total direct compensation of our named executive officers, including our chairman and chief executive officer, was at the 22nd percentile.

CEO COMPENSATION MIX	For fiscal 2016, the mix of compensation for our chairman and chief executive officer was 74% long-term equity incentives, 16% annual cash bonus, 5% base salary and 5% one-time discretionary cash bonus (described further below), demonstrating our emphasis on incentive compensation and long-term equity compensation that varies based on individual and company performance, and reflects an alignment between our compensation programs and the creation of shareholder value.

ANNUAL CASH INCENTIVE—FISCAL 2016 PERFORMANCE

Base compensation for the compensation year beginning on December 1, 2016 for our named executive officers, taken as a whole, increased an average of 2% in local currency compared to base compensation for the prior compensation year.

Based on very strong company and individual performance, our chairman and chief executive officer’s fiscal 2016 annual bonus increased 5% in local currency compared to fiscal 2015 (versus a 28% increase last year). Our other named executive officers’ fiscal 2016 annual bonuses, taken as a whole, increased an average of 7% in local currency compared to fiscal 2015 (versus an average 32% increase last year).

In connection with its determination of our chairman and chief executive officer’s contributions to the Company’s very strong performance in fiscal 2016, the Compensation Committee awarded him a one-time discretionary cash bonus of €942,580. In making its determination, the Committee took into consideration the fact that the Company’s performance for fiscal 2016 “exceeded” the objectives for the year as a whole, as well as the Company’s ability to deliver sustained strong performance against very challenging goals, while the Company continues to rotate to “the New” (digital-, cloud- and security-related services) and gain market share.

LONG-TERM EQUITY INCENTIVE AWARDS

Our fiscal 2014 Key Executive Performance Share Program awards vested at 107.7% of the target level, based on the Company’s performance over the preceding 3 fiscal years.

Performance-vesting awards under our 3-year Key Executive Performance Share Program, to be awarded in January 2017, will constitute 92% of the total long-term equity granted to our chairman and chief executive officer and 75% of the total long-term equity granted to our other named executive officers, taken as a whole.

SAY-ON-PAY	Shareholders continued to show strong support of our executive compensation programs, with approximately 97% of the votes cast for the approval of the “say-on-pay” proposal at our 2016 annual general meeting of shareholders.

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EXECUTIVE COMPENSATION

COMPANY HIGHLIGHTS

Fiscal 2016 Company Performance

The compensation of the Company’s named executive officers is tied to both Company and individual performance. In fiscal 2016, the Company met or exceeded the initial business outlook provided in its September 24, 2015 earnings announcement.

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EXECUTIVE COMPENSATION

Historical Financial Performance

The most significant element of named executive officer compensation is the Key Executive Performance Share Program, which rewards participants for driving the Company’s business to meet performance objectives over a 3-year period. This program is weighted 75% on cumulative operating income results and 25% on cumulative total shareholder return. See below for our historical performance, which demonstrates our focus on delivering shareholder value.

Driving Shareholder Value Through Sustained Financial Performance

For the 3-year period from the end of fiscal 2013 through fiscal 2016, our performance demonstrates our focus on delivering shareholder value.

¡	Broad-based Revenue Growth. Net revenues grew at a 5% compounded annual growth rate (CAGR) in U.S. dollars and 9% in local currency over this 3-year period.

¡	Sustained Margin Expansion. Although operating margin has contracted 60 basis points on a GAAP basis over this 3-year period, it has expanded 40 basis points on a non-GAAP basis, excluding the impact of benefits from reductions in reorganization liabilities in 2013.

¡	Strong Earnings Growth. Over this 3-year period, earnings per share grew at a 9% CAGR on a GAAP basis and 8% on a non-GAAP basis, excluding the impact of gains from the sale of businesses, net of tax, in 2016 and benefits from reductions in reorganization liabilities and final determinations of prior-year tax liabilities in 2013.

¡	Cash Returned to Shareholders. 110% of free cash flow was returned to shareholders, with an 11% dividends per share CAGR, over this 3-year period.

Returning Cash to Shareholders in Fiscal 2016

We continued to return a significant portion of our free cash flow to shareholders. In fiscal 2016, we returned a total of $4.0 billion to shareholders, reflecting $2.6 billion in share repurchases and $1.4 billion in dividend payments made during the fiscal year. In addition, we increased our semi-annual dividend paid to shareholders in November 2016 to $1.21 per share, a 10% increase from the previous semi-annual dividend payment.

Fiscal 2016 Investments

In fiscal 2016, we continued to make significant investments—in strategic acquisitions, in assets and offerings, in branding and thought leadership, in addition to attracting and developing talent—to further enhance our differentiation and competitiveness. We invested more than $930 million in acquisitions in fiscal 2016 and approximately 70% of that capital was invested in new high–growth areas including digital–, cloud– and security–related services. We also invested $941 million in training and professional development to build the skills of our people and ensure they have the capabilities to continue helping clients.

We continued our commitment to developing leading-edge ideas through research and innovation, investing $643 million in fiscal 2016 to help create, commercialize and disseminate innovative business strategies and technology solutions. Our unique approach enables us to combine our capabilities across the Company to develop and deliver disruptive innovations for clients—and to scale them faster. A key indicator of our innovation capabilities is our extensive intellectual property portfolio, which today includes approximately 5,500 patents and pending patent applications in 44 countries. Our intellectual property is an important asset for Accenture, differentiating our services and driving value in the marketplace.

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EXECUTIVE COMPENSATION

COMPENSATION PRACTICES

Decisions about executive compensation are made by the Compensation Committee. The Compensation Committee believes that a well-designed, consistently-applied compensation program is fundamental to the creation of shareholder value over the long-term. The compensation program for the named executive officers is designed to reward them for their overall contribution to Company performance, including the Company’s execution against its business plan and creation of shareholder value. The Compensation Committee recognizes that in a professional services firm, no one individual drives the Company’s results; it is the combination of individual performance and the collective leadership of our people around the world that is responsible for the success of the organization. Specifically, the program is designed to:

◾	attract, retain and motivate the best executives who are responsible for the success of Accenture;

◾	align market relevant rewards with Accenture’s principle of meritocracy by rewarding high performance;

◾	offer a compelling reward structure that provides executives with an incentive to continue to expand their contributions to Accenture;

◾	ensure that rewards are affordable to Accenture by aligning them to Accenture’s annual operating plan; and

◾	mitigate the potential dilutive effect of our rewards.

The Compensation Committee and management seek to ensure that our individual executive compensation and benefits programs align with our core compensation philosophy. We maintain the following policies and practices that drive our named executive officer compensation programs:

What We Do
✓ Align our executive pay with performance	✓ Include a “clawback” policy for our cash and equity incentive awards
✓ Set challenging performance objectives	✓ Prohibit hedging and pledging of company shares
✓ Appropriately balance short- and long-term incentives	✓ Include non-solicitation and non-competition provisions in award agreements, with a “clawback” of equity under specified circumstances
✓ Align executive compensation with shareholder returns through performance-based equity incentive awards	✓ Mitigate potential dilutive effects of equity awards through share repurchase program
✓ Use appropriate peer groups when establishing compensation	✓ Hold an annual “say-on-pay” advisory vote
✓ Implement meaningful equity ownership guidelines	✓ Retain an independent compensation consultant to advise the Compensation Committee
✓ Include caps on individual payouts in short- and long-term incentive plans

What We Don’t Do
× No contracts with multi-year guaranteed salary increases or non-performance bonus arrangements	× No supplemental executive retirement plan
× No “golden parachutes” or change in control payments	× No excessive perquisites
× No “single trigger” equity acceleration provisions	× No change in control tax gross-ups

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EXECUTIVE COMPENSATION

PAY-FOR-PERFORMANCE

Accenture’s compensation practices, including with respect to the named executive officers, are tied to Company and individual performance, which are evaluated based on 3 broad themes that we use to tie pay to performance for our named executive officers: driving growth by helping Accenture’s clients become high performance businesses; educating, energizing and inspiring Accenture’s people; and running Accenture as a high performance business. As discussed more fully below, the Compensation Committee believes that total compensation for the Company’s named executive officers should be closely aligned with the Company’s performance and each individual’s performance (see “— Process for Determining Executive Compensation — Performance Objectives Used in Evaluations” below).

The Compensation Committee established the performance-based compensation for fiscal 2016 and the equity awards to be made in January 2017 based in part on the analysis in a pay-for-performance report prepared for the Compensation Committee by its independent compensation consultant, Pay Governance. Taking into consideration fiscal 2016 performance and the other factors described above, the Compensation Committee approved a level of funding for the Global Annual Bonus for fiscal 2016 that was consistent with the prior year, as further discussed below. The Company also approved a level of funding under our equity awards program intended to reward achievement in fiscal 2016 to our named executive officers that was consistent with the prior year, as further discussed below.

To tie pay to performance, our named executive officers are eligible for a cash bonus award under our Global Annual Bonus plan that rewards our named executive officers and other eligible employees for a combination of Company and individual performance over the fiscal year. We use 2 different types of equity compensation programs for our named executive officers: the Key Executive Performance Share Program and the Accenture Leadership Performance Equity Award Program. The Key Executive Performance Share Program is intended to reward achievement during a future 3-year performance period, while the Accenture Leadership Performance Equity Award Program is intended to reward executives for performance in the preceding fiscal year. Our cash and long-term equity compensation programs are described under “— Compensation Programs” below.

In terms of alignment between pay and performance, the Compensation Committee uses a multi-year evaluation of realizable total direct compensation, which was prepared by Pay Governance after the end of fiscal 2016 and which compares the Company’s performance relative to its peer group. The analysis assesses the alignment of the Company’s performance with compensation that is earned over the relevant period. This longer-term outlook is also reflected in the 3-year performance periods used for grants made under the Key Executive Performance Share Program as described below (see “— Compensation Programs — Long-Term Equity Compensation”). The Compensation Committee continues to believe that a multi-year evaluation relative to the Company’s peer group is more appropriate in determining compensation than a single-year benchmark.

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EXECUTIVE COMPENSATION

AVERAGE 3-YEAR REALIZABLE COMPENSATION FOR CHIEF EXECUTIVE OFFICER

VS. 3-YEAR TOTAL SHAREHOLDER RETURN PERFORMANCE RANK (AS OF 8/31/16)

As the graph below shows, the Company’s performance with respect to total shareholder return over a 3-year period was at the 64th percentile among the companies in our executive compensation peer group, while the realizable total direct compensation for Accenture’s chairman and chief executive officer was at the 37th percentile of the Company’s peer group, indicating that his pay and performance aligned over the 3-year period, as relative performance was ranked higher than relative pay as compared to our peer group.

We define realizable total direct compensation as the sum of:

(1)	All cash compensation earned during the 3-year period;

(2)	The value of all time-vested RSUs granted during the 3-year period, as of August 31, 2016;

(3)	The value of performance-vested equity awards earned in the final year of the 3-year period, as of August 31, 2016;

(4)	The estimated value, based on performance to date, of any performance-vested equity awards still outstanding as of the end of the 3-year period (with the value of outstanding awards measured by the closing stock price at fiscal year-end); and

(5)	For those companies in our peer group that issue stock options, the value of in-the-money stock options granted during the 3-year period, as of August 31, 2016.

As noted above, the Company’s performance with respect to total shareholder return over a 3-year period was at the 64th percentile among the companies in our peer group. The realizable total direct compensation for all of our named executive officers for the same 3-year period was in the 22nd percentile.

SAY-ON-PAY VOTE

Each year, the Compensation Committee considers the outcome of the shareholder advisory vote on executive compensation when making future decisions relating to the compensation of our named executive officers and our executive compensation program and policies. Shareholders continued to show strong support of our executive compensation programs, with approximately 97% of the votes cast for the approval of the “say-on-pay” proposal at our 2016 annual general meeting of shareholders. Given this strong support, which we believe demonstrates our shareholders’ satisfaction with the alignment of our named executive officers’ compensation with the Company’s performance, the Compensation Committee determined not to implement any significant changes to our compensation programs in fiscal 2016 as a result of the shareholder advisory vote.

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EXECUTIVE COMPENSATION

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

The Compensation Committee evaluates overall Company performance for a fiscal year by reviewing the results achieved against the performance objectives for the year in the context of the overall performance of the market (as discussed below under “— Performance Objectives Used in Evaluations”) and then determining whether the Company exceeded, met or partially met the objectives as a whole for the year.

In October 2016, the Compensation Committee, in consultation with Messrs. Nanterme and Rowland, assessed the overall Company performance for fiscal 2016. In assessing overall Company performance, the Compensation Committee focused on those aspects of the Company’s performance reflected in the results discussed above. In making its determination, the Compensation Committee considered the Company’s ability to deliver very strong fiscal 2016 performance as well as the Company’s ability to deliver sustained strong performance while it continues to rotate to “the New” (digital-, cloud- and security-related services), which it noted was particularly impressive in light of the challenging global environment. In addition to the Company’s strong financial performance, the Compensation Committee specifically acknowledged the Company’s successful execution of its strategic objectives and the significant external recognition the Company received for its achievements across a variety of categories. The Compensation Committee determined that the Company’s performance “exceeded” the objectives for the year as a whole.

The Compensation Committee’s determination of the Company’s performance rating is then used as one of the key factors in setting the amounts of compensation that the named executive officers receive for each of the performance elements of compensation described below. In setting compensation, the Compensation Committee took into account as a key factor the individual performance rating for the chairman and chief executive officer it set together with the Nominating & Governance Committee and the lead director (who is also the chair of the Compensation Committee), as prescribed by the committees’ charters, and the individual performance ratings for the other named executive officers.

Performance Objectives Used in Evaluations

As discussed above, individual performance-based compensation is determined by evaluating performance against annual objectives, with no single objective being material to an individual’s overall performance evaluation. The objectives for fiscal 2016 were reviewed and approved by the Compensation Committee at the beginning of the fiscal year and served as one of the components against which the Nominating & Governance Committee, together with the Compensation Committee, considered Mr. Nanterme’s performance for fiscal 2016. These included financial objectives that were established at the beginning of the year by reference to annual fiscal-year performance targets set for Accenture with respect to revenue growth in local currency, operating margin, earnings per share, new bookings and free cash flow, as well as other non-financial objectives, as described below. After these company-wide performance objectives were determined by the Compensation Committee for Mr. Nanterme, relevant portions were then incorporated into the performance objectives of the other named executive officers. Each named executive officer other than Mr. Nanterme may also have additional objectives specific to his or her role. We believe that encouraging our named executive officers, as well as other employees with management responsibility, to focus on a variety of performance objectives that are important for creating shareholder value reduces the incentive to take excessive risk with respect to any single objective.

The Nominating & Governance Committee, together with the Compensation Committee, with respect to Mr. Nanterme, and Mr. Nanterme with respect to the other named executive officers, evaluated the annual performance of, and issued an individual performance rating for, each of the named executive officers for fiscal 2016, by assessing whether they exceeded, met or partially met their performance objectives for the year. The individual performance rating and evaluation were used by Mr. Nanterme in connection with setting his recommendations to the Compensation Committee for each of the named executive officers’ fiscal 2016 performance-based compensation, other than for himself. The Company does not apply a formula or use a pre-determined weighting when comparing overall performance against the various objectives, and no single objective is material in determining individual performance.

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EXECUTIVE COMPENSATION

The named executive officers’ performance is evaluated against numerous measures organized within 3 broad themes — driving growth by helping Accenture’s clients become high performance businesses; educating, energizing and inspiring Accenture’s people; and running Accenture as a high performance business—and includes evaluations of the following:

◾	Driving shareholder value. Helping the Company’s clients become high performance businesses, improving our market share through innovation and enhanced capabilities and offerings.

◾	Demonstrating market relevance. Maintaining or increasing our leadership position in the marketplace.

◾	Executing the growth strategy. Growing faster than the market with a focus on strategic priority areas.

◾	Improving competitiveness. Delivering underlying profitability to allow for continued investment in the business.

◾	Attracting and developing the best talent. Executing against our human capital strategy to attract, retain and inspire the best talent, with highly specialized skills and a strong commitment to inclusion and diversity.

◾	Driving an unwavering focus on compliance. Ensuring ongoing commitment to compliance by all of our people with our internal controls, our Code of Business Ethics and our Conduct Counts initiatives.

Determination of Total Compensation Opportunity

As discussed above, our compensation programs are designed to provide each of the named executive officers a total compensation opportunity and structure that should result in realizable total direct compensation that aligns with the Company’s and the individual’s performance.

In determining the total compensation opportunity for each named executive officer, in addition to internal comparisons across our global management committee, the Compensation Committee also reviewed, with the assistance of Pay Governance, the total compensation opportunities of the named executive officers of the companies within our peer group, specifically analyzing the reported total compensation opportunity at the 50th and 75th percentiles of the peer group as frames of reference. The Compensation Committee believes that the Company’s programs are designed so that the named executive officers should only receive a level of compensation in the upper quartile of our peer group if both their individual performance and the Company’s performance are in the “exceeds” category, as discussed under “— Company Highlights — Fiscal 2016 Company Performance” above and “— Performance Objectives Used in Evaluations” above.

Comparison of Realizable Total Direct Compensation to Company Performance

Because the future performance of neither the Company nor the companies in our peer group are known at the time that the compensation opportunities under the Company’s programs are established, Pay Governance also performs for the Compensation Committee an annual review of the most recent historical alignment of pay and performance relative to the Company’s peers. This review is intended to help the Compensation Committee ensure that the Company aligns pay and performance relative to its peers and that our compensation programs are working as intended. The results of the review with respect to all of our named executive officers are summarized in “— Pay-for-Performance” above.

FISCAL 2016 COMPENSATION DECISIONS

Summaries of the processes undertaken and the compensation decisions made by the Compensation Committee in November 2016 for our chairman and chief executive officer and the other named executive officers of the Company are set out below.

Chairman and Chief Executive Officer

At a meeting in October 2016, the Nominating & Governance Committee, together with the Compensation Committee, set Mr. Nanterme’s individual performance rating for fiscal 2016 at a level consistent with the overall Company performance rating, which was in the “exceeds” category. In making this determination, the committees took into

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EXECUTIVE COMPENSATION

account the Company’s overall fiscal 2016 performance, Mr. Nanterme’s leadership (including feedback solicited by our chief leadership & human resources officer from members of our global management committee and other senior leaders) and the impact that he had on the Company’s performance, as well as his performance against a set of performance “objectives,” some of which were Company-based performance objectives, as described above under “— Process for Determining Executive Compensation.” In evaluating performance against the objectives, no formula or pre-determined weighting was used, and no one objective was individually material. Mr. Nanterme was not present during the committees’ review of his performance.

At a subsequent meeting, the Compensation Committee reviewed with its compensation consultant, Pay Governance, the results of Pay Governance’s market trends report, chief executive officer pay benchmarking report and the pay-for-performance report discussed below under “— Role of Benchmarking.” As part of this review, Pay Governance provided input to the Compensation Committee regarding the final 2016 compensation for Mr. Nanterme. This input reflected the Company’s performance results for fiscal 2016; sustained historical performance results achieved over multiple years; external market references (including absolute and relative performance against peers); internal compensation references; and the leadership role of Mr. Nanterme. Mr. Nanterme was not involved in setting his compensation and was not present during the Compensation Committee’s review of his compensation.

As a result of its fiscal 2016 assessments and data provided by its compensation consultant, the Compensation Committee approved the following compensation elements for Mr. Nanterme set out below:

Compensation Element	Chairman and Chief Executive Officer Compensation Determinations
Base Compensation	Base compensation of €900,000, a 4% increase compared with his base compensation for the prior compensation year, which represents the first increase to Mr. Nanterme’s base compensation since becoming chief executive officer.
Global Annual Bonus	Fiscal 2016 cash bonus of €2,942,618, an increase of 5% compared with fiscal 2015, reflecting very strong Company and individual performance.
One-Time Discretionary Cash Bonus	A one-time discretionary cash bonus of €942,580.
Long-Term Equity Compensation

Equity awards with a target grant date fair value of approximately $14,690,000 to be made in January 2017. These equity awards represent an increase of 17% compared with the target grant date fair value of the equity awards made to Mr. Nanterme in January 2016.

The Key Executive Performance Share Program, which has a target grant date fair value of $13,500,000, represents approximately 92% of the equity to be granted to Mr. Nanterme and will vest, if at all, following the completion of fiscal 2019 based on future Company performance over a 3-year period. The remaining $1,190,000, representing approximately 8% of the equity to be granted to Mr. Nanterme, will vest on a time-based schedule under the Accenture Leadership Performance Equity Award Program.

One-Time Discretionary Cash Bonus

The Compensation Committee retains the authority to make special cash bonus awards for the purpose of recognizing exceptional achievements. In connection with its determination of Mr. Nanterme’s contributions to the Company’s very strong performance in fiscal 2016, the Compensation Committee awarded Mr. Nanterme a one-time discretionary cash bonus. In making its determination, the Committee took into consideration the fact that the Company’s performance for fiscal 2016 “exceeded” the objectives for the year as a whole, as well as the Company’s ability to deliver sustained strong performance against very challenging goals, while the Company continues to rotate to “the New” (digital-, cloud- and security-related services) and gain market share.

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EXECUTIVE COMPENSATION

Named Executive Officers Other than the Chairman and Chief Executive Officer

In determining the fiscal 2016 compensation of the named executive officers, other than the chairman and chief executive officer, Mr. Nanterme submitted a recommendation to the Compensation Committee for the overall compensation of each of these officers for the committee’s review, discussion and approval. In making these recommendations, Mr. Nanterme considered the following 4 factors: (1) Company performance, including objective and subjective measures; (2) each officer’s individual contribution and demonstrated leadership; (3) internal comparisons across our global management committee; and (4) external market references. Individual contribution and leadership of each named executive officer were measured against the relevant portions of the performance “objectives” as described above in “— Process for Determining Executive Compensation — Performance Objectives Used in Evaluations.” Management and the Compensation Committee believe that this approach reflects that the leadership team is collectively responsible for a broad range of Company results and initiatives. In evaluating performance against the objectives, no formula or pre-determined weighting was used, and no one objective was individually material.

Mr. Nanterme discussed with the Compensation Committee the leadership role and performance of each of the named executive officers, other than himself. For the other named executive officers, to the extent applicable, Mr. Nanterme also discussed with the Compensation Committee the financial results of the businesses for which they were responsible. In developing his recommendations to the Compensation Committee for the compensation of such named executive officers, Mr. Nanterme used a report prepared by Willis Towers Watson for management. The Willis Towers Watson report included information on market-comparable compensation based on a benchmarking approach developed by Willis Towers Watson and Pay Governance. Before making the final compensation decisions for the year, the Compensation Committee shared and reviewed with Pay Governance both the recommendations of Mr. Nanterme and the Willis Towers Watson report prepared for management.

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EXECUTIVE COMPENSATION

Based upon Mr. Nanterme’s recommendations, the Compensation Committee’s assessment of each of the other named executive officers’ fiscal 2016 performance and their upcoming responsibilities, and the other considerations described in this Compensation Discussion and Analysis, the Compensation Committee approved the following compensation elements for the named executive officers other than the chairman and chief executive officer:

Compensation Element	Other Named Executive Officer Compensation Determinations
Base Compensation	Base compensation, taken as a whole, increased an average of 2% in local currency compared to base compensation for the prior compensation year.
Global Annual Bonus	Fiscal 2016 cash bonus, taken as a whole, increased an average of 7% in local currency compared to the total cash bonus for fiscal 2015, reflecting very strong Company and individual performance.
Long-Term Equity Compensation

Equity awards to be made in January 2017, including awards based on their individual performance in fiscal 2016, with a total target grant date fair value, taken as a whole, increased 25% compared to the total target grant date fair value, taken as a whole, made to them in fiscal 2016.

The Key Executive Performance Share Program, which has a target grant date fair value, taken as a whole, of $8,850,000, represents 75% of the equity to be granted to our other named executive officers and will vest, if at all, following the completion of fiscal 2019 based on 3-year Company performance; 25% of the equity granted to our other named executive officers will vest on a time-based schedule under the Accenture Leadership Performance Equity Award Program.

Role of Benchmarking

To support the Compensation Committee, Pay Governance performs extensive analyses focusing on executive compensation trends, compensation opportunity, total realizable pay, the difficulty of achieving incentive plan goals and pay-for-performance alignment.

Fiscal 2016 Peer Group

Each year the Compensation Committee also reviews and approves a peer group for use in conducting competitive market analyses of compensation for our named executive officers. We do not believe many companies compete directly with us in all lines of our business. However, with the assistance of Pay Governance, the Compensation Committee identifies a peer group of relevant public companies for which data are available that are comparable to the Company in at least some areas of our business. Our peer group includes companies that have one or more of the following attributes, which were considered in the screening process to identify appropriate peers:

◾	publicly traded securities listed on a U.S. stock exchange that are subject to reporting obligations that are similar to Accenture’s;

◾	revenues within a range similar to Accenture’s revenues;

◾	similar business or services operations in the industries and markets in which Accenture competes; and

◾	being a direct line-of-business competitor.

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EXECUTIVE COMPENSATION

During fiscal 2016, the Compensation Committee, in consultation with Pay Governance, added Aon plc to the Company’s peer group in anticipation of the removal of certain peers in fiscal 2017 due to related merger and acquisition activity. The Compensation Committee also replaced the former Hewlett-Packard Company with the Hewlett Packard Enterprise Company in light of that company’s corporate reorganization. The Compensation Committee believes this grouping provides a meaningful gauge of current pay practices and levels as well as overall compensation trends among companies engaged in the different aspects of the Company’s business. This group of companies is different from the peer group companies used for measuring total shareholder return for the Key Executive Performance Share Program for the reasons explained in “— Narrative Supplement to Summary Compensation Table and to Grants of Plan-Based Awards Table — Key Executive Performance Share Program” below.

The Compensation Committee and Pay Governance also reviewed, for reference, a report prepared by Willis Towers Watson for management based on (1) the most recent available published survey data and (2) data from the peer companies’ most recent proxy filings on compensation levels of the highest-paid executives at comparably large companies. The Compensation Committee uses this information to understand the current compensation practices in the broader marketplace. While providing valuable background information, this information did not materially affect the determination of the compensation of any named executive officer for fiscal 2016.

COMPENSATION PROGRAMS

This section describes the elements of our named executive officers’ compensation, which consist of the following:

Cash Compensation	Long-Term Equity Compensation
Base Compensation	Key Executive Performance Share Program
Global Annual Bonus	Accenture Leadership Performance Equity Program
Voluntary Equity Investment Program

Cash Compensation

Cash compensation for Accenture’s named executive officers consists of 2 components: base compensation and the Global Annual Bonus, each of which are described below.

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EXECUTIVE COMPENSATION

Base Compensation

Base compensation provides a fixed level of compensation to a named executive officer each year and reflects the named executive officer’s leadership role, as opposed to individual performance. Base compensation may vary for named executive officers based on relative market compensation. Increases to base compensation, if any, generally take effect at the beginning of the compensation year, which begins on December 1 of each year.

Global Annual Bonus

The Global Annual Bonus is designed to tie pay to both individual and Company performance. Funds are accrued during the fiscal year based on Company financial performance, compared to the earnings and profitability targets for the year. Final overall funding decisions are made at the end of the fiscal year based primarily upon the Company’s performance against these targets and are subject to approval by the Compensation Committee. Once the program’s Company-wide funding for the year is finalized, individual payout is determined based on each eligible employee’s career level within the Company and individual performance rating. Payments under this program are made in December. The program is designed to give higher bonuses to top performers and to provide higher incentives as employees advance through our career levels. All members of Accenture Leadership (approximately 6,500 employees), in addition to our named executive officers, are generally eligible for the Global Annual Bonus.

Each of the named executive officers was assigned an annual target opportunity range that is a percentage of his or her base compensation. For Mr. Nanterme, this percentage ranged from zero to 350% of base compensation (consistent with last year’s range), and for the other named executive officers, this percentage ranged from zero to 145% of base compensation (which was also consistent with last year’s range). A named executive officer may earn more or less than his or her target award based upon the Company’s overall funding of the bonus pool under the plan and his or her individual annual performance rating, subject to a cap on the maximum payout. The Compensation Committee took the Company’s performance results into consideration in approving an overall funding percentage for the Global Annual Bonus that was funded at the target level.

Long-Term Equity Compensation

Our long-term equity compensation aligns the interests of our named executive officers with those of our shareholders. The Company intends for long-term equity compensation to constitute a significant component of the compensation opportunity for the named executive officers. The Company offers all of its equity grants in the form of RSUs, which are subject to performance and/or time vesting requirements. With respect to fiscal 2016, equity compensation awards for our named executive officers were approved under the following 3 separate programs.

Program	Eligible Employees	Objective

Key Executive Performance Share Program	Named executive officers and other members of our global management committee

Reward participants for driving the Company’s business to meet performance objectives related to operating income results and relative total shareholder return, in each case, over a 3-year period, encourage retention and align the interests of eligible participants with our shareholders.

Accenture Leadership Performance Equity Award Program	Members of Accenture Leadership

Recognize and reward high performers based on their individual performance and the Company’s performance, in each case, during the prior fiscal year, encourage retention and align the interests of eligible participants with our shareholders.

Accenture Leadership Voluntary Equity Investment Program	Members of Accenture Leadership	Encourage share ownership among Accenture Leadership through voluntary monthly purchases of shares via payroll deductions, with a 50% RSU matching grant opportunity upon satisfaction of program terms.

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EXECUTIVE COMPENSATION

Our long-term equity compensation programs are part of a larger framework of compensation for all of our employees. As individuals assume more senior roles at the Company, they become eligible for additional equity compensation programs. As described above, our named executive officers and members of the global management committee are eligible for awards that are intended to reward their individual performance, align their pay with achievement of both annual and long-term performance goals and encourage them to acquire meaningful ownership stakes in Accenture.

Key Executive Performance Share Program

The Key Executive Performance Share Program is the primary program under which the Compensation Committee grants RSUs to the named executive officers and members of our global management committee and is intended to be the most significant single element of our named executive officers’ compensation over time. The program rewards these individuals for driving the Company’s business to meet performance objectives related to 2 metrics: operating income results and relative total shareholder return, in each case over a 3-year period. For grants made with respect to fiscal 2016, the Company continued its approach of weighting operating income results more heavily than total shareholder return. The compensation opportunity under these grants will be based on performance weighted 75% on cumulative operating income results and 25% on cumulative total shareholder return, in each case over a 3-year period. This approach recognizes that operating income more accurately reflects the Company’s performance against its objectives. Vesting of grants under the program depends on Accenture’s cumulative performance against these metrics over the 3-year period. The Company believes this is important because it aligns a significant portion of the named executive officers’ realizable total direct compensation against performance over an extended period. For example, a period of poor performance against the Company’s operating income or total shareholder return targets could affect the ultimate vesting percentage for several years of RSU grants made to the named executive officers under this program. The Company also believes linking compensation to long-term Company performance encourages prudent risk management and discourages excessive risk taking for short-term gain.

Based on the Company’s cumulative operating income and total shareholder return for the 3-year period from fiscal 2014 through fiscal 2016, the 2014 Key Executive Performance Share Program awards vested at 107.7% of the target level (see also “— Narrative Supplement to Summary Compensation Table and to Grants of Plan-Based Awards Table — Key Executive Performance Share Program” below).

Changes to the Key Executive Performance Share Program

As discussed above, the compensation opportunity under the Key Executive Performance Share Program is based on performance weighted 75% on cumulative operating income results and 25% on cumulative total shareholder return, in each case over a 3-year period. In addition, currently, to vest at “maximum”, the operating income results have to be 125% or greater than target and the Company’s total shareholder return must be at the 75th percentile or greater.

In its review of the Key Executive Performance Share Program, the Compensation Committee concluded that when compared to the Company’s peers, payouts under the program have not appropriately rewarded our named executive officers in years with strong results. Therefore, in consultation with Pay Governance, the Compensation Committee modified the operating income performance rate required to achieve maximum vesting, from 125% of target to 110% beginning with grants to be made in January of 2017, and approved a specific operating income plan for the Key Executive Performance Share Program that both the Compensation Committee and Pay Governance deemed to be challenging. The Compensation Committee believes that these changes will more closely align potential payouts with the Company’s performance in years with strong results. The total shareholder return component of the Key Executive Performance Share Program remains unchanged.

Accenture Leadership Performance Equity Award Program

The Accenture Leadership Performance Equity Award Program, for which all members of Accenture Leadership are eligible, is designed to recognize and reward high-performing members of Accenture Leadership for their performance in the most recently completed fiscal year and is funded based on overall Company performance. High-performing members of Accenture Leadership receive equity grants in the form of time-vesting RSUs based on their annual performance rating, which awards will vest in equal installments over a 3-year period with shortened vesting schedules applicable to participants who are age 50 or older. Each of the named executive officers is eligible for grants under this

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program based on his or her annual performance rating for fiscal 2016. The number of RSUs granted to members of Accenture Leadership under this program may also be adjusted based on Company performance. Based on Company performance in fiscal 2016, the overall funding percentage for awards to be made in January 2017 was set at 100% (see also “— Narrative Supplement to Summary Compensation Table and to Grants of Plan-Based Awards Table” below).

Voluntary Equity Investment Program

The Voluntary Equity Investment Program is a matching program that further encourages share ownership among all members of Accenture Leadership, who may designate up to 30% of their cash compensation to make monthly purchases of Accenture plc Class A ordinary shares. Total contributions from all participating members of Accenture Leadership under this program are limited to an amount that is not more than 15% of the total amount expended for cash compensation for members of Accenture Leadership. Following the end of the program year, participants who continue to be employed are awarded a 50% matching RSU grant that generally vests 2 years later, which enables members of Accenture Leadership to receive 1 RSU for every 2 shares they purchased during the year, provided they do not sell or transfer the purchased shares prior to the matching grant date (see also “— Narrative Supplement to Summary Compensation Table and to Grants of Plan-Based Awards Table” below).

Other Compensation

Consistent with the Company’s compensation philosophy, the Company provides only limited personal benefits to the named executive officers. These include the use of an automobile and driver for the chairman and chief executive officer, premiums paid on life insurance policies and tax-return preparation services. Mr. Casati, who is based in Singapore, receives a housing allowance and maintenance costs. In addition, a gift to an educational institution made by Mr. Rowland in fiscal 2016 was matched by the Company under the charitable gift matching program applicable to all U.S. employees. Additional discussion of the personal benefits and other compensation provided to the named executive officers in fiscal 2016 is included in the “Summary Compensation Table” below.

ADDITIONAL INFORMATION

Equity Ownership Requirements

The Company has an equity ownership requirement policy pursuant to which the Company’s most stringent share ownership requirements apply to the named executive officers. These share ownership requirements are intended to ensure that each of the named executive officers holds a meaningful ownership stake in Accenture. The Company intends that this ownership stake will further align the interests of the named executive officers and the Company’s shareholders. Under these requirements, by the 5th anniversary of achieving that status, each of the named executive officers is required to hold Accenture equity (which may include unvested equity) with a value equal to at least 6 times his or her base compensation. Each of our named executive officers maintains ownership of Accenture equity in excess of the requirement. Named executive officers may only satisfy this ownership requirement through the holdings they acquire pursuant to the Company’s share programs, and the Company does not apply holding periods to any specific equity award beyond its vesting date(s).

Derivatives and Hedging

All employees, including our named executive officers, and members of the Board, are subject to a policy that prohibits them (or their designees) from purchasing shares on margin or purchasing financial instruments that are designed to hedge or offset any fluctuations in the market value of the Company’s equity securities they hold, whether or not such securities were acquired from Accenture’s equity compensation programs.

Pledging Company Securities

Our chairman and chief executive officer and the members of our global management committee, other key employees and members of the Board are prohibited from borrowing against any account in which the Company’s securities are held or pledging the Company’s securities as collateral for a loan.

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EXECUTIVE COMPENSATION

Employment Agreements

The Company’s named executive officers, other than Mr. Nanterme, have each entered into standardized employment agreements with the Company’s local affiliates in the country in which they are employed that include non-competition and non-solicitation obligations. The Company’s employment agreements do not include negotiated compensatory commitments, guaranteed bonus amounts, “golden parachutes,” multi-year severance packages, significant accelerated vesting of stock awards or other payments triggered by a change of control, U.S. Internal Revenue Code section 280G or other tax gross-up payments related to a change of control or other features that have been found in executive employment agreements in the Company’s industry, other than as may be required by local law. The named executive officers receive compensatory rewards that are tied to their own performance and the performance of the Company’s business, rather than by virtue of longer-term employment agreements. This is consistent with the Company’s objective to reward individual performance and support the achievement of its business objectives.

Post-Termination Compensation

The Company has structured its employment arrangements with the named executive officers such that it only provides limited post-termination compensation. Except as required under French law for Mr. Nanterme as discussed below, the Company’s employment agreements with our named executive officers do not contain multi-year or significant lump-sum compensation payouts to a named executive officer upon termination of employment. Similarly, except as described below, the Company has chosen not to contribute to pension or other retirement plans for any of the current named executive officers and does not offer significant deferred cash compensation or other post-employment benefits. Mr. Rowland became a participant in the Company’s U.S. pension plan prior to assuming a leadership role with the Company. As described under “Pension Benefits for Fiscal 2016” below, the benefits for Mr. Rowland under this plan were frozen on August 31, 2000.

Post-Termination Compensation under Employment Agreements

Mr. Nanterme’s employment agreement is governed by French law and includes the following provisions:

¡	payments for his post-employment non-competition and non-solicitation obligations, equal to 12 months’ base and bonus compensation (based on the average amount received over the 12 months preceding termination), except that those payments can be reduced or limited to the extent the Company chooses not to enforce the non-competition and non-solicitation obligations;

¡	3 months’ notice (or payment of 3 months’ base and bonus compensation (based on the average amount received over the 12 months preceding termination) in lieu of notice) except in the case of serious or gross misconduct; and

¡	except in the case of voluntary resignation, a severance payment under the collective bargaining agreement that applies under French law to all Accenture employees in France, equal to one-third of a month of base and bonus compensation (based on the average amount received over the 12 months preceding termination) per year of service, up to a maximum of 12 months, in each case, as described under “Potential Payments upon Termination” below.

Mr. Casati’s employment agreement, which is our standard agreement for members of Accenture Leadership in Singapore, is governed by the laws of the Republic of Singapore and includes the following provisions:

¡	payments for his post-employment non-competition and non-solicitation obligations, equal to his annual base compensation, except that the Company will not be obligated to make such payments in the event it waives the non-competition and non-solicitation obligations on or before termination; and

¡	4 months’ notice for termination (or payment of 4 months’ base compensation in lieu of notice), except in the event of termination for cause,

in each case, as described under “Potential Payments upon Termination” below.

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EXECUTIVE COMPENSATION

U.S. Accenture Leader Separation Benefits Plan

Members of Accenture Leadership employed in the United States, including Messrs. Rowland and van ’t Noordende and Ms. Sweet, are eligible for benefits under our Accenture Leader Separation Benefits Plan. With respect to our most senior leaders, this plan provides that, subject to the terms and conditions of the plan, and contingent upon the execution of a separation agreement (which requires, among other things, a complete release of claims and affirmation of existing post-departure obligations, including non-compete and non-solicitation requirements), if the leader’s employment is involuntarily terminated, other than for “cause” (as defined under the plan), the terminated executive is entitled to receive the following:

¡	if the termination is for reasons unrelated to performance: (1) an amount equal to 6 months of base compensation, plus (2) 1 week of base compensation for each completed year of service (up to an additional 2 months of base compensation), plus (3) a $12,000 Consolidated Omnibus Budget Reconciliation Act (“COBRA”) payment (which is related to health and dental benefits); or

¡	if the termination is for reasons related to performance: (1) an amount equal to 4 months of base compensation, plus (2) an $8,000 COBRA payment.

In addition, members of Accenture Leadership who are terminated involuntarily other than for cause, including those terminated for reasons related to performance, are entitled to 12 months of outplacement benefits, which is provided by an outside firm selected by Accenture, at a maximum cost to Accenture of $11,000 per person (see “Potential Payments upon Termination” below).

U.S. Retiree Medical Benefit Program

Members of Accenture Leadership employed in the United States who retire from the Company after reaching age 50 and who have achieved at least 10 years of service are also eligible to participate in the U.S. Retiree Medical Benefit Program, which provides partially subsidized medical insurance benefits for them and their dependents (see “Potential Payments upon Termination” below).

Global Management Committee Retirement Provisions

On October 22, 2014, the Compensation Committee approved new retirement provisions related to the vesting of outstanding awards under the Company’s former Senior Officer Performance Equity Award Program and to cash payments in lieu of receiving RSUs under the Accenture Leadership Performance Equity Award Program that are intended to generally apply to all global management committee members (see “Potential Payments upon Termination” below). While the new provisions are intended to replace most individual retirement decisions, the Compensation Committee may, from time to time, approve individual separation arrangements with global management committee members.

No Change in Control Arrangements

As described above, the Company’s employment agreements do not contain “golden parachutes,” multi-year severance packages or guarantees, accelerated vesting of stock awards or other payments triggered by a change of control. Similarly, we do not provide our executives U.S. Internal Revenue Code section 280G or other tax gross-up payments related to a change of control.

Clawback Policy

Accenture has a clawback policy that applies to both incentive cash bonus and equity-based incentive compensation awarded to the Company’s chairman and chief executive officer, members of the global management committee and approximately 240 of its most senior leaders. Under the policy, to the extent permitted by applicable law and subject to the approval of the Compensation Committee, the Company may seek to recoup any incentive based compensation awarded to any executive subject to the policy, if (1) the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws; (2) the misconduct of an executive subject to the policy contributed to the noncompliance that resulted in the obligation to restate; and (3) a lower award would have been made to the covered executive had it been based upon the restated financial results.

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EXECUTIVE COMPENSATION

Under the terms of Mr. Nanterme’s employment agreement, a violation of his obligations of confidentiality, non-competition and/or non-solicitation would result in a repayment by him of 6 months of base compensation.

In addition, the existing equity grant agreements between Accenture and our named executive officers include recoupment provisions in specific circumstances, even after the awards have vested. For example, in the event a named executive officer leaves the Company and competes against us within a specified time period (for example, by joining a competitor, targeting our clients or recruiting our employees), the award recipient is generally obligated to return to the Company the shares originally delivered to that recipient under our equity programs.

Compensation Risk Assessment and Management

In fiscal 2016, management performed an annual comprehensive review for the Compensation Committee regarding whether the risks arising from any of our compensation policies or practices are reasonably likely to have a material adverse effect on the Company. We believe that the structure of our compensation program does not encourage unnecessary or excessive risk taking. Our policies and practices include some of the following risk-mitigating characteristics:

¡	compensation programs operate within a governance and review structure that serves and supports risk mitigation;

¡	the Compensation Committee approves performance awards for our chairman and chief executive officer and members of our global management committee after reviewing corporate and individual performance;

¡	a balance of annual and long-term incentive opportunities and of fixed and variable features;

¡	vesting of performance-based equity awards, the most significant element of our named executive officers’ compensation opportunity over time, is determined based on achievement of 2 metrics, measured on a cumulative basis, over a 3-year period (operating income relative to plan and total shareholder return relative to a peer group);

¡	focus on a variety of performance objectives, thereby diversifying the risk associated with any single indicator of performance; and

¡	members of Accenture Leadership who are granted equity are subject to our equity ownership requirements, which require all of those leaders to hold ownership stakes in the Company to further align their interests with the Company’s shareholders (see “Additional Information — Equity Ownership Requirements” above).

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EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis section of this proxy statement and discussed that section with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K. This report is provided by the following independent directors, who compose the Compensation Committee:

The Compensation Committee

Marjorie Magner, Chair

Dina Dublon

Herbert Hainer (Joined November 2, 2016)

William L. Kimsey

Paula A. Price

Arun Sarin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee is composed solely of independent directors. During fiscal 2016, no member of our Compensation Committee was an employee or officer or former officer of Accenture or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or our Compensation Committee during fiscal 2016.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below sets forth the compensation earned by or paid to our named executive officers during the fiscal years ended August 31, 2014, 2015 and 2016. Ms. Sweet and Messrs. Casati and van ’t Noordende were not named executive officers in 2014; therefore, in accordance with the SEC’s disclosure rules, information regarding compensation for the year that those individuals were not named executive officers is not included in the table below. All amounts are calculated in accordance with SEC disclosure rules, including amounts with respect to our equity compensation plan awards, as further described below.

Name & Principal Position	Year	Salary($)	Bonus($)		Stock Awards($)(1)	Option Awards($)	Non-Equity Incentive Plan Compensation($)(2)	Change in Pension Value & Nonqualified Deferred Compensation Earnings($)		All Other Compensation($)(3)	Total($)
PIERRE NANTERME(4)	2016	$ 957,585	$1,000,000	(5)	$13,340,225	—	$3,121,877	—		$ 80,156	$18,499,843
Chairman and Chief Executive Officer	2015	$1,010,664	—		$11,696,292	—	$2,990,047	—		$ 79,211	$15,776,214
	2014	$1,179,798	—		$11,899,930	—	$2,742,937	—		$102,798	$15,925,463
DAVID P. ROWLAND	2016	$1,136,125	—		$2,654,261	—	$1,613,875	$94,075	(6)	$ 37,647	$5,535,983
Chief Financial Officer	2015	$1,122,781	—		$2,415,292	—	$1,459,616	$15,785	(6)	$ 5,955	$5,019,429
	2014	$1,082,750	—		$1,729,838	—	$1,122,140	$51,986	(6)	$ 5,726	$3,992,440
GIANFRANCO CASATI(7)	2016	$ 967,329	—		$2,439,681	—	$1,225,760	—		$242,800	$4,875,570
Group Chief Executive — Growth Markets	2015	$1,015,914	—		$2,202,266	—	$1,242,549	—		$274,827	$4,735,556
ALEXANDER M. VAN ’T NOORDENDE Group Chief Executive — Products	2016 2015	$1,136,125 $1,136,125	— —		$2,807,747 $2,221,912	— —	$1,476,963 $1,354,261	— —		$ 7,960 $ 10,241	$5,428,795 $4,722,539
JULIE SWEET	2016	$1,136,125	—		$2,500,335	—	$1,431,518	—		$ 6,009	$5,073,987
Group Chief Executive — North America	2015	$1,136,125	—		$1,939,802	—	$1,329,266	—		$109,904	$4,515,097

(1)	Represents aggregate grant date fair value of stock awards during each of the years presented, computed in accordance with Topic 718, without taking into account estimated forfeitures. The assumptions made when calculating the amounts are found in Note 11 (Share-Based Compensation) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended August 31, 2016. Terms of the fiscal 2016 stock awards are summarized under “Compensation Discussion and Analysis — Compensation Programs — Long-Term Equity Compensation” above and in “— Narrative Supplement to Summary Compensation Table and to Grants of Plan-Based Awards Table” below. With respect to amounts included for the Key Executive Performance Share Program awards, the estimate of the grant date fair value determined in accordance with Topic 718, which is based on probable outcome as of the grant date, assumes vesting between target and maximum. Assuming the achievement of either the probable outcome as of the grant date or maximum performance, the aggregate grant date fair value of the Key Executive Performance Share Program awards for each fiscal year included in this column would be as follows:

		Key Executive Performance Share Program
	Year	Grant Date Fair Value Based on Probable Outcome	Grant Date Fair Value Based on Maximum Achievement
Mr. Nanterme	2016	$12,150,291	$16,987,475
	2015	$10,862,968	$15,299,955
	2014	$10,899,978	$14,999,936
Mr. Rowland	2016	$ 1,904,296	$ 2,662,419
	2015	$ 1,890,363	$ 2,662,484
	2014	$ 1,089,980	$ 1,499,969
Mr. Casati	2016	$ 1,689,716	$ 2,362,412
	2015	$ 1,677,338	$ 2,362,447
Mr. van ’t Noordende	2016	$ 1,689,716	$ 2,362,412
	2015	$ 1,677,338	$ 2,362,447
Ms. Sweet	2016	$ 1,689,716	$ 2,362,412
	2015	$ 1,677,338	$ 2,362,447

(2)	Amounts reflect payments that were or will be made in December 2016, December 2015 and December 2014 under the Global Annual Bonus program with respect to the 2016, 2015 and 2014 fiscal years, respectively. The terms of the Global Annual Bonus are summarized under “Compensation Discussion and Analysis — Compensation Programs — Cash Compensation — Global Annual Bonus” above.

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(3)	In accordance with the SEC’s disclosure rules, perquisites and other personal benefits provided to Ms. Sweet and Mr. van ’t Noordende for fiscal 2016 are not included because the aggregate incremental value of these items was less than $10,000 for each of these named executive officers. The incremental costs of perquisites and other personal benefits provided to Mr. Nanterme for fiscal 2016 were $51,056 for a car and driver and $14,572 for tax preparation and audit-related fees. The incremental cost of Mr. Nanterme’s car and driver was computed based on the actual fees paid to a service provider. The incremental costs of perquisites and other personal benefits provided to Mr. Rowland for fiscal 2016 include a $22,500 matching gift under our charitable gift matching program applicable to all U.S. employees to an educational institution where the Company recruits. The incremental costs of perquisites and other benefits provided to Mr. Rowland for fiscal 2016 also include $6,500 for tax preparation fees. The incremental costs of perquisites and other personal benefits provided to Mr. Casati for fiscal 2016 were $236,871 for a housing allowance and maintenance costs and $3,156 for tax preparation fees.

Included for fiscal 2016 are life insurance premium payments of $10,370 for Mr. Nanterme, $7,112 for Mr. Rowland, $2,755 for Mr. Casati, $4,362 for Mr. van ’t Noordende and $2,970 for Ms. Sweet, and payments of $1,535 to Mr. Rowland, $262 to Mr. van ’t Noordende and $3,039 to Ms. Sweet as reimbursement for excess taxes paid by them in jurisdictions in which those executives provided services to the Company outside of their respective home jurisdictions. These services resulted in taxes due in excess of the rate applicable to their respective home jurisdictions, which excesses were reimbursed by the Company. The amounts also include payments of $3,336 to Mr. van ’t Noordende for tax equalization under the Company’s same sex medical benefit equalization policy and $18 to Mr. Casati as reimbursement for taxes paid by him in his home jurisdiction related to per diems he was paid for business travel. The amounts further include $4,158 for Mr. Nanterme for profit sharing mandated by French law.

Also, in accordance with applicable SEC rules, the value of dividend equivalents credited or otherwise allocated to RSUs in the form of additional RSUs with the same vesting terms as the original awards is not included in the “All Other Compensation” column because their value is factored into the grant date fair value of RSU awards. Additional RSUs awarded in connection with dividend adjustments are subject to vesting and delivery conditions as part of the underlying awards.

(4)	Mr. Nanterme is based in Europe and is compensated in euros. We converted his fiscal 2016 cash compensation, his local life insurance premium payment, his tax preparation and audit-related fees, his profit sharing mandated by French law and the incremental cost of his car and driver to U.S. dollars at an exchange rate of 0.90381, which was the average monthly translation rate for fiscal 2016. His Bonus and Non-Equity Incentive Plan Compensation amounts were converted to U.S. dollars at an exchange rate of 0.94258, which is the monthly translation rate for the month in which the applicable payments will be made.

(5)	Represents a one-time discretionary cash bonus in recognition of Mr. Nanterme’s contributions to the Company’s very strong performance during fiscal 2016 as described above in “Compensation Discussion and Analysis — Fiscal 2016 Compensation Decisions — Chairman and Chief Executive Officer — One-Time Discretionary Cash Bonus.”

(6)	Mr. Rowland is our only named executive officer who has benefits under a pension plan or other retirement plan to which the Company contributes. He became a participant in the pension plan prior to assuming a leadership role at the Company, and his benefits under the plan were frozen on August 31, 2000; accordingly, there were no additional accruals in fiscal 2016. The actuarial present value of his accumulated pension benefit increased by $94,075 during fiscal 2016 due solely to the passage of time and a change in the applicable discount and mortality rates. The terms of his pension arrangements are summarized under “Pension Benefits for Fiscal 2016” below.

(7)	Mr. Casati is based in Singapore and is compensated in Singapore dollars. We converted his fiscal 2016 cash compensation, his local life insurance premium payment and the cost of his housing allowance and maintenance costs to U.S. dollars at an exchange rate of 1.39014, which was the average monthly translation rate for fiscal 2016. His Non-Equity Incentive Plan Compensation amount was converted to U.S. dollars at an exchange rate of 1.42617, which is the monthly translation rate for the month in which the applicable payment will be made.

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GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2016

The table below summarizes each grant of an equity or non-equity award made to the named executive officers during fiscal 2016 under any incentive plan.

Name	Grant Date	Date of Committee Approval	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock and Option Awards($)(2)
			Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)
PIERRE NANTERME	1/1/2016 1/1/2016 10/29/2015	10/29/2015 10/29/2015 10/29/2015	— — —	— — $1,915,171	— — $3,351,549	53,844(3) — —	107,703(3) — —	161,547(3) — —	— 11,316(4) —	$12,150,291 $1,189,934 —
DAVID P. ROWLAND	1/1/2016 1/1/2016 10/29/2015	10/29/2015 10/29/2015 10/29/2015	— — —	— — $1,141,806	— — $1,647,381	8,439(3) — —	16,880(3) — —	25,319(3) — —	— 7,132(4) —	$1,904,296 $749,965 —
GIANFRANCO CASATI	1/1/2016 1/1/2016 10/29/2015	10/29/2015 10/29/2015 10/29/2015	— — —	— — $ 972,166	— — $1,402,627	7,487(3) — —	14,978(3) — —	22,466(3) — —	7,132(4) —	$1,689,716 $749,965 —
ALEXANDER M. VAN ’T NOORDENDE	1/1/2016 1/1/2016 1/5/2016 10/29/2015	10/29/2015 10/29/2015 7/11/2015 10/29/2015	— — — —	— — — $1,141,806	— — — $1,647,381	7,487(3) — — —	14,978(3) — — —	22,466(3) — — —	7,132(4) 3,732(5) —	$1,689,716 $749,965 $368,066 —
JULIE SWEET	1/1/2016 1/1/2016 1/5/2016 10/29/2015	10/29/2015 10/29/2015 7/11/2015 10/29/2015	— — — —	— — — $1,141,806	— — — $1,647,381	7,487(3) — — —	14,978(3) — — —	22,466(3) — — —	7,132(4) 615(5) —	$1,689,716 $749,965 $ 60,654 —

(1)	Represents cash award target opportunity range made pursuant to the Global Annual Bonus, the terms of which are summarized under “Compensation Discussion and Analysis — Compensation Programs — Cash Compensation — Global Annual Bonus” and “Compensation Discussion and Analysis — Process for Determining Executive Compensation — Performance Objectives Used in Evaluations” above. For Mr. Nanterme, the cash award target was 200% of his base compensation, and for the other named executive officers, the cash award target was, on average, 101% of base compensation. The amounts for Mr. Nanterme, who is compensated in euros, and Mr. Casati, who is compensated in Singapore dollars, were converted into U.S. dollars at exchange rates of 0.90381 and 1.39014, respectively, which were the average monthly translation rates for fiscal 2016. For the actual amounts to be paid to each named executive officer, see the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above and the applicable footnote. Amounts reported under the “Maximum” column represent the high end of the target opportunity range.

(2)	Represents the grant date fair value of each equity award computed in accordance with Topic 718, without taking into account estimated forfeitures. With respect to the RSU grants made pursuant to the 2016 Key Executive Performance Share Program, the grant date fair value assumes vesting between target and maximum.

(3)	Reflects RSU grants made pursuant to the 2016 Key Executive Performance Share Program, the terms of which are summarized in the narrative below and under “Compensation Discussion and Analysis — Compensation Programs — Long-Term Equity Compensation — Key Executive Performance Share Program” above.

(4)	Represents RSU grant made pursuant to the 2016 Accenture Leadership Performance Equity Award Program, the terms of which are summarized in the narrative below and under “Compensation Discussion and Analysis — Compensation Programs — Long-Term Equity Compensation — Accenture Leadership Performance Equity Award Program” above.

(5)	Represents matching RSU grant made pursuant to the Voluntary Equity Investment Program, the terms of which are summarized in the narrative below and under “Compensation Discussion and Analysis — Compensation Programs — Long-Term Equity Compensation — Voluntary Equity Investment Program” above.

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EXECUTIVE COMPENSATION

NARRATIVE SUPPLEMENT TO SUMMARY COMPENSATION TABLE AND TO GRANTS OF PLAN-BASED AWARDS TABLE

Global Annual Bonus

Our Global Annual Bonus program is described under “Compensation Discussion and Analysis — Compensation Programs — Cash Compensation — Global Annual Bonus” and “Compensation Discussion and Analysis — Process for Determining Executive Compensation — Performance Objectives Used in Evaluations” above.

Key Executive Performance Share Program

Our Key Executive Performance Share Program is described generally under “Compensation Discussion and Analysis — Compensation Programs — Long-Term Equity Compensation — Key Executive Performance Share Program” above. The description below relates to the RSU grants we made to our named executive officers in fiscal 2016 pursuant to the Key Executive Performance Share Program, which have a 3-year performance period beginning on September 1, 2015 and ending on August 31, 2018. The Compensation Committee determined that the compensation opportunity under these grants will be based on performance weighted 75% on cumulative operating income results and 25% on cumulative total shareholder return, in each case over that 3-year period.

◾	Operating income results. Up to 75% of the total RSUs granted to a named executive officer on January 1, 2016 under this program will vest, if at all, at the end of the 3-year performance period based upon the achievement of operating income targets by the Company during the performance period. For each fiscal year during the performance period, the Compensation Committee approves an operating income plan for this program that is based on the operating income plan for the Company approved by the full Board. This operating income plan has been equivalent to the operating income plan included in our annual fiscal year performance objectives, as described above under “Compensation Discussion and Analysis — Process for Determining Executive Compensation — Performance Objectives Used in Evaluations.” Starting with fiscal 2017, as described above under “Compensation Discussion and Analysis — Compensations Programs — Long-Term Equity Compensation — Changes to the Key Executive Performance Share Program”, the Compensation Committee approved a specific operating income plan for the Key Executive Performance Share Program that both the Compensation Committee and Pay Governance deem to be challenging. The aggregate of these 3 annual operating income plans forms the reference, or target, for measuring aggregate operating income results over the 3 years. A performance rate is then calculated as the actual aggregate operating income divided by the target aggregate operating income, with the percentage vesting of RSUs determined as follows:

Performance Level	Accenture Performance Rate Versus Target	Percentage of RSUs Granted that Vest (Out of a Maximum of 75%)
Maximum	125% or greater	75%
Target	100%	50%
Threshold	80%	25%
Below Threshold	Less than 80%	0%

We will proportionally adjust the number of RSUs that vest if Accenture’s performance level falls between “Target” and “Maximum,” or between “Threshold” and “Target,” in each case on a linear basis.

◾	Total shareholder return. Up to 25% of the total RSUs granted to a named executive officer on January 1, 2016 under this program will vest, if at all, at the end of the 3-year performance period based upon Accenture’s total shareholder return, as compared to the total shareholder return of the comparison companies listed below, together with the S&P 500 Total Return Index. Total shareholder return is determined by dividing the fair market value of the stock of a company at the end of the performance period (August 31, 2018), adjusted to reflect cash, stock or in-kind dividends paid on the stock of that company during the performance period, by the fair market value of that stock at the beginning of the performance period (September 1, 2015). In order to compare Accenture’s total shareholder return with that of our comparison companies and the S&P 500 Total

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Return Index, each company and the S&P 500 Total Return Index is ranked in order of its total shareholder return. Accenture’s percentile rank among the comparison companies and the S&P 500 Total Return Index is then used to determine the percentage vesting of RSUs as follows:

Performance Level	Accenture Percentile Rank (Measured as a Percentile)	Percentage of RSUs Granted That Vest (Out of a Maximum of 25%)
Maximum	Accenture is ranked at or above the 75th percentile	25%
Target	Accenture is ranked at the 60th percentile	17%
Threshold	Accenture is ranked at the 40th percentile	8%
Below Threshold	Accenture is ranked below the 40th percentile	0%

We will proportionally adjust the number of RSUs that vest if Accenture’s performance level falls between “Target” and “Maximum,” or between “Threshold” and “Target,” in each case on a linear basis.

For fiscal 2016, the following comparison companies, together with the S&P 500 Total Return Index, are used for measuring total shareholder return for the Key Executive Performance Share Program. These companies were chosen in advance of the 2016 compensation year.

This group of companies and the S&P 500 Total Return Index together represent a slightly different and broader list than the group of companies included in our peer group of companies used for benchmarking executive compensation generally and identified under “Compensation Discussion and Analysis — Fiscal 2016 Compensation Decisions — Role of Benchmarking” above. These companies and the S&P 500 Total Return Index together were determined to yield a better comparative group for purposes of evaluating total shareholder return.

Accenture plc Class A ordinary shares underlying the RSUs granted under the Key Executive Performance Share Program that vest are delivered following the Compensation Committee’s determination of the Company’s results with respect to the performance metrics. Each of our named executive officers received a grant of RSUs under the Key Executive Performance Share Program on January 1, 2015 and January 1, 2016, and each, except Ms. Sweet, was eligible for provisional age-based vesting as of the grant dates. Provisional age-based vesting means that if a participant voluntarily terminates his or her employment after reaching age 50 and completing 15 years of continuous

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service, the participant is entitled to pro rata vesting of his or her award at the end of the 3-year performance period based on the portion of the performance period during which he or she was employed. The vesting schedules for the outstanding Key Executive Performance Share Program awards are set forth in footnote 4 to the “Outstanding Equity Awards at August 31, 2016” table below.

The terms of these programs provide that the number of RSUs granted and still outstanding on any applicable record date will be adjusted proportionally to reflect the Company’s payment of dividends or other significant corporate events. Additional RSUs awarded in connection with dividend adjustments are subject to the same vesting conditions as the underlying awards.

Senior Officer Performance Equity Award Program

The Senior Officer Performance Equity Award Program was discontinued after fiscal 2014. In general, grants under the Senior Officer Performance Equity Award Program vest in full on the third anniversary of the grant date. However, grants under this program for participants who are age 50 or older on the date of grant have a shortened vesting schedule that is graduated based on the age of the participant on the grant date, with the shortest vesting periods applicable to participants who are age 56 or older on the grant date. As a result, a shorter vesting schedule applied to all or a portion of the RSUs granted under this program to each of our named executive officers, except Ms. Sweet, as further shown in the “Option Exercises and Stock Vested in Fiscal 2016” table below. The actual vesting schedules for these outstanding awards are set forth in footnote 1 to the “Outstanding Equity Awards at August 31, 2016” table below.

The terms of this program provide that the number of RSUs granted and still outstanding on any applicable record date will be adjusted proportionally to reflect the Company’s payment of dividends or other significant corporate events. Additional RSUs awarded in connection with dividend adjustments are subject to the same vesting conditions as the underlying awards.

Accenture Leadership Performance Equity Award Program

The Accenture Leadership Performance Equity Award Program is described generally under “Compensation Discussion and Analysis — Compensation Programs — Long-Term Equity Compensation — Accenture Leadership Performance Equity Award Program” above.

In general, grants under the Accenture Leadership Performance Equity Award Program vest in 3 equal installments on each July 19 (the anniversary date of our initial public offering) following the grant date until fully vested. However, grants under this program to participants who are age 50 or older on the date of grant have a shortened vesting schedule that is graduated based on the age of the participant on the grant date, with the shortest vesting periods applicable to participants who are age 56 or older on the grant date. As a result, a shorter vesting schedule applied for all or a portion of the RSUs granted under this program to each of our named executive officers, except Ms. Sweet, in fiscal 2016, as further shown in the “Option Exercises and Stock Vested in Fiscal 2016” table below. The actual vesting schedules for these outstanding awards are set forth in footnote 1 to the “Outstanding Equity Awards at August 31, 2016” table below. Beginning with awards made in fiscal 2017, grants under the Accenture Leadership Performance Equity Award Program will vest in 3 equal annual installments on each January 1 following the grant date until fully vested.

The terms of this program provide that the number of RSUs granted and still outstanding on any applicable record date will be adjusted proportionally to reflect the Company’s payment of dividends or other significant corporate events. Additional RSUs awarded in connection with dividend adjustments are subject to the same vesting conditions as the underlying awards.

Voluntary Equity Investment Program

Under the Voluntary Equity Investment Program, members of Accenture Leadership, including all of our named executive officers, where permitted, may elect to designate up to 30% of their total cash compensation to this share purchase program. These amounts are deducted from after-tax income and used to make monthly purchases of Accenture plc Class A ordinary shares from Accenture at fair market value on the 5th of each month for contributions made in the previous month. Participants are awarded a 50% matching RSU grant after the last purchase of the

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program year in the form of 1 RSU for every 2 shares that have been purchased during the previous program year and that have not been sold or transferred prior to the awarding of the matching grant. This matching grant will generally vest in full 2 years from the date of the grant. Under the program, if a participant leaves Accenture or withdraws from the program prior to the award of the matching grant, he or she will not receive a matching grant. Total contributions from all participating members of Accenture Leadership under this program are limited to an amount that is not more than 15% of the total amount expended for cash compensation for members of Accenture Leadership, subject to annual review and approval by the Compensation Committee. In the last completed program year, which ran from January to December 2015, Ms. Sweet and Mr. van ’t Noordende participated in the Voluntary Equity Investment Program and, based on her and his purchases through the program, received a grant of matching RSUs under the Voluntary Equity Investment Program in fiscal 2016 as indicated above.

The terms of this program provide that the number of RSUs granted and still outstanding on any applicable record date will be adjusted proportionally to reflect the Company’s payment of dividends or other significant corporate events. Additional RSUs awarded in connection with dividend adjustments are subject to the same vesting conditions as the underlying awards.

Clawback Policy

Our equity awards are subject to clawback under specified conditions, as described under “Compensation Discussion and Analysis — Additional Information — Clawback Policy” above.

OUTSTANDING EQUITY AWARDS AT AUGUST 31, 2016

The following table provides details about each outstanding equity award held by our named executive officers as of August 31, 2016.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(#)(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(3)
PIERRE NANTERME	—	—	338,566	$38,935,090
DAVID ROWLAND	2,148	$ 247,020	56,099	$ 6,451,385
GIANFRANCO CASATI	—	—	49,777	$ 5,724,355
ALEXANDER M. VAN ’T NOORDENDE	13,995	$1,609,425	49,777	$ 5,724,355
JULIE SWEET	31,600	$3,634,000	49,777	$ 5,724,355

(1)	Consists of the following outstanding RSUs, including RSUs awarded in connection with dividend adjustments:

	Award	Grant Date	Number	Vesting
Mr. Rowland	2014 Senior Officer Performance Equity Award Program	January 1, 2014	2,148	In full on January 1, 2017
Mr. van ’t Noordende	2014 Senior Officer Performance Equity Award Program	January 1, 2014	4,298	In full on January 1, 2017
	2016 Accenture Leadership Performance Equity Award Program	January 1, 2016	2,402	In full on July 19, 2017
	2014 Voluntary Equity Investment Program	January 5, 2015	3,527	In full on January 5, 2017
	2015 Voluntary Equity Investment Program	January 5, 2016	3,768	In full on January 5, 2018
Ms. Sweet	2014 Senior Officer Performance Equity Award Program	January 1, 2014	6,440	In full on January 1, 2017
	2015 Accenture Leadership Performance Equity Award Program	January 1, 2015	1,006	In full on July 19, 2017
	2016 Accenture Leadership Performance Equity Award Program	January 1, 2016	4,801	In 2 installments: 2,400 on July 19, 2017 and 2,401 on July 19, 2018
	2015 Voluntary Equity Investment Program	January 5, 2016	621	In full on January 5, 2018
	2014 Key Executive Performance Share Program	January 1, 2014	18,732	In full on October 24, 2016

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(2)	Pursuant to the provisional age-based vesting conditions of their awards under the 2014 Key Executive Performance Share Program, the awards to each of the named executive officers, except Ms. Sweet, under the program are treated as having vested as of August 31, 2016. See the “Option Exercises and Stock Vested in Fiscal 2016” table below.

(3)	Values determined based on August 31, 2016 closing market price of Accenture plc Class A ordinary shares of $115.00 per share.

(4)	Consists of the following outstanding RSUs, including RSUs awarded in connection with dividend adjustments:

	Key Executive Performance Share Program
Fiscal Year: Award Date: Based on Plan Achievement Level:	2015 January 1, 2015 Maximum	2016 January 1, 2016 Maximum
Mr. Nanterme	175,485	163,081
Mr. Rowland	30,539	25,560
Mr. Casati	27,097	22,680
Mr. van ’t Noordende	27,097	22,680
Ms. Sweet	27,097	22,680

RSUs granted pursuant to the 2015 Key Executive Performance Share Program will vest, if at all, based on the Company’s achievement of the specified performance criteria with respect to the period beginning September 1, 2014 and ending August 31, 2017 as determined by the Compensation Committee following the end of fiscal 2017. RSUs granted pursuant to the fiscal 2016 Key Executive Performance Share Program will vest, if at all, based on the Company’s achievement of the specified performance criteria for the period beginning September 1, 2015 and ending August 31, 2018 as determined by the Compensation Committee following the end of fiscal 2018. The terms of the 2016 Key Executive Performance Share Program are summarized above in “Compensation Discussion and Analysis — Compensation Programs —Long-Term Equity Compensation” and “— Narrative Supplement to Summary Compensation Table and to Grants of Plan-Based Awards Table” above.

Results for the 2015 and 2016 Key Executive Performance Share Program cannot be determined at this time. As results to date indicate achievement between the target and maximum levels for both programs, the amounts reflected in these columns with respect to both programs are the maximum amount.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2016

The table below sets forth the number of shares of stock acquired in fiscal 2016 upon the exercise of stock options awarded to our named executive officers and as a result of the vesting of RSUs awarded to our named executive officers, under our compensatory equity programs.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired On Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized On Vesting($)(2)
PIERRE NANTERME	—	—	158,367	$18,016,188
DAVID P. ROWLAND	—	—	25,862	$ 2,878,189
GIANFRANCO CASATI	—	—	30,696	$ 3,415,294
ALEXANDER M. VAN ’T NOORDENDE	—	—	38,716	$ 4,272,428
JULIE SWEET	—	—	30,310	$ 3,295,735

(1)	Reflects vesting of RSUs, as further described below. The terms of our current programs under which we award RSUs to our named executive officers in prior years are summarized under “Compensation Discussion and Analysis — Compensation Programs — Long-Term Equity Compensation” and “— Narrative Supplement to Summary Compensation Table and to Grants of Plan-Based Awards Table” above.

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	Program	Number of Shares Acquired on Vesting	Date of Acquisition
Mr. Nanterme	2014 Key Executive Performance Share Program(a)	138,742	8/31/2016
	2013 Senior Officer Performance Equity Award Program	4,055	1/1/2016
	2014 Senior Officer Performance Equity Award Program	4,254	1/1/2016
	2016 Accenture Leadership Performance Equity Award Program	11,316	2/1/2016
Mr. Rowland	2014 Key Executive Performance Share Program(a)	13,876	8/31/2016
	2013 Senior Officer Performance Equity Award Program	2,705	1/1/2016
	2014 Senior Officer Performance Equity Award Program	2,126	1/1/2016
	2016 Accenture Leadership Performance Equity Award Program	4,754	2/1/2016
	2016 Accenture Leadership Performance Equity Award Program	2,401	7/19/2016
Mr. Casati	2014 Key Executive Performance Share Program(a)	18,732	8/31/2016
	2013 Senior Officer Performance Equity Award Program	2,705	1/1/2016
	2014 Senior Officer Performance Equity Award Program	2,127	1/1/2016
	2016 Accenture Leadership Performance Equity Award Program	7,132	2/1/2016
Mr. van ’t Noordende	2014 Key Executive Performance Share Program(a)	18,732	8/31/2016
	2013 Senior Officer Performance Equity Award Program	8,107	1/1/2016
	2014 Senior Officer Performance Equity Award Program	2,122	1/1/2016
	2015 Accenture Leadership Performance Equity Award Program	1,006	7/19/2016
	2016 Accenture Leadership Performance Equity Award Program	2,377	2/1/2016
	2016 Accenture Leadership Performance Equity Award Program	2,399	7/19/2016
	2013 Voluntary Equity Investment Program	3,973	1/5/2016
Ms. Sweet	2013 Key Executive Performance Share Program(b)	21,649	10/29/2015
	2013 Senior Officer Performance Equity Award Program	4,054	1/1/2016
	2014 Accenture Leadership Performance Equity Award Program	1,206	7/19/2016
	2015 Accenture Leadership Performance Equity Award Program	1,002	7/19/2016
	2016 Accenture Leadership Performance Equity Award Program	2,399	7/19/2016

(a)	Vesting of the 2014 Key Executive Performance Share Program awards, based on the Company’s achievement of the specified performance criteria with respect to the period beginning September 1, 2013 and ended August 31, 2016, was determined by the Compensation Committee on October 24, 2016, the stated vesting date. Pursuant to the 2014 Key Executive Performance Share Program, 107.7% of the target award of RSUs vested on October 24, 2016, after the end of fiscal 2016, based on the Company’s achievement of specified performance criteria over the 3-year performance period. Because as of August 31, 2016, pursuant to the provisional age-based vesting provisions of their awards, each of the named executive officers, except Ms. Sweet, had fully satisfied the service criteria for vesting, 100% of the earned awards granted to them are being treated as having vested in full as of that date. None of the awards under this program actually vested until the stated vesting date of October 24, 2016.

(b)	Vesting of the 2013 Key Executive Performance Share Program awards, based on the Company’s achievement of the specified performance criteria with respect to the period beginning September 1, 2012 and ended August 31, 2015, was determined by the Compensation Committee on October 29, 2015, the stated vesting date. Pursuant to the 2013 Key Executive Performance Share Program, 106.8% of the target award of RSUs vested on October 29, 2015, after the end of fiscal 2015, based on the Company’s achievement of specified performance criteria over the 3-year performance period. Because as of August 31, 2015, pursuant to the provisional age-based vesting provisions of their awards, each of the named executive officers, except Ms. Sweet, had fully satisfied the service criteria for vesting, 100% of the earned awards granted to them are being treated as having vested in full as of that date. None of the awards under this program actually vested until the stated vesting date of October 29, 2015.

(2)	Reflects the aggregate fair market value of shares vested on the applicable date(s) of vesting.

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PENSION BENEFITS FOR FISCAL 2016

Mr. Rowland is our only named executive officer who has benefits under a pension or other retirement plan to which the Company contributes. Mr. Rowland became a participant in the Accenture United States Pension Plan (the “U.S. Pension Plan”) prior to assuming a leadership role with the Company, and his benefits under this plan were frozen on August 31, 2000. The material terms of the U.S. Pension Plan are described following the table below, which sets forth information with respect to Mr. Rowland’s pension benefits.

Name	Plan Name	Number of Years of Credited Service(#)(1)	Actuarial Present Value of Accumulated Benefit($)(2)	Payments During Last Fiscal Year($)
PIERRE NANTERME	—	—	—	—
DAVID P. ROWLAND	U.S. Pension Plan	13.592	$406,940	—
GIANFRANCO CASATI	—	—	—	—
ALEXANDER M. VAN ’T NOORDENDE	—	—	—	—
JULIE SWEET	—	—	—	—

(1)	Number of years of credited service represents actual years of service. We do not have a policy that grants additional years of credited service.

(2)	The assumptions used to calculate this amount are found in Note 10 (Retirement and Profit Sharing Plans) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended August 31, 2016.

U.S. Pension Plan

The U.S. Pension Plan is a defined benefit pension plan that has been maintained and administered by the Company. The U.S. Pension Plan was terminated effective May 30, 2016 and the assets and liabilities associated with the plan that have not previously been distributed will be transferred to a third-party annuity provider.

Mr. Rowland is 55 and, therefore, is eligible for early retirement, as explained below. Mr. Rowland’s pension benefits were frozen on August 31, 2000 when he assumed a leadership role with the Company. Mr. Rowland’s pension benefits, which are based on his years of service and average monthly earnings during the 10-year period preceding the day his benefits were frozen, are determined as of the close of business on the day his benefits were frozen.

The U.S. Pension Plan retirement benefit is calculated using a formula that considers an employee’s earnings and years of benefit service with the Company. A year of benefit service is each 12-month period of employment with the Company during which a participant is an eligible employee under the U.S. Pension Plan. Years of benefit service include both full and fractional years. The monthly retirement benefit is composed of 2 parts — a variable benefit and a fixed benefit. The variable benefit is 1.25% of the employee’s average monthly earnings multiplied by the employee’s years of benefit service (up to a maximum of 25 years). The fixed benefit is $20 multiplied by the employee’s years of benefit service (up to a maximum of 25 years). The current maximum monthly retirement benefit any participant can receive is $3,333.33 ($40,000 per year). Mr. Rowland’s maximum benefit is $2,537.17 per month ($30,446.04 per year).

Under the standard terms of the U.S. Pension Plan, participants may begin to receive retirement benefits either (1) on the U.S. Pension Plan’s standard retirement date of age 62, (2) on a deferred retirement date or (3) on an early retirement date. The U.S. Pension Plan allows for early retirement once the participant is at least 55 years old and has completed at least 5 years of service. The retirement benefit of a participant who elects to retire early will be reduced by one-half percent (0.5%) for each month by which payment of the benefit precedes the participant’s 62nd birthday. The reduction is applied after taking the U.S. Pension Plan’s maximum monthly retirement benefit, as described above, into account. In specified cases, unreduced early retirement is available, including for participants (1) who had not attained age 50 as of December 31, 2003, (2) who had attained age 50 as of December 31, 2003 but were not employed by the Company on that date or (3) who retire from Accenture on an early retirement date and whose age plus years of service total at least 80 as of the date of their retirement.

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The U.S. Pension Plan offers several forms of payment. The normal forms of payment are a life annuity (for single participants) or an indexed joint and 50% spousal annuity (for married participants). Before payment of benefits has commenced, participants may elect to receive an actuarially equivalent optional form of benefit in lieu of the normal forms of payment. The optional forms of payment include (1) a life and 10-year certain annuity, (2) a joint and 50%, 75% or 100% survivor annuity, (3) an indexed life annuity and (4) an indexed joint and 50% survivor annuity.

Additionally, in connection with the termination of the U.S. Pension Plan, participants who have not already commenced benefits will be given a one-time opportunity in early 2017 to receive benefits under the U.S. Pension Plan (the “Plan Termination Offering”), regardless of age or employment status. During the Plan Termination Offering, an eligible participant, including Mr. Rowland, may elect payment in the form of a lump sum or an immediate annuity in any of the forms described above.

POTENTIAL PAYMENTS UPON TERMINATION

Employment Agreements

As described under “Compensation Discussion and Analysis — Additional Information — Post-Termination Compensation” above, Mr. Nanterme is entitled to specified payments in connection with the termination of his employment under his employment agreement and the requirements of French law, as he is employed in France. Mr. Casati’s employment agreement, which is our standard agreement for members of Accenture Leadership in Singapore, requires 4 months’ notice for termination, or payment of 4 months’ base compensation in lieu of notice, except in the event of termination for cause, and payment for his post-employment non-competition and non-solicitation obligations equal to 12 months’ base compensation. If the employment of Mr. Nanterme or Mr. Casati had been terminated as of August 31, 2016 (the last business day of fiscal 2016), they would have been entitled to receive the following amounts pursuant to their respective employment agreements:

	Aggregate Termination Payments
Name	Voluntary Termination($)(1)	Involuntary Termination Without Notice($)(2)
PIERRE NANTERME(3)	$3,947,633	$8,553,204
GIANFRANCO CASATI(4)	$967,329	$1,289,772

(1)	Amounts shown in this column reflect the following: (a) for Mr. Nanterme, an amount equal to 12 months of his fiscal 2016 base compensation and fiscal 2015 Non-Equity Incentive Plan Compensation amount; and (b) for Mr. Casati, an amount equal to 12 months of his fiscal 2016 base compensation.

(2)	Amounts shown in this column reflect the following: (a) for Mr. Nanterme, an amount equal to (x) 12 months of his fiscal 2016 base compensation and fiscal 2015 Non-Equity Incentive Plan Compensation amount, (y) 11 months of his fiscal 2016 base compensation and fiscal 2015 Non-Equity Incentive Plan Compensation amount and (z) 3 months of his fiscal 2016 base compensation and fiscal 2015 Non-Equity Incentive Plan Compensation amount; and (b) for Mr. Casati, an amount equal to (x) 12 months of his fiscal 2016 base compensation and (y) 4 months of his fiscal 2016 base compensation.

(3)	Mr. Nanterme is based in Europe and is compensated in euros. We converted the amount he would be entitled to receive in respect of his base compensation to U.S. dollars at an exchange rate of 0.90381, which was the average monthly translation rate for fiscal 2016, and the amount he would be entitled to receive with respect of his fiscal 2015 Non-Equity Incentive Plan Compensation amounts at an exchange rate of 0.94072, which was the monthly translation rate for the month in which the applicable payment was made.

(4)	Mr. Casati is based in Singapore and is compensated in Singapore dollars. We converted the amount he would be entitled to receive in respect of his base compensation to U.S. dollars at an exchange rate of 1.39014, which was the average monthly translation rate for fiscal 2016.

U.S. Accenture Leader Separation Benefits Plan and U.S. Retiree Medical Benefits Program

Members of Accenture Leadership employed in the United States, including Ms. Sweet and Messrs. Rowland and van ’t Noordende, are eligible for benefits under our U.S. Accenture Leadership Separation Benefits Plan and our U.S. Retiree Medical Benefits Program. Estimated benefits under these plans are summarized in the table below.

With respect to our most senior leaders, the U.S. Accenture Leader Separation Benefits Plan provides that, subject to the terms and conditions of the plan, and contingent upon the execution of a separation agreement (which requires,

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among other things, a complete release of claims and affirmation of existing post-departure obligations, including non-compete and non-solicitation requirements), if the employment of a member of Accenture Leadership is involuntarily terminated, other than for “cause” (as defined under the plan), the terminated executive is entitled to receive the following:

◾	if the termination is for reasons unrelated to performance: (1) an amount equal to 6 months of base compensation, plus (2) 1 week of base compensation for each completed year of service (up to an additional 2 months of base compensation), plus (3) a $12,000 COBRA payment (which is related to health and dental benefits); or

◾	if the termination is for reasons related to performance: (1) an amount equal to 4 months of base compensation, plus (2) an $8,000 COBRA payment.

In addition, under this plan, members of Accenture Leadership terminated involuntarily, other than for cause, including those terminated for reasons related to performance, are entitled to 12 months of outplacement benefits, which is provided by an outside firm selected by Accenture, at a maximum cost to Accenture of $11,000 per person.

Members of Accenture Leadership employed in the United States who retire from the Company after reaching age 50 and who have achieved at least 10 years of service are also eligible to participate in the U.S. Retiree Medical Benefits Program, which provides partially subsidized medical insurance benefits for the retired members of Accenture Leadership and their dependents.

The following table sets forth estimated benefits under the U.S. Accenture Leadership Separation Benefits Plan and U.S. Retiree Medical Benefits Program for the named executive officers who are or were employed in the United States during fiscal 2016.

	U.S. Accenture Leadership Separation Benefits Plan		U.S. Retiree Medical Benefits Program
	Potential Payments if Termination is for Reasons Unrelated to Performance($)(1)	Potential Payments if Termination is for Reasons Related to Performance($)(2)	Estimated Present Value of Future Benefits($)(3)
DAVID P. ROWLAND	$780,417	$397,708	$248,346
ALEXANDER M. VAN ’T NOORDENDE	$780,417	$397,708	$271,432
JULIE SWEET	$733,078	$397,708	—

(1)	Amounts shown in this column reflect: (a) for each of Messrs. Rowland and van ’t Noordende: (x) an amount equal to 8 months of his annual base compensation, (y) a $12,000 COBRA payment and (z) $11,000 of outplacement services; and (b) for Ms. Sweet: (x) an amount equal to 7.5 months of her annual base compensation, (y) a $12,000 COBRA payment and (z) $11,000 of outplacement services

(2)	Amounts shown in this column reflect, for each applicable named executive officer: (a) an amount equal to 4 months of his or her annual base compensation, (b) an $8,000 COBRA payment and (c) $11,000 of outplacement services.

(3)	The estimated present value of these medical insurance benefits is calculated (a) assuming each individual retired on August 31, 2016 (the last business day of fiscal 2016) or the earliest age at which they would be eligible for retirement and commenced receiving benefits immediately thereafter, (b) using a discount rate of 3.5% and (c) using mortality rates from the new U.S. mortality tables released by the Society of Actuaries. Ms. Sweet would not have been eligible for this retirement benefit because she had not reached age 50 nor achieved 10 years of service as of August 31, 2016, and therefore no amount is shown in respect of her retirement.

Long-Term Equity Compensation

Death or Disability

The terms of our equity grant agreements for programs other than the Key Executive Performance Share Program provide for the immediate acceleration of vesting in the event of the termination of the program participant’s employment due to death or disability. The equity grant agreements for our Key Executive Performance Share Program provide for provisional vesting of the awards in the event of the termination of the participant’s employment due to death or disability. Provisional vesting means that, while the timing of vesting of the Key Executive Performance Share Program awards is not accelerated due to death or disability, vesting continues to occur as if the participant’s employment had not terminated under those circumstances.

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With respect to each of our named executive officers, the number of RSUs that would have vested under these circumstances and the aggregate market value of such RSUs as of the last business day of fiscal 2016 (based on the closing price per share on August 31, 2016) is equal to the amount and value of shares set forth in the “Stock Awards” columns of the “Outstanding Equity Awards at August 31, 2016” table above. Although vesting cannot yet be determined for the 2015 and 2016 Key Executive Performance Share Program awards, as results to date indicate achievement between the target and maximum levels for both programs, maximum amounts are included in that table with respect to both programs.

Other Terminations

The terms of our equity grant agreements for the Accenture Leadership Performance Equity Award Program also provide that, in the event of an involuntary termination of the program participant’s employment, RSUs scheduled to vest within 12 months of termination immediately vest. The terms of equity grant agreements for our now discontinued Senior Officer Performance Equity Award Program provide that, in the event of an involuntary termination of the program participant’s employment, a pro rata portion of the RSUs, based upon the portion of the vesting term during which he or she was employed (less any RSUs that previously vested), will immediately vest. In each case, however, shares underlying such RSUs will not be delivered until after the scheduled vesting date unless the program participant dies before such date.

The terms of our equity grant agreements for the Voluntary Equity Investment Program provide that (1) in the event of an involuntary termination of the program participant’s employment within 12 months after the grant date, 50% of the RSUs will immediately vest and (2) in the event of an involuntary termination of the program participant’s employment 12 months of the grant date or later, all of the RSUs will immediately vest. In both cases, however, the shares underlying the RSUs will not be delivered until after the scheduled vesting date, unless the program participant dies before such date.

The terms of our equity grant agreements for the Key Executive Performance Share Program also provide for provisional vesting of the awards in the event of (1) voluntary termination of the program participant’s employment after reaching age 50 and completing 15 years of continuous service or (2) involuntary termination. In such cases, the participant is entitled to pro rata vesting of his or her award at the end of the 3-year performance period based on the portion of the performance period during which he or she was employed.

As described under “Compensation Discussion and Analysis — Additional Information — Post-Termination Compensation — Global Management Committee Retirement Provisions” above, the Compensation Committee approved an amendment to outstanding time-vesting equity awards previously granted under the Senior Officer Performance Equity Award Program to members of our global management committee. Pursuant to the amended terms of such awards, if a global management committee member who is eligible for age-based vesting retires on or after the fiscal year-end (August 31) but before the following January 1, the Company will allow for the vesting of awards that would otherwise have vested on January 1 had such global management committee member not retired before that date. In addition, the Compensation Committee determined that qualifying members of our global management committee who retire on or after the fiscal year-end but before the following February 1 will receive a cash payment in recognition of their prior fiscal year performance rather than receiving the shares underlying RSUs under the Accenture Leadership Performance Equity Award Program that they would have received had they not retired before that date.

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EXECUTIVE COMPENSATION

The following table sets forth the amounts each named executive officer would have been entitled to receive under these provisions if his or her employment had been terminated as of August 31, 2016:

Name	Vesting of Equity Award following Voluntary Termination($)(1)(2)	Vesting of Equity Award following Involuntary Termination($)(1)(2)	Cash Payment in Lieu of Equity Award Following Retirement($)(3)
PIERRE NANTERME	$19,705,250	$19,705,250	—
DAVID P. ROWLAND	$ 3,568,105	$ 3,487,490	$500,000
GIANFRANCO CASATI	$ 2,946,875	$ 2,946,875	$750,000
ALEXANDER M. VAN ’T NOORDENDE	$ 3,441,145	$ 4,257,530	$250,000
JULIE SWEET	$ 2,154,180	$ 6,186,770	—

(1)	The amounts in this column reflect the aggregate value of the vesting of RSU awards previously granted to the named executive officers under the termination provisions described above. Although vesting cannot yet be determined for the 2015 and 2016 Key Executive Performance Share Program awards, as results to date to indicate achievement between the target and maximum levels for both programs, vesting is reflected at the maximum amounts with respect to both programs.

(2)	Values determined based on August 31, 2016 closing market price of Accenture plc’s Class A ordinary shares of $115.00 per share.

(3)	Mr. Nanterme does not qualify for this retirement benefit, and therefore no amount is shown in respect of his retirement. For Messrs. Rowland, Casati and van ’t Noordende and Ms. Sweet, amounts shown in this column reflect the applicable portions of the grant date fair value of RSU awards to be made to them in January 2017 under the Accenture Leadership Performance Equity Award Program, which were approved by the Compensation Committee following the end of fiscal 2016.

PROPOSAL NO. 2 – NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of section 14A of the Exchange Act and the related rules of the SEC, shareholders are being asked to approve, in an advisory, non-binding vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

In considering their vote, we urge shareholders to review the information on Accenture’s compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis on pages 29 to 48, as well as the discussion regarding the Compensation Committee on pages 8 to 9.

This advisory resolution, commonly referred to as a say-on-pay resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will review and consider the voting results when making future compensation decisions for our named executive officers.

Accenture employs a pay-for-performance philosophy for our entire global management committee and all of our named executive officers. Our compensation philosophy and framework have resulted in compensation for our named executive officers that reflects the Company’s financial results and the other performance factors described in “—Compensation Discussion and Analysis — Process for Determining Executive Compensation.” Our annualized total shareholder return for the 3-year period ended August 31, 2016 was 19.5%, the 64th percentile among our peers, and our annualized total shareholder return for the 5-year period ended August 31, 2016 was 19%, the 63rd percentile among our peers.

As discussed above in “—Compensation Discussion and Analysis,” our compensation philosophy for our named executive officers includes the following elements:

◾

Long-term equity compensation has multi-year performance-based vesting. The most significant single element of our named executive officers’ compensation opportunity over time is the Key Executive Performance Share Program, for which vesting depends exclusively on the Company’s cumulative performance against the annual operating income plan approved by the Compensation Committee and relative total shareholder return, in each case over a 3-year period. For awards to be granted in January 2017, the target value of the awards made under this program represented approximately 92% of our chairman and chief executive officer’s total equity

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EXECUTIVE COMPENSATION

compensation and approximately 75% of the total equity compensation of all of our other named executive officers.

◾	Total cash compensation is tied to performance. The majority of cash compensation opportunity is based on Company and individual performance. The cash compensation of our named executive officers as a group has fluctuated from year to year, reflecting the Company’s financial results.

◾	Compensation unrelated to performance is limited. Accenture’s employment agreements do not provide for multi-year employment, guaranteed incentive awards or “golden parachutes” upon termination of employment for our named executive officers, aside from that required by law. We do not offer significant perquisites, nor do we provide tax gross-up payments on post-employment benefits.

As required under Irish law, the resolution in respect of Proposal No. 2 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 2 IS AS FOLLOWS:

“Resolved, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

✓	The Board recommends that you vote “FOR” the approval of the compensation of our named executive officers.

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EXECUTIVE COMPENSATION

PROPOSAL NO. 3 NON-BINDING VOTE ON THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of section 14A of the Exchange Act and the related rules of the SEC, shareholders are being asked to recommend, in an advisory, non-binding vote, whether a vote to approve the compensation of our named executive officers should occur every one, two or three years, commonly referred to as a say-on-frequency resolution.

The Board has determined that an advisory vote to approve executive compensation that occurs once every year is the appropriate alternative for the Company and its shareholders. In reaching this recommendation, the Board considered that holding an annual advisory vote to approve executive compensation allows shareholders to provide direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement each year. An annual advisory vote also provides the Compensation Committee with the opportunity to evaluate its compensation decisions taking into account the timely feedback provided by shareholders. In addition, the Board recognizes that an annual advisory vote to approve executive compensation is consistent with the Company’s policy of facilitating communications of shareholders with the Board and its various committees, including the Compensation Committee.

Although this resolution is non-binding, the Board and Compensation Committee value the opinions of our shareholders and will review and consider the voting results when determining how often we submit to our shareholders, a resolution regarding our compensation decisions regarding our named executive officers.

As required under our Articles of Association, the resolution in respect of Proposal No. 3 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast. In the event no option receives a majority of the votes cast, the Board intends to adopt the option that receives the most votes.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 3 IS AS FOLLOWS:

“Resolved, that the shareholders recommend, in an advisory, non-binding vote, whether a vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years, or abstain from any recommendation.”

✓	The Board recommends that you vote “ONE YEAR” with respect to how frequently a non-binding shareholder vote to approve the compensation of our named executive officers should occur.

2016 Proxy Statement	Accenture • 65

AUDIT

Audit

AUDIT COMMITTEE REPORT

The Audit Committee is composed entirely of independent directors, each of whom meets the independence and experience requirements set forth by the SEC and the NYSE. In addition, each member of the Audit Committee qualifies as an independent director and possesses the requisite competence in accounting or auditing in satisfaction of the requirements for audit committees prescribed by the Companies Act 2014.

The Audit Committee operates pursuant to a written charter, which may be accessed through the Governance Principles section of our website at https://accenture.com/us-en/company-principles. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements, subject to any requirements under Irish law. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. KPMG, Accenture’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting. As part of the Audit Committee’s oversight function, the Audit Committee:

¡	reviewed and discussed the Company’s annual audited financial statements, assessment of the effectiveness of internal control over financial reporting and quarterly financial statements with management and with KPMG. The committee also reviewed related matters and disclosure items, including the Company’s earnings press releases, and performed its regular review of critical accounting policies and the processes by which the Company’s chairman and chief executive officer and chief financial officer certify the information contained in its quarterly and annual filings; and

¡	discussed with KPMG the matters required to be discussed by the applicable auditing standards adopted by the Public Company Accounting Oversight Board and Rule 2-07 of SEC Regulation S-X. The Audit Committee also received the written disclosures and letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and discussed with KPMG their independence and related matters.

In addition, in reliance upon its reviews and discussions as outlined above, the Audit Committee recommended, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended August 31, 2016 for filing with the SEC and approved the Company’s Irish financial statements for presentation to the Company’s shareholders. The Audit Committee also recommended during fiscal 2017 that KPMG be re-appointed as the Company’s independent registered public accounting firm to serve until the Company’s annual general meeting of shareholders in 2018 and that the Board submit this appointment to the Company’s shareholders for ratification at the Annual Meeting. This report is provided by the following independent directors, who compose the Audit Committee:

The Audit Committee

William L. Kimsey, Chair

Jaime Ardila

Blythe J. McGarvie

Nancy McKinstry (Joined July 13, 2016)

Paula A. Price

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AUDIT

PROPOSAL NO. 4 — NON-BINDING RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS AND BINDING AUTHORIZATION OF THE BOARD TO DETERMINE ITS REMUNERATION

Shareholders are being asked to vote to ratify, in a non-binding vote, the appointment of our independent registered public accounting firm, KPMG, and also to vote to authorize, in a binding vote, the Board, acting through the Audit Committee, to determine KPMG’s remuneration. Upon the Audit Committee’s recommendation, the Board has recommended the re-appointment of KPMG as our independent registered public accounting firm to audit our consolidated financial statements and our internal control over financial reporting for the fiscal year ending August 31, 2017. Although ratification is not required by our Memorandum and Articles of Association or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. KPMG has served as our auditor since 2002, and we believe that the continued retention of KPMG is in the best interests of the Company and its shareholders. If our shareholders fail to ratify the selection, it will be regarded as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. In conjunction with the mandated rotation of the lead engagement partner, the Audit Committee and its chairman are directly involved in the selection of KPMG’s lead engagement partner.

We expect that one or more representatives of KPMG will be present at the Annual Meeting. Each of these representatives will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to appropriate questions.

As required under Irish law, the resolution in respect of Proposal No. 4 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 4 IS AS FOLLOWS:

“To ratify, in a non-binding vote, the appointment of KPMG as the independent registered public accounting firm for the Company until the next annual general meeting of the Company in 2018 and to authorize, in a binding vote, the Board, acting through the Audit Committee, to determine its remuneration.”

✓	The Board recommends that you vote “FOR” the non-binding ratification of the appointment of KPMG as independent registered public accounting firm and the binding authorization of the Board, acting through the Audit Committee, to determine KPMG’s remuneration.

2016 Proxy Statement	Accenture • 67

AUDIT

INDEPENDENT AUDITOR’S FEES

The following table describes fees for services rendered by KPMG, Accenture’s principal accountant, for the years ended August 31, 2016 and August 31, 2015.

	2016	2015
	(in thousands)
Audit Fees(1)	$16,124	$15,493
Audit-Related Fees(2)	3,463	3,129
Tax Fees(3)	1,518	898
All Other Fees(4)	24	17
Total Fees	$21,129	$19,537

(1)	Audit Fees, including those for statutory audits, include the aggregate fees recorded for the fiscal year indicated for professional services rendered by KPMG for the audit of Accenture plc’s and Accenture Holdings plc’s (or, prior to August 26, 2015, Accenture SCA’s) annual financial statements and review of financial statements included in Accenture’s Forms 10-K and Forms 10-Q. Audit Fees also include fees for the audit of Accenture plc’s and Accenture Holdings plc’s internal control over financial reporting.

(2)	Audit-Related Fees include the aggregate fees recorded during the fiscal year indicated for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of Accenture plc’s and Accenture Holdings plc’s financial statements and not included in Audit Fees. Audit-Related Fees also include fees for accounting advice and opinions related to various employee benefit plans and merger and acquisition due diligence services.

(3)	Tax Fees include the aggregate fees recorded during the fiscal year indicated for professional services and products provided by KPMG for tax compliance, tax advice and tax planning.

(4)	All Other Fees include the aggregate fees recorded during the fiscal year indicated for products and services provided by KPMG, other than the services reported above. These fees include other consulting services. The Audit Committee concluded that the provision of these services and related fees do not affect the independence of KPMG.

PROCEDURES FOR AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

Pursuant to its charter, the Audit Committee is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between Accenture and its independent auditors. The Audit Committee has delegated to its chair the authority to review and pre-approve any such engagement or relationship, which may be proposed in between its regular meetings. Any such pre-approval is subsequently considered and ratified by the Audit Committee at the next regularly scheduled meeting. In connection with the approval of any non-audit services, the Audit Committee concluded that the provision of these services and related fees do not affect the independence of KPMG.

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ANNUAL IRISH LAW PROPOSALS

Annual Irish Law Proposals

PROPOSAL NO. 5 – BOARD AUTHORITY TO ISSUE SHARES

Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the company’s authorized but unissued share capital. Our current authorization, approved by shareholders at our 2016 annual general meeting, will expire on August 3, 2017. We are presenting this Proposal No. 5 to renew the Board’s authority to issue our authorized shares on the terms set forth below.

We understand that it is customary practice in Ireland to seek shareholder authority to issue up to 33% of a company’s issued ordinary share capital and for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice in Ireland, we are seeking approval to authorize the Board to issue up to a maximum of 33% of our issued ordinary share capital as of December 12, 2016 (the latest practicable date before this proxy statement), for a period expiring 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed. Notwithstanding the foregoing, we expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, we note that, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.

As required under Irish law, the resolution in respect of Proposal No. 5 is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 5 IS AS FOLLOWS:

“That the directors be and are hereby generally and unconditionally authorized with effect from the passing of this resolution to exercise all powers of the Company to allot relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $23,759.23 (224,554,952 shares) (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of December 12, 2016 (the latest practicable date before this proxy statement)), and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

✓	The Board recommends that you vote “FOR” granting board authority to issue shares under Proposal No. 5.

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ANNUAL IRISH LAW PROPOSALS

PROPOSAL NO. 6 – BOARD AUTHORITY TO OPT-OUT OF PRE-EMPTION RIGHTS

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the pre-emption right). Because our current authority will expire on August 3, 2017, we are presenting this Proposal No. 6 to renew the Board’s authority to opt-out of the pre-emption right on the terms set forth below.

We understand that it is customary practice in Ireland to seek shareholder authority to opt-out of the pre-emption rights provision in the event of (1) the issuance of shares for cash in connection with any rights issue and (2) the issuance of shares for cash, if the issuance is limited to up to 5% of a company’s issued ordinary share capital. It is also customary practice for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice in Ireland, we are seeking this authority for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked. Notwithstanding the foregoing, we expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization sought for Proposal No. 5, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.

As required under Irish law, the resolution in respect of Proposal No. 6 is a special resolution that requires the affirmative vote of at least 75% of the votes cast. In addition, under Irish law, the Board may only be authorized to opt-out of pre-emption rights if it is authorized to issue shares, which authority is being sought in Proposal No. 5.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 6 IS AS FOLLOWS:

“As a special resolution, that, subject to the passing of the resolution in respect of Proposal No. 5 as set out above and with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to section 1023 of the Companies Act 2014 to allot equity securities (as defined in section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal No. 5 as if sub-section (1) of section 1022 did not apply to any such allotment, provided that this power shall be limited to:

(a) the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

(b) the allotment (other than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $3,599.88 (34,023,477 shares) (being equivalent to approximately 5% of the aggregate nominal value of the issued ordinary share capital of the Company as of December 12, 2016 (the latest practicable date before this proxy statement)), and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

✓	The Board recommends that you vote “FOR” granting the Board authority to opt-out of pre-emption rights under Proposal No. 6.

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ANNUAL IRISH LAW PROPOSALS

PROPOSAL NO. 7 – DETERMINE PRICE RANGE FOR RE-ALLOTMENT OF TREASURY SHARES

Our historical open-market share repurchases and other share buyback activities result in some of our ordinary shares being returned as treasury shares. Our executive compensation program, the 2010 Employee Share Purchase Program, and our other compensation programs make use of treasury shares that we acquire through our various share buyback activities.

Under Irish law, our shareholders must authorize the price range at which Accenture plc may re-allot any shares held in treasury as new shares of Accenture plc. In this proposal, that price range is expressed as a percentage of the minimum and maximum of the closing market price on the day preceding the day on which the relevant share is re-allotted. Irish law requires that this authorization be renewed by our shareholders every 18 months, and we therefore expect that it will continue to be proposed at subsequent annual general meetings.

The authority being sought from our shareholders provides that the minimum and maximum prices at which a treasury Class A ordinary share may be re-allotted are 95% (or nominal value where the re-allotment of treasury shares is required to satisfy an obligation under any compensation program (including any share scheme or option scheme)) and 120%, respectively, of the closing market price of the Class A ordinary shares on the NYSE the day preceding the day on which the relevant share is re-allotted, except as described below. Any re-allotment of treasury shares will only be at price levels that the Company considers to be in the best interests of our shareholders.

As required under Irish law, the resolution in respect of Proposal No. 7 is a special resolution that requires the affirmative vote of at least 75% of the votes cast.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 7 IS AS FOLLOWS:

“As a special resolution, that the re-allotment price range at which any treasury Class A ordinary shares for the time being held by Accenture plc may be re-allotted shall be as follows:

(a) The maximum price at which a treasury Class A ordinary share may be re-allotted shall not be more than 120% of the closing price on the New York Stock Exchange for shares of that class on the day preceding the day on which the relevant share is re-allotted by Accenture plc.

(b) The minimum price at which a treasury Class A ordinary share may be re-allotted shall be the nominal value of the share where such a share is required to satisfy an obligation under any compensation program (including any share scheme or option scheme) operated by Accenture plc or, in all other cases, not less than 95% of the closing price on the New York Stock Exchange for shares of that class on the day preceding the day on which the relevant share is re-allotted by Accenture plc.

(c) The re-allotment price range as determined by paragraphs (a) and (b) shall expire 18 months from the date of the passing of this resolution, unless previously varied, revoked or renewed in accordance with the provisions of Section 109 and/or 1078 of the Companies Act 2014.”

✓	The Board recommends that you vote “FOR” the determination of the price range at which Accenture plc can re-allot shares that it acquires as treasury shares.

2016 Proxy Statement	Accenture • 71

Q&A ABOUT THE ANNUAL MEETING

Questions and Answers about

the Annual Meeting

WHY DID I RECEIVE THESE PROXY MATERIALS?

We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. We either (1) mailed you a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) notifying each shareholder entitled to vote at the Annual Meeting how to vote and how to electronically access a copy of this proxy statement and our Annual Report for the fiscal year ended August 31, 2016 (referred to as the “Proxy Materials”) or (2) mailed you a paper copy of the Proxy Materials and a proxy card in paper format. You received these Proxy Materials because you were a shareholder of record as of the close of business on December 12, 2016. If you have not received, but would like to receive, a paper copy of the Proxy Materials and a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice of Internet Availability.

WHAT IS THE DATE, TIME AND LOCATION OF THE ANNUAL MEETING?

We will hold the Annual Meeting at 12:00 pm local time on Friday, February 10, 2017, at our Dublin office, located at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland, subject to any adjournments or postponements. For directions to the meeting, you may contact our Corporate Secretary, c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA.

WHO IS ENTITLED TO VOTE?

The Board has set December 12, 2016 as the record date for the Annual Meeting. All persons who were registered holders of Accenture plc’s Class A ordinary shares and/or Class X ordinary shares at the close of business on that date are shareholders of record for the purposes of the Annual Meeting and will be entitled to attend and vote at the Annual Meeting. Beneficial owners who, at the close of business on the record date, held their shares in an account with a broker, bank or other holder of record generally cannot vote their shares directly and instead must instruct the record holder how to vote their shares.

As of the close of business on the record date, there were 659,108,604 Class A ordinary shares outstanding (which includes 36,478,606 shares held by Accenture) and 21,320,949 Class X ordinary shares outstanding. Class A ordinary shares held by Accenture may not be voted and, accordingly, will have no impact on the outcome of any vote of the shareholders of Accenture plc. Each shareholder of record is entitled to one vote per Class A ordinary share and one vote per Class X ordinary share on each matter submitted to a vote of shareholders. Holders of Class A ordinary shares and Class X ordinary shares will vote together, and not as separate classes, on all matters being considered at the Annual Meeting. Your shares will be represented if you attend and vote at the Annual Meeting or if you submit a completed proxy.

HOW DO I VOTE?

Registered shareholders (that is, shareholders who hold their shares directly with our transfer agent, Computershare) can vote any 1 of 5 ways:

◾	By Telephone: Call 1 (800) 690-6903 from the United States. You will need to use the 16-digit control number you were provided on your proxy card or Notice of Internet Availability, and follow the instructions given by the voice prompts.

◾	Via the Internet: Go to www.proxyvote.com to vote via the Internet using the 16-digit control number you were provided on your proxy card or Notice of Internet Availability. You will need to follow the instructions on the website.

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Q&A ABOUT THE ANNUAL MEETING

◾	By Mail: If you received a paper copy in the mail of the Proxy Materials and a proxy card, you may mark, sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board as described in this proxy statement. If any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this proxy statement), then the named proxies will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this proxy statement. If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

◾	By Scanning the QR Code: Scan the QR Code located on your proxy card or Notice of Internet Availability to access www.proxyvote.com and vote your shares online. Additional software may be required for scanning.

◾	In Person: Attend the Annual Meeting in Dublin or send a personal representative with an appropriate proxy to vote by poll card at the meeting. Please contact our Corporate Secretary, c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA, for additional information about sending a personal representative on your behalf. For information about how to attend the Annual Meeting, please see “What do I need to be admitted to the Annual Meeting?” below.

IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME, HOW DO I VOTE?

If your shares are held beneficially in the name of a bank, broker or other holder of record (sometimes referred to as holding shares “in street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you wish to vote in person at the meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares, and bring it, or other evidence of stock ownership, with you to the meeting.

IF I AM A CURRENT OR FORMER ACCENTURE EMPLOYEE WITH EMPLOYEE PLAN SHARES, HOW DO I VOTE?

If you are a current or former Accenture employee with shares received through our employee plans and held by Morgan Stanley Smith Barney LLC (“MSSB”) or UBS Financial Services, Inc. (“UBS”), you may receive one proxy card that covers the shares held for you by MSSB and/or UBS, as well as any other shares registered directly in your name. You may submit one proxy for all of these shares via the Internet, by telephone or by mail in the same manner as described above for registered shareholders. If you vote your plan shares by 11:59 pm EST on February 7, 2017, MSSB and/or UBS will vote the shares as you have directed.

It is important that you direct MSSB and/or UBS how to vote your shares. If voting instructions are not received on time by MSSB, MSSB will not vote your shares for any proposal. If voting instructions are not received on time by UBS, UBS will not vote your shares on non-routine proposals (Proposals No. 1, 2 and 3). UBS will, however, vote your shares on routine proposals (Proposals No. 4, 5, 6 and 7 in this proxy statement) in the same proportion as the plan shares with respect to which voting instructions for routine proposals were received by UBS on a timely basis.

Participants with shares received through employee plans may attend the Annual Meeting by following the instructions in the section “What do I need to be admitted to the Annual Meeting?” below. Shares held through MSSB and/or UBS, however, can only be voted as described in this section and cannot be voted at the meeting.

2016 Proxy Statement	Accenture • 73

Q&A ABOUT THE ANNUAL MEETING

WHAT ARE THE DEADLINES TO SUBMIT MY VOTE?

The deadlines to submit your votes for the Annual Meeting are set forth below.

Telephone	Internet	Mail	QR Code

Call 1 (800) 690–6903	Visit www.proxyvote.com	Mail your proxy card	Scan the QR Code
Votes cast by phone must be received by 11:59 pm EST on Feb. 9, 2017.*	Votes cast by Internet must be received by 11:59 pm EST on Feb. 9, 2017.*	Votes cast by mail must be received by 11:59 pm EST on Feb. 9, 2017.*	Votes cast by scanning the QR Code must be received by 11:59 pm EST on Feb. 9, 2017.*

*	For current and former employees who are voting employee plan shares held by MSSB or UBS, your proxy must be received by 11:59 pm EST on Feb. 7, 2017. Beneficial owners of shares held in street name should refer to information from your bank, broker or nominee on how to submit voting instructions.

CAN I REVOKE MY PROXY OR CHANGE MY VOTE AFTER I HAVE VOTED?

Yes. If you are a registered shareholder and previously voted by Internet, telephone, scanning a QR Code or mail, you may revoke your proxy or change your vote by:

◾	voting at a later date by Internet, telephone or scanning the QR code as set forth above before the closing of those voting facilities at 11:59 pm EST on Feb. 9, 2017;

◾	mailing a proxy card that is properly signed and dated with a later date than your previous vote and that is received no later than 11:59 pm EST on Feb. 9, 2017;

◾	attending the Annual Meeting in Dublin and submitting a new poll card during the meeting; or

◾	sending a written notice of revocation to our Corporate Secretary, c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA, which must be received before the commencement of the Annual Meeting.

If you are a current or former employee and your employee plan shares are held by MSSB or UBS, you may revoke your proxy and change your vote by voting at a later date by Internet, telephone or mail if you do so no later than 11:59 pm EST on Feb. 7, 2017. You cannot revoke and change your proxy with respect to your employee plan shares after that date, and you cannot revoke and vote your plan shares in person at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you must contact the holder of record to revoke a previously authorized proxy.

WHAT DO I NEED TO BE ADMITTED TO THE ANNUAL MEETING?

At the entrance to the Annual Meeting in Dublin, we will request to see your admission ticket and valid photo identification, such as a driver’s license or passport. We encourage you to request an admission ticket for the Annual Meeting in advance. You may request admission tickets by visiting www.proxyvote.com and following the instructions provided. You will need the 16-digit control number included on your proxy card, voter instruction form or Notice of Internet Availability. If you do not request an admission ticket in advance, we will need to determine if you owned ordinary shares on the record date by:

◾	verifying your name and share ownership against our list of registered shareholders; or

◾	asking to review evidence of your share ownership as of December 12, 2016, such as your brokerage statement. You must bring such evidence with you in order to be admitted to the meeting.

If you are acting as a proxy, we will need to review a valid written legal proxy signed by the registered owner of the ordinary shares granting you the required authority to attend the meeting and vote such shares.

2016 Proxy Statement	Accenture • 74

Q&A ABOUT THE ANNUAL MEETING

WHAT CONSTITUTES A QUORUM?

In order to establish a quorum at the Annual Meeting there must be at least 3 shareholders present in person or by proxy who have the right to attend and vote at the meeting and who together hold shares representing more than 50% of the votes that may be cast by all shareholders of record. For purposes of determining a quorum, abstentions and broker “non-votes” are counted as present.

HOW ARE VOTES COUNTED?

You may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to each of the proposals presented (except Proposal No. 3 with respect to which you may vote “ONE YEAR”, “TWO YEARS”, “THREE YEARS” or “ABSTAIN”). A vote “FOR” will be counted in favor of the proposal or respective director nominee and a vote “AGAINST” will be counted against each proposal or respective nominee. With respect to Proposal No. 3, the number of votes for “ONE YEAR”, “TWO YEARS” or “THREE YEARS” will be counted, and the frequency with the highest number votes will be the frequency that our shareholders approve. Except as described below, an “ABSTAIN” vote will not be counted “FOR” or “AGAINST” and will have no effect on the voting results for any of the proposals in this proxy statement. Broadridge Investor Communication Solutions, Inc. will act as our Inspector of Election at the Annual Meeting and assist us in tabulating the votes.

WHAT IS A “BROKER NON-VOTE” AND HOW DOES IT AFFECT VOTING?

If you are a beneficial owner whose shares are held of record by a broker, we encourage you to instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote. This is called a “broker non-vote”, which occurs for proposals considered “non-routine” under NYSE rules. Your broker will, however, still be able to register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum and will be able to vote on “routine” proposals.

The “routine” proposals in this proxy statement are Proposals No. 4, 5, 6 and 7, for which your broker has discretionary voting authority under the NYSE rules to vote your shares, even if the broker does not receive voting instructions from you. All other proposals (Proposals No. 1, 2 and 3) are considered “non-routine” such that, if you are a beneficial owner whose shares are held of record by a broker and you do not provide voting instructions, a broker non-vote will occur and your shares will not be voted on these proposals.

2016 Proxy Statement	Accenture • 75

Q&A ABOUT THE ANNUAL MEETING

WHAT IS THE VOTE REQUIRED TO APPROVE EACH OF THE PROPOSALS DISCUSSED IN THE PROXY STATEMENT?

The chart below summarizes the voting requirements and effects of broker non-votes and abstentions on the outcome of the vote for the proposals at the Annual Meeting.

Proposals	Required Approval	Broker Discretionary Voting Allowed	Broker Non-Votes	Abstentions
1. Re-Appointment of Directors	Majority of Votes Cast	No	No effect	No effect
2. Advisory Vote on Executive Compensation	Majority of Votes Cast	No	No effect	No effect
3. Advisory Vote on the Frequency of the Vote on Executive Compensation	Majority of Votes Cast	No	No effect	No effect
4. Ratify the Appointment and Remuneration of Auditors	Majority of Votes Cast	Yes	N/A	No effect
5. Grant Board Authority to Issue Shares	Majority of Votes Cast	Yes	N/A	No effect
6. Grant Board Authority to Opt-Out of Pre-emption Rights	75% of Votes Cast	Yes	N/A	No effect
7. Determination of Price Range for the Re-Allotment of Treasury Shares	75% of Votes Cast	Yes	N/A	No effect

There is no cumulative voting in the appointment of directors. The appointment of each director nominee will be considered and voted upon as a separate proposal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If the proposal for the appointment of a director nominee does not receive the required majority of the votes cast, then the director will not be appointed and the position on the Board that would have been filled by the director nominee will become vacant. The Board has the ability to fill the vacancy upon the recommendation of its Nominating & Governance Committee, in accordance with Accenture plc’s Articles of Association, subject to re-appointment by Accenture plc’s shareholders at the next annual general meeting of shareholders.

WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

Accenture will bear the costs of soliciting proxies from the holders of our Class A ordinary shares and Class X ordinary shares. Proxies may be solicited on our behalf by our directors, officers and other selected Accenture employees telephonically, electronically or by other means of communication, and by Georgeson LLC, whom we have hired to assist in the solicitation of proxies. Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Georgeson LLC. will receive a fee of $25,000, plus reasonable out-of-pocket costs and expenses, for its services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending the materials to beneficial owners.

2016 Proxy Statement	Accenture • 76

ADDITIONAL INFORMATION

Additional Information

HOUSEHOLDING OF SHAREHOLDER DOCUMENTS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to 2 or more shareholders sharing the same address by delivering a single annual report and proxy statement or a single notice of internet availability of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding”, reduces the volume of duplicate information received at households and helps to reduce costs. While the Company does not household, a number of brokerage firms with account holders who are Accenture shareholders have instituted householding. Once a shareholder has consented or receives notice from his or her broker that the broker will be householding materials to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until one or more of the shareholders revokes his or her consent. If your notice of internet availability of proxy materials or your annual report and proxy statement, as applicable, have been househeld and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request and the Company will promptly deliver a separate copy of the Notice of Internet Availability or the Proxy Materials by writing or calling our Investor Relations Group at the following address, telephone number or e-mail address: Accenture, Investor Relations, 1345 Avenue of the Americas, New York, New York 10105, USA; telephone number, 1 (877) ACN-5659 (1-877-226-5659) in the United States and Puerto Rico, and +(353) (1)  407-8203 outside the United States and Puerto Rico; or e-mail, investor.relations@accenture.com.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Our annual general meeting of shareholders for 2018 is expected to be held in February 2018. In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 to be included in the proxy statement for that meeting must be received by us by August 21, 2017. If you would like to submit a shareholder proposal to be included in those proxy materials, you should send your proposal to our Corporate Secretary, c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA. In order for your proposal to be included in the proxy statement, the proposal must comply with the requirements established by the SEC and our Articles of Association.

Pursuant to our Articles of Association, a shareholder must give notice of any intention to propose a person for appointment as a director not less than 120 nor more than 150 days before the first anniversary of the date of the proxy statement for our prior year’s annual general meeting (“traditional advance notice”). In addition, shareholders have the right, subject to certain terms and conditions, to have their nominee included in our proxy materials for the applicable Annual Meeting (“proxy access”). Subject to our Articles of Association, any notice of an intention to nominate a person for appointment as a director pursuant to traditional advance notice or proxy access must be received by our Corporate Secretary on or after July 22, 2017 but no later than August 21, 2017. Unless a shareholder who wishes to present a proposal at the Annual Meeting (other than a proposal to appoint a person as a director outlined above) outside the processes of Rule 14a-8 of the Exchange Act has submitted such proposal to us by the close of business on November 3, 2017, subject to applicable rules, we will have discretionary authority to vote on any such proposal with respect to all proxies submitted to us even when we do not include in our proxy statement advice on the nature of the matter and how we intend to exercise our discretion to vote on the matter.

Irish law currently provides that shareholders holding 10% or more of the total voting rights may request that the directors call an extraordinary general meeting at any time. The shareholders who wish to request an extraordinary general meeting must deliver to Accenture’s principal executive office a written notice, signed by the shareholders requesting the meeting and stating the purposes of the meeting. If the directors do not, within 21 days of the date of delivery of the request, proceed to convene a meeting to be held within 2 months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting, but any meeting so convened cannot be held after the expiration of 3 months from the date of delivery of the request. These provisions of Irish law are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

2016 Proxy Statement	Accenture • 77

ADDITIONAL INFORMATION

ABOUT ACCENTURE

Accenture is one of the world’s leading professional services companies, with approximately 384,000 people serving clients in a broad range of industries, with offices and operations in more than 200 cities in 55 countries and revenues before reimbursements of $32.9 billion in fiscal 2016. Our five operating groups, organized by industry, bring together expertise from across the organization to deliver services and solutions in strategy, consulting, digital, technology including application services, and operations to our clients. One of our key goals is to have the best talent, with highly specialized skills, at the right levels in the right locations, to enhance our differentiation and competitiveness.

Accenture plc is organized under the laws of Ireland and maintains its principal executive office in Ireland at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland. Our telephone number in Ireland is +(353) (1) 646-2000. You may contact our Investor Relations Group by telephone in the United States and Puerto Rico at 1 (877) ACN-5659 (1-877-226-5659) and outside the United States and Puerto Rico at +(353) (1) 407-8203; by e-mail at investor.relations@accenture.com; or by mail at Accenture, Investor Relations, 1345 Avenue of the Americas, New York, New York 10105, USA.

Our website address is www.accenture.com. We use our website as a channel of distribution for company information. We make available free of charge on the Investor Relations section of our website (http://investor.accenture.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC pursuant to section 13(a) or 15(d) of the Exchange Act. We also make available other reports filed with or furnished to the SEC under the Exchange Act through our website, including our proxy statements and reports filed by officers and directors under section 16(a) of the Exchange Act, as well as our Code of Business Ethics, our Corporate Governance Guidelines and the charters of each of the Board’s committees. You may request any of these materials and information in print free of charge by contacting our Investor Relations Group at Accenture, Investor Relations, 1345 Avenue of the Americas, New York, New York 10105, USA. We do not intend for information contained on our website to be part of this proxy statement.

You also may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, USA. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1 (800) SEC-0330 (1-800-732-0330). The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers, including Accenture, that file electronically with the SEC.

2016 Proxy Statement	Accenture • 78

ADDITIONAL INFORMATION

RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES

In this proxy statement, Accenture discloses the following non-GAAP financial measures:

◾	Percentage changes in revenues before reimbursements (“net revenues”) on a local currency basis. Financial results in local currency are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign currency exchange rates. This approach is used for all results where the functional currency is not the U.S. dollar. Accenture’s management believes that information regarding changes in its net revenues that excludes the effect of fluctuations in foreign currency exchange rates facilitates meaningful comparison of its net revenues before reimbursements.

◾	Earnings per share and operating margin, for fiscal 2013, excluding benefits related from reductions in reorganization liabilities; earnings per share, for fiscal 2013, excluding benefits from final determinations of prior-year tax liabilities; earnings per share and operating margin, for fiscal 2015, excluding a pension settlement charge, net of tax; and earnings per share, for fiscal 2016, excluding gains on the sale of businesses, net of tax. Accenture’s management believes that information regarding the effects of the benefits from reductions in reorganization liabilities and from final determinations of prior-year tax liabilities, the pension settlement charge and the gains on the sale of businesses facilitates understanding as to both the impact of these benefits and the company’s operating performance.

◾	Free cash flow (defined as operating cash flow net of property and equipment additions). Accenture’s management believes that this information provides meaningful additional information regarding the Company’s liquidity.

While Accenture’s management believes that this non-GAAP financial information is useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of section 27A of the Securities Act, as amended, and section 21E of the Exchange Act. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates”, “positioned”, “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. For a more detailed discussion of these factors, see the information under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K filed with the SEC. Our forward-looking statements speak only as of the date of this proxy statement or as of the date they are made, and we undertake no obligation to update them.

December 15, 2016

2016 Proxy Statement	Accenture • 79

AWARDS AND RECOGNITION Recognized among FORTUNE’S WORLD’S MOST ADMIRED COMPANIES for 14 consecutive years; ranked No. 1 in IT Services category for three years Ranked No. 312 on FORTUNE’S GLOBAL 500 marking 15 consecutive years Included on DOW JONES SUSTAINABILITY INDEX NORTH AMERICA AND FTSE4GOOD GLOBAL INDEX for 12 consecutive years Recognized among ETHISPHERE’S WORLD’S MOST ETHICAL COMPANIES for nine consecutive years Recognized on DIVERSITYINC’S TOP 50 COMPANIES FOR DIVERSITY for 10 consecutive years Ranked No. 14 on BARRON’S 500 and the top-ranked company in industry sector Ranked No. 37 on INTERBRAND’S BEST GLOBAL BRANDS marking 15 consecutive years Included on FORTUNE’S CHANGE THE WORLD LIST of the 50 best companies putting purpose at the center of their business strategies Included on FORTUNE’S 100 BEST COMPANIES TO WORK FOR for eight consecutive years Ranked among the top 10 on WORKING MOTHER’S 100 BEST COMPANIES in the United States and India Ranked No. 289 on FORBES’ GLOBAL 2000 marking 13 consecutive years Included for three consecutive years on the CDP CLIMATE A LIST recognizing leading companies for reducing emissions and mitigating climate change Recognized among CORPORATE KNIGHTS’ GLOBAL 100 MOST SUSTAINABLE COMPANIES IN THE WORLD for the third time Ranked No. 18 on THOMSON REUTERS’ DIVERSITY & INCLUSION INDEX in its first year Received a perfect score on HUMAN RIGHTS CAMPAIGN’S CORPORATE EQUALITY INDEX for 10 consecutive years

Copyright ©2016 Accenture. All rights reserved. Accenture, its logo, and High Performance Delivered are trademarks of Accenture.

C/O CORPORATE SECRETARY
161 N. CLARK STREET
CHICAGO, ILLINOIS 60601

3 WAYS TO VOTE
24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY TELEPHONE - 1-800-690-6903 (TOLL FREE)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 pm EST on February 9, 2017.* Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above with your mobile device
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 pm EST on February 9, 2017.* Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Accenture plc, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, so that it is received by 11:59 pm EST on February 9, 2017.*

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to help reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

*  If you are an Accenture employee or former employee submitting voting instructions for shares received through our employee plans and held by Morgan Stanley Smith Barney LLC or UBS Financial Services, Inc., your vote by telephone, by Internet or by mail must be received by 11:59 pm EST on February 7, 2017.

SHAREHOLDER MEETING REGISTRATION:
To register to attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com. Please refer to the proxy statement for additional information regarding admission procedures.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E15562-P83814-Z68839 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  Accenture plc (“Accenture”)

The Board of Directors recommends that you vote “FOR” each director nominee included in Proposal No. 1, “FOR” each of the other proposals and vote “ONE YEAR” for Proposal No. 3.

1.	Re-appointment of the following nominees to the Board of Directors:

	Nominees:	For	Against	Abstain

	1a. Jaime Ardila	☐	☐	☐

	1b. Charles H. Giancarlo	☐	☐	☐

	1c. Herbert Hainer	☐	☐	☐

	1d. William L. Kimsey	☐	☐	☐

	1e. Marjorie Magner	☐	☐	☐

	1f. Nancy McKinstry	☐	☐	☐

	1g. Pierre Nanterme	☐	☐	☐

	1h. Gilles C. Pélisson	☐	☐	☐

	1i. Paula A. Price	☐	☐	☐

	1j. Arun Sarin	☐	☐	☐

	1k. Frank K. Tang	☐	☐	☐

		For	Against	Abstain

2.	To approve, in a non-binding vote, the compensation of our named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3.	To recommend, in a non-binding vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every 1, 2 or 3 years. ☐	☐	☐	☐

		For	Against	Abstain

4.	To ratify, in a non-binding vote, the appointment of KPMG LLP (KPMG) as the independent auditors of Accenture and to authorize, in a binding vote, the Audit Committee of the Board of Directors to determine KPMG’s remuneration.	☐	☐	☐

5.	To grant the Board of Directors the authority to issue shares under Irish law.	☐	☐	☐

6.	To grant the Board of Directors the authority to opt-out of statutory pre-emption rights under Irish law.	☐	☐	☐

7.	To determine the price range at which Accenture can re-allot shares that it acquires as treasury shares under Irish law.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and indicate name and title of the authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice for Accenture plc Shareholders

2017 Annual General Meeting of Shareholders

Friday, February 10, 2017

12:00 pm local time

Accenture Dublin Office

1 Grand Canal Square

Grand Canal Harbour

Dublin 2, Ireland

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on February 10, 2017:

The 2016 Proxy Statement, Notice of Annual Meeting and Annual Report for the fiscal year ended

August 31, 2016 (the “Proxy Materials”) and our 2016 Irish financial statements are available at www.proxyvote.com.

E15563-P83814-Z68839

Proxy Solicited on behalf of the Board of Directors of Accenture plc for the 2017 Annual General Meeting of Shareholders on

Friday, February 10, 2017 (the “Annual Meeting”)

The undersigned hereby appoints Pierre Nanterme, David P. Rowland and Joel Unruch as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all Class A ordinary shares and Class X ordinary shares of Accenture held of record by the undersigned on December 12, 2016, at the Annual Meeting, and at any adjournment or postponement thereof, and further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting (including any motion to amend the resolutions proposed at the meeting and any motions to adjourn the meeting) and at any adjournment or postponement thereof. If you wish to appoint as a proxy any person other than those specified on this proxy card, then you must contact our Corporate Secretary, c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA and request the necessary forms and instructions.

For Accenture employees and former employees that own shares through the employee plans managed by Morgan Stanley Smith Barney LLC (“MSSB”) or UBS Financial Services, Inc. (“UBS”): This proxy card includes shares received through the plans described above and held on December 12, 2016 by MSSB and UBS, as applicable. This card provides instructions to UBS and MSSB for voting plan shares. If voting instructions are not received on time by MSSB, MSSB will not vote the shares for any proposal. If voting instructions are not received on time by UBS, UBS will not vote the shares on non-routine proposals (Proposals No. 1, 2 and 3). UBS will, however, vote the shares on routine proposals (Proposals No. 4, 5, 6 and 7) in the same proportion as the plan shares with respect to which voting instructions for routine proposals were received by UBS on a timely basis.

This card, when properly executed and delivered, will be voted in the manner directed on the reverse side. You may also instruct your proxy not to vote on a resolution or to withhold authority to vote for any nominee by inserting an “X” in the Abstain Box. If no designation is made, the shares will be voted as the Board of Directors recommends, as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the meeting.

Continued and to be signed on reverse side

V.1.1